Exhibit 96.1

REPORT

SEC S-K 1300 Technical Report Summary

Initial Assessment and Estimation of Placer Gold and Lode Antimony-Gold Resources, Nolan Creek Area, Wiseman Mining District Alaska

Submitted to:

U.S. Antimony Corporation (USAC)

4438 West Lovers Lane, Suite 100, Dallas Texas 75209 USA

Submitted by:

Pacific Rim Geological Consulting, Inc.,

P.O. Box 81906, Fairbanks, Alaska USA 99708

1 907 388 6607

E-Mail: Bundtzen@pacrimgeol.com

October 2nd, 2026

TABLE OF CONTENTS

Date and Signature Page		9
1.0 EXECUTIVE SUMMARY		11
1.1	Property Description and Ownership	11
1.2	Geology and Mineralization	11
1.3	Status of Exploration	12
1.4	Development and Operations	12
1.5	Mineral Resource Estimate	13
1.6	Mineral Reserve Estimate	14
1.7	Mining Methods	14
1.8	Processing and Recovery Methods	14
1.9	Capital and Operating Costs	14
1.10	Economic Analysis	14
1.11	Infrastructure	14
1.12	Permitting Requirements	14
1.10	Qualified Person’s Conclusions and Recommendations	15
2.0 INTRODUCTION		18
2.1	Registrant Information	18
2.2	Terms of Reference and Purpose	18
2.3	Sources of Information	18
2.4	Personal Inspection Summary	19
2.5	Previously Filed Technical Report Summary Reports	20
2.6	Units of Measure	20
3.0 PROPERTY DESCRIPTION		21
3.1	Nolan Creek area claims	21
4.0 ACCESSIBILITY, CLIMATE, LOCAL INFRASTRUCTURE, AND PHYSIOGRAPHY		24
4.1	Topography and Land Description	24
4.2	Access to the Property	24
4.3	Climate Description	24
4.4	Vegetation and Land Use	26

4.5	Availability of Required Infrastructure	27
5.0 HISTORY		29
5.1	Mining History of the Area	29
5.2	Drilling Exploration Summary	29
5.3	Historical Production	31
6.0 GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT		33
6.1	Regional Geology	33
6.2	Local and Property Geology	34
6.3	Alteration and Mineralization	35
6.4	Deposit Types	36
7.0 EXPLORATION		40
7.1	Exploration of Heavy Mineral Placer deposits	40
7.2	Nolan Antimony-Gold Lode Deposits	45
8.0 SAMPLE PREPARATION, ANALYSIS, AND SECURITY		60
8.1	Site Sampling, Preparation Methods and Security	60
8.2	Laboratory Sample Preparation Methods and Analytical Procedures	65
8.3	Quality Control and Quality Assurance Programs	66
8.4	Qualified Person’s Opinion Regarding Sample Preparation, Security and Analytical Procedures	67
9.0 DATA VERIFICATION		68
9.1	Exploration and Mineral Resource Data Verification	68
9.2	Exploration Data Limitations	70
10.0 MINERAL PROCESSING AND METALLURGICAL TESTING		71
10.1	Placer Deposits	71
10.2	Lode Deposits	74
10.3	Trace Element Content of Nolan Mineralization	79
10.4	Recovery Estimates	81
10.5	Qualified Person’s Opinion	81
11.0 MINERAL RESOURCE ESTIMATES		82
11.1	Disclosure	82
11.2	Key Assumptions, Parameters, and Methods	82

11.3	Mineral Resource Estimate	83
11.4	Measured Lode Antimony-Gold Resource at Nolan Creek	93
11.5	Indicated Lode Antimony-Gold Resource Estimate at Nolan Creek	101
11.6	Inferred Lode Antimony-Gold Resource Estimate at Nolan Creek	105
11.7	Mineral Resource Uncertainty Discussion	115
11.8	Assumptions for Multi-Commodity Mineral Resource Estimate	119
11.9	Qualified Person’s Opinion on Factors that Influence Economic Extraction	119
12.0 MINERAL RESERVE ESTIMATES		120
13.0 MINING METHODS		121
14.0 PROCESSING AND RECOVERY Methods		122
15.0 INFRASTRUCTURE		123
15.1	Previous Production Infrastructure on property	123
15.2	Present State of Infrastructure on Property	123
16.0 MARKET STUDIES		124
17.0 ENVIRONMENTAL STUDIES, PERMITTING, AND PLANS, NEGOTIATIONS OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS		125
17.1	Geotechnical-Environmental Studies	125
17.2	Hydrological Studies	127
17.3	Environmental Monitoring	129
17.4	Water Management Plan	129
17.5	Mine Closure	129
17.6	Permitting	130
17.7	Plans, Negotiations, or Agreements with Local Individuals or Groups	132
17.8	Descriptions of any commitments to ensure local hiring	132
17.9	Qualified Person’s Opinion	132
18.0 CAPITAL AND OPERATING COSTS		134
19.0 ECONOMIC ANALYSIS		135
20.0 ADJACENT PROPERTIES		136
21.0 OTHER RELEVANT DATA AND INFORMATION		137
22.0 INTERPRETATION AND CONCLUSIONS		138
22.1	Mineral Resources	138

22.2	Environmental, Permitting and Social	138
22.3	Mineral Processing	139
22.4	Mineral Reserves	139
23.0 RECOMMENDATIONS		140
23.1	Mineral Resources	140
23.2	Environmental, Permitting and Social	143
23.3	Geotechnical	143
23.4	Mineral Processing	143
23.5	Tailings Storage Facility	144
23.6	Mineral Reserves	144
24.0 REFERENCES		145
25.0 RELIANCE ON INFORMATION PROVIDED BY REGISTRANT		152
26.0 APPENDIX I		153
27.0 APPENDIX II		168

Figures

Figure 3.1 Map of the thirty-six (36) federal claims purchased by USAC, January 2026	23
Figure 3.2 Forty-eight (48) Alaska State Claims covering the Nolan Creek area 2026	23
Figure 4.1 Nolan Creek location map, showing access features to claims held by USAC	25
Figure 4.2 Coldfoot Camp, 06 13 2026; USAC vehicle in foreground; photo by QP	26
Figure 4.3 Main Street of Wiseman Village on 06 13 2026. Photo by QP	27
Figure 4.4 Nolan Mine Camp as it appeared during spring, 2008; From QP files	28
Figure 5.1 Prospector #3 Multi-Purpose NQ Core Drill TM, October 22, 2007; QP files	30
Figure 5.2 Low profile truck used in underground placer mining, circa 2006; from QP	32
Figure 5.3 Washing plant washed pay gravels from 2005-2007, Swede Channel project	32
Figure 6.1 Geologic map of the Nolan Creek area; from Dillon and Reifenstuhl (1990)	35
Figure 6.2 Photomicrographs, Workman’s Bench mineralized system	38
Figure 7.1 Location Map Showing Locations of 771 placer drill collars, Nolan Creek	41
Figure 7.2 Plan of Swede Channel Underground Development; 2005-2006	42
Figure 7.3 Plan of Mary’s East Underground Development and Exploration Drilling	43
Figure 7.4 Contour map from drill data and underground workings in Nolan Creek Valley	44

Figure 7.5 A—gold concentrate rich in stibnite; B—placer nuggets of gold plus stibnite	44
Figure 7.6 Map of Nolan Creek Basin with 870 Khz geophysical (resistivity) anomaly	45
Figure 7.7 Soil sample locations on Workman Bench-Pringle Bench area	46
Figure 7.8 1994 inaugural percussion (RC) drill hole results for Workman’s Bench	47
Figure 7.9 Selected Stibnite-bearing intervals in 2008 and 2009 diamond drill hole	48
Figure 7.10 Schematic of Workman’s Bench, showing locations of drill holes	54
Figure 7.11 Schematic, cross section A-A’, southern portion of Workman’s Bench	55
Figure 7.12 Schematic, cross section B-B’ in the central portion, Workman’s Bench	56
Figure 7.13 Schematic, cross section C-C’ in northern portion Workman’s Bench	57
Figure 7.14 Schematic plane view of Pringle Bench, showing locations of drill holes	58
Figure 7.15 Schematic, cross sectional profile D-D’ on Pringle Bench	59
Figure 8.1 Geologists collect channel sample underground, Workmen’s Bench	62
Figure 8.2 Location, underground channel samples, Workman’s Bench	63
Figure10.1 Side view of 2007 Nolan washing plant	72
Figure10.1 Plan view of 2006 Nolan wash plant	73
Figure 10.3 Tabled Concentrate from Workman’s Bench analyzed Hazen Research Labs	75
Figure 10.4 Hazen mineralogical separation process flowchart for Workman’s Bench	76
Figure 10.5 Gold (bright color) in stibnite (gray), Workman’s Bench Bulk sample	77
Figure 10.6 Stibnite-gold concentrates from table products from Nolan Bulk Sample	78
Figure 10.7 Drill plan showing the locations of mercury analyses, 2008 core drilling	80
Figure11.1 Location of placer-style gold mineral resource estimates, Nolan Creek	85
Figure11.2 Polygon layout for D-Block #1 and 3B3-Block indicated resources placer gold	87
Figure 11.3 Histogram plots of antimony (on left) and gold (on right) distribution	90
Figure 11.4 As-Au and Sb-Au correlations for assay results Workman’s Bench	90
Figure 11.5 Surface view of Workman’s bench mineralized zones with drill collars	94
Figure 11.6 Measured resource polygons for ‘A’ Zone, Workman’s Bench, Nolan Creek	95
Figure 11.7 Measured resource polygons for ‘B’ Zone, Workman’s Bench	97
Figure 11.8 Measured resource polygons for ‘West’ Zone, Workman’s Bench	99
Figure 11.9 Indicated Resource polygons for ‘A’ Zone, Workman’s Bench, 2009 drilling	102
Figure 11.10 Indicated resource polygons for B Zone, Workman’s Bench, 2009 drilling	103
Figure 11.11 Inferred Resource polygons for ‘A’ Zone, Workman’s Bench	105
Figure 11.12 Inferred Resource polygons for ‘B’ Zone, Workman’s Bench	106
Figure 11.13 Inferred Resource polygons for ‘C’ Zone, Workman’s Bench	107
Figure 11.14 Surface view of Pringle Bench mineralized zones trenches and drill locales	110
Figure 11.15 Inferred Resource polygons for ‘A’ Zone, Pringle Bench; 2009 drilling	111
Figure 11.16 Inferred Resource polygons for West Zone, Pringle Bench; 2009 drilling	112
Figure 11.17 Plan view image of Workman’s bench ‘A’ Zone vein-fault. Scale 100 feet	116
Figure 11.18 Side profile of Workman’s Bench ‘A’ Zone looking northwest; with Sb grade	117

Figure 15.1 A—Fuel tank storage facility in 2009; B—Same Fuel tank storage in 2026	123
Figure 17.1 Land reclamation conducted on previously mined Odgen-Eureka Bench	125
Figure 17.2 A—Underground drift looking E/Se in 2008 Note near-horizontal, phyllitic schist bands in base and roof; B—portal on April 12th, 2008. Photos from QP files	127
Figure 17.3 Core logging summary from 2007 core drilling, showing acidity	128
Figure 17.4 A--Inside machine shop as it appeared in 2006; note dirt floor in shop; B—inside machine shop as it appeared in 06 13 2026—both from QP files	130
Figure 23.1 Priority 1 work program for Workman’s Bench	140
Figure 23.2 Priority II program for Pringle Bench	141
Figure 23.3 Removal of overburden on Pringle Bench with hydraulic technology	141
Figure 23.4 Pringle Bench mineralized surface exposed by removal of overburden	142
Figure 23.5 USAC manger Rodney Blakestad inspects drill core storage facility	142

Tables

Table 2.1 Units of measure used in this Technical Report	20
Table 3.1 Legal Description the Federal Mining Claims acquired by USAC, January, 2026	22
Table 5.1 Summary of lode drilling programs, Nolan Creek	30
Table 5.2 Placer gold production from Silverado properties, 1979 to 2007, Nolan Creek	31
Table 7.1 Summary of lode exploration activities, Nolan Creek, 1981-to-2009	47
Table 7.2 Collar location and data, Pringle Bench, 2006-2009 Exploration	49
Table 7.3 Collar location and data, Workman’s Bench; 2007-2009 Exploration	51
Table 8.1 Drill hole intersection summary for 3B3-Block	61
Table 8.2 Table of selected sample composites, Workman’s Bench drill program	64
Table 9.1 Duplicate analytical comparisons between QP and contractor samples	68
Table 9.2 List of Duplicate Samples, Workman’s Bench Drilling Program 2008	69
Table 10.1 Composition of the Heavy-Liquid Sink Product	76
Table 10.2 Stibnite quality comparative characteristics from Amalgamet-Canada	81
Table 11.1 Reconciliation of estimated gold content for two selected placer deposits	85
Tables 11.2 D Block #1 Below Discovery and 3B3 Block indicated resource estimates	86
Table 11.3 Placer deposit indicated mineral resources, USAC Nolan Creek claims	88
Table 11.4 Characteristics of indicated resources-measured resources versus inferred resources, Nolan Creek antimony-gold deposits, Alaska	88
Table 11.5 Analysis of high grade, gold intervals, Workman’s/Pringle Bench	91
Table 11.6 Specific gravity (SG) measurements (ASTM C 127) for Workman’s Bench	93
Table 11.7 Measured lode mineral resource, Workman’s Bench, Nolan Creek	96
Table 11.8 Polygonal measured resource block summary, ‘A’ Zone, Workman’s Bench	98
Table 11.9 Polygonal probable resource for ‘West’ Zone, Workman’s Bench	98

Table 11.10 Data for probable resource in ‘A’, ‘B’ and ‘West’ Zones, Workman’s Bench	100
Table 11.11 Indicated resource summary 2009 drill program, A-Zone, Workman’s Bench	101
Table 11.12 Indicated resource summary 2009 Drill Program, B-Zone, Workman’s Bench	101
Table 11.13 Measured and Indicated lode resources, Workman’s Bench	104
Table 11.14 Total inferred lode mineral resources, Workman’s Bench and Pringle Bench	104
Table 11.15 Polygonal Block Inferred Resource Estimate for ‘C Zone’, Workman’s Bench	108
Table 11.16 Polygonal Inferred Resource Estimate ‘A Zone’, Workman’s Bench	108
Table 11.17 Polygonal Inferred Resource Estimate ‘West Zone’, Workman’s Bench	108
Table 11.18 Polygonal Block inferred resource estimate for ‘B-Zone’, Workman’s Bench	108
Table 11.19 Summary of Inferred Antimony and Gold Resources From Workman’s Bench	109
Table 11.20 Polygonal inferred resource ‘A’ Zone, Pringle Bench Bundtzen (2009)	113
Table 11.21 Polygonal inferred resource Pringle bench, A-Zone, Bundtzen (2011)	113
Table 11.22 Polygonal inferred resource calculation for ‘West’ Zone, Pringle Bench	113
Table 11.23 Polygonal inferred resource from 2009 Drill Program, West-Zone, Pringle Bench	114
Table 11.24 Total Inferred Lode Mineral Resource calculation, Pringle Bench	114
Table 11.25 Proven Indicated Resources calculated by VulcanTM	117
Table 11.26 Comparative Results of Polygonal Method versus VulcanTM block model	118
Table 17.1 Results of Field Rinses of samples, Nolan Lode Project	131
Table 17.2 Underground sampling program for ML/ARD Program, Nolan Camp, 2008	132

Appendices

APPENDIX I: Summary of Relevant Sample Data Used in Calculation of all Categories of Sb and Au Resources from Workman’s Bench That are Described in this Technical Report; Including Relevant Trace Element Data	154
APPENDIX II Summary of Relevant Sample Data Used in Calculation of Inferred Sb and Au Resources from Pringle Bench that are described in this Technical Report	169

DATE AND SIGNATURE PAGE

The effective date of the Mineral Resources Estimates is October 6th, 2026

Author and Qualified Person	Sections	Signature
Thomas K. Bundtzen	All Sections

The qualifications and relevant experiences of the QP is summarized below:

Thomas K. Bundtzen (the QP):

◾	Education:

B.S. Geology, 1973 College of Earth Science and Mineral Industries (CESMI), University of Alaska-Fairbanks.

M.S. Economic Geology, 1981, Department of Geology and Geophysics, University of Alaska-Fairbanks.

◾	Years of Experience

Twenty-five (25) years as senior economic geologist with the Alaska Division of Geological and Geophysical Surveys (1972-1997).

Twenty-eight (28) years as President and Principal Economic Geologist with Alaska-based firm Pacific Rim Geological Consulting, Inc. based in Fairbanks, Alaska USA (1998-2026.

◾	Relevant Experience

During 1979-1981, the QP completed his M.S. Thesis in the Kantishna Mining district of Interior Alaska and studied four stibnite-gold deposits, including the Stampede mine, Alaska’s largest historic producer of antimony. Since 1980, the QP has studied and sampled semi-massive stibnite vein deposits in the Fairbanks, Tok, Iditarod, Cape Nome, Ruby and Innoko mining districts of Interior and Western Alaska.

While participating in an International Minerals Exchange between the U.S. Geological

Survey, Soviet (later Russian) Ministry of Natural Resource, the Alaska Division of Geological and Geological Survey, and the Geological Survey of Canada (1989-1997), the QP examined stibnite deposits and mines throughout the Russian Far East.

From 2004-2011, the QP conducted field investigations in the Fairbanks and Wiseman districts and has written Technical Reports for the firm Silverado Gold Mines Ltd., the former owner of the claims in Nolan Creek valley now held by USAC. These include the Workman’s Bench and Pringle Bench antimony-gold lode deposits, which are the principal subjects being reviewed in this Technical Report. A Technical Report summarizing placer resources and initial lode resource estimates was prepared by the QP in 2008. Subsequently Canadian National Instrument NI 43-101 Technical Reports on the Nolan Creek and antimony-gold deposits were released in June, 2009, and subsequently amended in July, 2011.

1.0	EXECUTIVE SUMMARY

1.1   Property Description and Ownership

This Technical Report summarizes the geologic framework, and mineral resources as an initial assessment placer gold resources and the Workman’s Bench and Pringle Bench antimony-gold lode deposits owned by Great Land Minerals LLC (GLM) a wholly owned subsidiary of the United States Antimony Corporation (USAC) in the Nolan Creek area (Nolan Creek) of the historic Koyukuk Mining District. According to government reports, historic mineral production in the area is about 350,000 oz of placer-style gold and a small amount of stibnite (ore of antimony) since 1894. Nolan Creek is about 175 mi (280 km) north-northwest of Fairbanks, Alaska. This analysis focuses on the lode antimony-gold deposits owned by GLM/USAC.

Nolan Creek is part of the Koyukuk Mining District, which covers about 12,500 sq mi (32,000 km2) of northern Alaska. The district is bounded on the east by the South Fork of Koyukuk River, the Alatna River on the west, the continental divide of the Brooks Range on the north, and the Kanuti River Basin on the south. Nolan Creek is at the center of the Koyukuk Mining District. Elevations in the area range from 4,635 ft (1420 m) on Vermont Dome to about 1,220 ft (370 m) on the floodplain of the Middle Fork of the Koyukuk River.

GLM acquired thirteen (13) lode and twenty-three (23) placer federal mining claims in Nolan Creek valley through a Trustee’s sale in a public auction on January 30th, 2026. The properties had been previously owned by Silverado Gold Mines Ltd. (Silverado) a Canadian public company based in Vancouver, British Columbia, which conducted exploration and mining placer gold deposits and exploration of lode targets from both surface and underground operations from 1979-to-2009. Silverado operated in Alaska vis it’s wholly owned U.S. subsidiary Silverado Gold Mines Inc. and a private company, Tri-Con Mining Ltd.

During the fall of 2026, GLM staked an additional forty-eight (48), 160-acre, State-of-Alaska mining claims that overlap the original Federal Mining Claims purchased at auction in January. These new state claims were staked to cover open ground in the Nolan Creek area of interest as a result of the Pipeline Corridor land transfer from Federal (U.S. Government) domain to State of Alaska domain. Acquisition by GLM of the Alaska state claims depicted in Figure 3.2 will ensure that the original historic federal claims purchased by GLM from the 2026 auction are not compromised by third parties as a result of the new federal-to state transfers being acted upon in the Pipeline Corridor. All of the mining claims occur in the Wiseman B-1 USGS quadrangle of northern Alaska.

1.2   Geology and Mineralization

The bedrock geology of Nolan Creek is dominated by units of the Brooks Range schist belt, a poly-deformed package of schist, greenstone, and orthogneiss. The schist belt is part of the Coldfoot sub-terrane of the Arctic Alaska terrane, which underlies more than 75% of the south flank of the Brooks Range.

The Workman’s Bench and Pringle Bench properties contain quartz-stibnite-gold veins that cut a high-angle, structurally controlled zone that is 150 ft to 300 ft wide (45-to-91 m) and at least 1,600 ft (488 m) in length. These quartz-only and stibnite-quartz (gold) veins strike northeast and cross-cut low angle cleavage at steep to vertical angles. Besides locally massive stibnite, the quartz-carbonate vein stock works also contain arsenopyrite.

The gold-stibnite-quartz veins of Nolan Creek Valley strongly resemble the gold-antimony deposit type (U.S. Geological Survey Deposit Model 36C). These deposits are characterized by the presence of stibnite, berthierite, high fineness gold, and aurostibnite hosted in metamorphosed, quartz-carbonate-bearing, compressive shear zones within low grade, greenschist facies metamorphic rocks. The deposit types are characterized by deformed, ductile fabrics and tectonically re-crystallized, fine grained, granoblastic stibnite lobes and lenses.

The gold-antimony deposit type 36C is considered to be a sub-type of the mesothermal, auriferous lodes found in mineral provinces worldwide. Mineral deposit type 36C is not very well documented in North America but well studied in Asia, Europe, and Africa. Worldwide examples include deposits in the Transvaal of South Africa, the Reefton District in New Zealand, and deposits in Eastern Europe and in Russia. Olympiada in Siberia is an example of a large, productive gold- stibnite deposit of this type. The Olympiada deposit is currently one of the worlds’ largest producers of antimony—which is produced as a byproduct of the mainly gold-mining operation there. Placer gold deposits eroding from the Sb-Au vein deposits have formed in valleys and on benches of Nolan Creek valley and the Hammond River areas.

1.3   Status of Exploration

Most of the exploration on the property occurred during 1979-2009, when the previous owner explored both placer and lode (hardrock) prospects in the Nolan Creek claim area. From 1979-to-2006, Silverado drilled 910 reverse circulation (RC) holes totaling 58,756 feet (17,913 m) in search of placer gold resources. About 90 percent of these drill holes were conducted on claims now owned by GML/USAC.

From 1981-to-2009, the previous owner drilled seventy-two (72) relatively shallow (454 feet TD maximum) diamond drill core holes totaling 21,144 feet (6,446 m) to explore the Workman’s Bench and Pringle Bench antimony-gold deposits. In addition, the previous owner conducted 70.28 line miles of VLF/EM) geophysical surveys and 4,672 feet of trenching on the Workman’s Bench and Pringle Bench antimony-gold deposits.

About 1,283 soil and stream sediment samples have also been collected by the previous owner on the GLM property. To the QP’s knowledge, there has been no further exploration of mineral resources on the property since 2011.

1.4   Development and Mine Operations

From 1979-to-2007, the previous owner produced 23,150 oz placer gold from 271,771 yds3 of pay gravel from a variety of surface and underground placer mining operations. No further development occurred after 2011.

1.5   Mineral Resource Estimate

Mr. Thomas K. Bundtzen, President of Pacific Rim Geological Consulting Inc. (Pacific Rim), an independent Qualified Person (QP) for the writing of this Technical Report, has estimated Indicated placer gold resources in Nolan Creek valley, and Measured, Indicated and Inferred lode antimony and lode gold mineral resources on Workman’s Bench and Pringle Bench. No Mineral Reserves are included in this report. The QP reports only Measured, Indicated, and Inferred Mineral Resources in this Initial Assessment of the subject property.

Indicated Placer gold mineral resources, Nolan Creek

Resource category	Cut-off grade (oz/cu yd Au)	Quantity (cu yd)	Grade (oz/cu yd Au)	Metal (oz Au)
Indicated	0.06	66,800	0.095	6,250

The effective date of these resources is July 29th, 2008; amended September 15th, 2026
Rounding may result in some discrepancies.
No processing recovery factors have been applied to these resources
The industry standard unit of quantity for Alaskan placer deposit is cubic yards. The weight of a cubic yard averages about 2.4 short tons.

Measured and Indicated lode antimony-gold resources, Workman’s Bench

Resource Category	Cut-off grade (% Sb)	Quantity (ton)	Grade (% Sb)	Metal (ton Sb)	Grade (oz/ton Au)	Metal (oz Au)
Measured and Indicated	4.0	53,616	26.27	14,089	0.372	19,968

The effective date of these indicated resources is July 12th, 2011; amended on September 16th, 2026
Cut-off grade is 4.0% Sb ‘equivalent’, which refers to the combined values of gold plus antimony expressed in terms of percent antimony.

Total Inferred lode mineral resources, Workman’s Bench and Pringle Bench

Resource	Deposit	Cut-off grade	Quantity	Grade	Metal	Grade	Metal
Category		(% Sb)	(short tons)	(% Sb)	(ton Sb)	(oz/ton Au)	(oz Au)
Inferred	Pringle	4.0	12,817	19.61	2,513.8	0.499	6,390.4
Inferred	Workman’s Bench	4.0	19,642	11.17	2,127.0	0.273	5,362.1
Total Inferred	Workman’s Pringle Benches	4.0	32,459	14.29	4,640.8.5	0.362	11,752.5

The effective date of these resources is March 7th, 2011; amended September 18th, 2026. Cut-off grade is 4.0% Sb ‘equivalent’, which refers to the combined values of gold plus antimony expressed in terms of percent antimony.

1.6   Mineral Reserve Estimate

No mineral reserve estimates have been made by the QP on mineral properties described in this Technical Report.

1.7   Mining Methods

No mining methods have been recommended by the QP for mineral properties described in this report.

1.8   Processing and Recovery Methods

No specific Processing and Recovery Methods are recommended by the QP for the mineral properties described in this report; pending further acquisition of information by GLM.

1.9   Capital and Operating Costs

No Capital of Operating Costs have been made on the mineral properties in this Technical Report.

1.10 Economic Analysis

No economic analysis has been made on the Nolan Creek properties for the purposes of this Technical Report.

1.11 Infrastructure

The previous owner of the mineral property maintained a self-sufficient camp that included camp infrastructure capable of housing thirty (30) mine employees, machine shops, and a diesel power plant (see Figure 4.4 of this Technical Report). A 2007 upgrade project included:

●	The purchase and installation of a ten room housing unit;
●	The construction of an engineering office;
●	The upgrading of laboratory facilities;
●	The installation of a new sewage treatment facility;
●	The construction of a new kitchen and cafeteria; and
●	The installation of new communications equipment.
●	Installation of 2,500 gallon plastic holding tanks for water needs.

However, all of these facilities are in a state of disrepair and cannot be used.

The QP does not recommend any construction of new infrastructure, pending a complete review by GLM of what current camp infrastructure is salvageable and what, if anything, must be removed from the site.

1.12 Permitting Requirements

Presently a mixed property ownership exists between the State of Alaska and the U.S. Interior Department Bureau of Land Management. This manifests itself in both state and federal mining claims. The state of Alaska has General Selection Lands (GS 5167) Ta’d surrounding the active GLM federal Mining claims and an ANILCA Top Filing covering the active federal mining claims owned by USAC. GLM has also located State of Alaska mining claims over the active federal mining claims to protect its claim ownership position. This process has been used numerous times to facilitate ownership transfer from BLM to the State of Alaska for high value mineral lands. Currently, permit requirements include the following:

Alaska Department of Natural Resources

Alaska Placer Mining Application (APMA AAC Title 27, AS 38.05)

Approved Plan of Operations (AAC Title 27, AS 38.05)

Approved Reclamation Plan (AAC Title 27, 38.05)

Approved Mine Closure Plan (AAC Title 27, 38.05)

Temporary Water Use Permit (TWUP 11 AAC 93.035, 93.220)

Alaska Department of Environmental Conservation

APDES (Authorized under the federal Clean Water Act, 33 U.S.C. 1251-1387 and implemented in Alaska by 18 AAC Chapter 83)

Storm Water Plan, SWPPP; (AS 46.03.100; 18 AAC 83.615)

Industrial Waste Water Permit (APDES Program)

Solid Wate Permit (ACC Title 17, AS Title 16)

Air Quality Permit (AS 46.14, 18 AAC 50)

Alaska Department of Fish & Game

Title 16 Habitat Permit (AS Title 16)

U.S. Army Corps of Engineers

404 Wetlands Permit (Clean Water Act)

U.S. Bureau of Land Management

Plan of Operations Approval

Environmental Assessment (EA, National Environmental Policy Act of 1969, 43 CFR Part 46)

Reclamation Plan (30 U.S. Code 1258 Supplemented by 43CFR Part 3600, Subpart 3601 and related BLM manuals)

GLM will have to pay taxes to the Alaska Department of Revenue; complete required maintenance of the Nolan Road from the Alaska Department of Transportation and Public Facilities; and conform with guidelines set forth by the Alaska State Historical Preservation Office, if artifacts are encountered.

1.13 Qualified Person’s Conclusions and Recommendations

The QP does not make any specific recommendations to GLM for advancing their indicated placer gold resources in Nolan Creek Valley. If those resources become a priority for development, GLM should attempt to determine whether the paystreaks occur in dry versus wet environments.

GLM should complete additional infill diamond core drilling on Workman’s Bench. Workman’s Bench should be the top priority because it contains the best chance thus far known for documenting consistent widths and grades of stibnite-quartz-gold mineralization. The exploration focus on ‘A’ Zone previously described but also include subsidiary vein systems. Drill-testing the zone of inferred mineralization should be given a high priority. A drill priority should also be to drill-test Pringle Bench.

The diamond drill core should be of a larger size than the modified NQ core previously used--not necessarily due to high recovery as the older NQ core was satisfactory in producing high recovery rates. Instead, use of larger diameter ‘P’ core and a drill rig capable of drilling to 1,000 foot depths (or more) could greatly assist in determining the overall vertical extent of the mineralizing system. In order to accomplish the drill-testing, Pringle Bench should be scrapped off much like it was prior to 2011.

GLM should build on environmental baseline work initiated by the previous owner. On behalf of the previous owner, SRK Consulting initiated base line studies on the property in 2008, but none have been completed since. GLM should advance baseline studies through investigations of geochemical characterization, meteorological precipitation, hydrological steam run-off (including storm water) prediction and mixing zone potential. An early significant conclusion from past environmental work is that un-weathered materials have a neutral pH; hence an Acid Rock Drainage (ARD) mitigation plan should be aimed at minimizing oxidation of waste rock and ore materials during disposal and in-capsulation of material. GLM should advance baseline studies through investigations of geochemical characterization, meteorological precipitation, hydrological steam run-off (including storm water) prediction and mixing zone potential. Large samples taken underground should be run using acid-base accounting procedures. In similar fashion, selected core of both mineralized vein and wall rock material from representative drill holes along strike and at depth should be split for the expressed purpose of acid-base accounting analyses. Large samples taken underground should be run using acid-base accounting procedures.

To the QP’s knowledge, the previous owner was not engaged in any partnerships or agreements with outside parties. The leading landowner in the area is Doyon Limited (Doyon), a regional native corporation based in Fairbanks. Doyon owns lands immediately west of the Nolan Creek area, which juxtaposes the Gates of the Arctic National Park and Preserve. Doyon is currently in partnership with Wiseman Metals, a subsidiary of MDF-Global, on a district-scale evaluation of copper-precious metal ‘skarn’ and ‘porphyry’ style copper mineralization north-northeast of Coldfoot.

The 415 pound bulk sample collected in 2008 by the QP and processed by Hazen Research in Colorado yielded promising results concerning the beneficiation of the antimony-gold mineralization for the Nolan lode project (see Chapter 10 of this Technical Report). That bulk sample was collected underground from the main ‘A zone’ on Workman’s Bench. The QP suggests that four (4) additional bulk samples of vein-fault mineralization be collected: 1) another bulk sample from ‘A’ zone on Workman’s bench using both underground and surface exposures and selected core where available; 2) a bulk sample from the ‘B’, West, and ‘C’ mineral zones on Workman’s Bench; 3) a bulk sample from the ‘A’ zone on Pringle Bench; and 4) a bulk sample from other mineralized zones on Pringle Bench. Collecting more metallurgical data will allow GLM to continue to refine their mill-plans and provide increased confidence to a potential market for their stibnite-gold concentrate products. GML/USAC may then elect to construct a pilot plant on-site and process larger amounts of mineralized materials.

The QP does not recommend work on a tailings facility until information acquired from mineral processing, geotechnical, environmental or infill drilling programs are completed and when a Proven Reserve has been established.

Mineral reserves cannot be established until a fundamentally upgraded, technical analysis is completed from previous studies. A positive reserve analysis was provided in Chapter 18 of previous Technical Report issued by the QP in his Technical Report for the previous owner of the Nolan Creek claims.

However, economic assumptions for the 2011 reserve study on properties currently held by GLM have significantly changed. Commodity prices have improved dramatically, but inflationary costs for fuel, groceries, equipment, labor and many other factors have driven costs significantly upward for operating a mineral development in Nolan Creek valley. In addition, the 2011 mine model envisioned use of the Nolan Camp facility as a base for developing underground mining operations. That camp facility is currently in a state of fundamental disrepair and cannot be used in a reserve analysis of the lode-antimony-gold deposits on the subject property.

2.0	INTRODUCTION

2.1   Registrant Information

United States Antimony Corporation; referred to in this Technical Report as ‘USAC’ (NYSE American; UASE; NYSE Texas; UAMY) is a critical minerals company focused on the production of antimony and zeolites. USAC owns and operates two antimony smelters in North America located in Thompson Falls, Montana and in Madero, Mexico respectively. Besides antimony, USAC operates the Bear River zeolite mine in Idaho, producing a mineral product for water filtration, agriculture and environmental remediation. Great Land Minerals LLC (GLM), which purchased the claims in the Nolan Creek area in 2026, is a wholly owned subsidiary of USAC.

2.2   Terms of Reference and Purpose

This Technical Report was requested by U.S. Antimony Corporation (USAC).

According to government reports, historic placer gold production in the Koyukuk mining district is estimated at about 350,000 oz of placer-style gold and a small amount of stibnite (ore of antimony) since 1894. Nearly half of the total gold production was sourced in the Nolan Creek basin, which is partially claimed by USAC. Nolan Creek is about 175 mi (280 km) north-northwest of Fairbanks, Alaska. Rather than placer gold, this analysis focuses on the lode antimony-gold deposits on properties in Nolan Creek basin held by USAC. The independent Qualified Person, Mr. Thomas K. Bundtzen, President of Pacific Rim Geological Consulting Inc. (Pacific Rim), is responsible for this Technical Report. Henceforth Mr. Bundtzen is referred to as the QP.

The primary purpose of this Technical Report is to disclose lode antimony-gold mineral resources for USAC’s holdings in the Nolan Creek Area (Nolan Creek) of the historic Koyukuk Mining District of Northern Alaska.

2.3   Sources of Information

The sources of information are numerous and include U.S. Government, State of Alaska, and unpublished private company reports, which are detailed in the References section of this report. Geological mapping and framework studies summaries of the Nolan Creek area have been published by Maddren (1910, 1913), Brosge and Reiser (1970), Dillon (1989), Dillon and others (1986), Dillon and Reifenstuhl (1990), Moore and others (1994), Mull (1989), and Eden (1999, 2000).

Reed (1938) provided a comprehensive summary of all gold exploration and production activities in the Koyukuk District including detailed descriptions of activities in Nolan Creek area, including USAC’s holdings. Kurtak et al (2002) provides an exhaustive summary of all historic mining activities in the Koyukuk district, with an emphasis on activities in the Wiseman quadrangle where the USAC properties reside.

2.4   Personal Inspection Summary

During his career with the Alaska Department of Natural Resources, Division of Geological and Geophysical Surveys, the QP completed geological mapping and mineral resource investigations on some mineral properties described in this Technical Report. The author visited Nolan Creek in 1994, when the previous owner was producing placer gold from Mary’s underground and Ogden-Eureka open cut placer deposits, and witnessed placer gold processing activities. The purpose of the 1994 trip was to observe the previous owner’s gold production activities, which were subsequently described in the State of Alaska Minerals Report series (Swainbank et al, 1995).

In 1999, the QP sampled and mapped stibnite-gold lodes on Smith Dome and Pringle Bench, which constitutes a part of GLM/USAC’s lode claim group in the area. The QP’s 1999 work in the Koyukuk Mining District was completed on behalf of North Star Exploration Inc., a junior mining company based in Denver, Colorado. From November 14 to 15, 2004, the QP visited the previous owner’s operation at Nolan Creek, where he examined current infrastructure, and discussed with geologists Brian Flanigan and Edward Armstrong the technical databases stored on the property.

During April 22 to 24, 2008, the QP examined stibnite mineralization in the Workman’s Bench underground workings, collected channel samples to cross-check those collected by Silverado geologists, mapped the geological features, and acquired a large bulk sample for laboratory bench testing. During June 13 to 14, 2008, the QP examined all mineralized intercepts from the 2007 core drilling program on Workman’s Bench and examined and sampled surface exposures of stibnite mineralization also on Workman’s Bench.

On 2008, the QP visited Nolan Camp and examined all significantly mineralized core intervals acquired from the 2008 exploration of the Workman’s bench property (Bundtzen, 2008a, 2008b, 2008c. A total of 124 mineralized intervals as cut in drill core were inspected by the QP.

During portions of July 23-25, 2009, the QP reviewed the previous owner’s 2009 drill program at Nolan Creek with Karl Sharp, the company geologist. During parts of the time interval August 13-29, the QP inspected the following technical items acquired by him from Karl Sharp: 1) certified analytical results of drill core intervals; 2) photos for surface and subsurface exploration activities; 3) EXCEL spread sheets of the data acquired during the drill program; 4) core logs from all holes that had been completed; 5) Sharp’s preliminary interpretations of the structural corridors drilled during the season; and 6) surveys of drill collar locations in UTM coordinates and elevations based on the NAD27AK datum. At the QP’s request, selected sections of core were brought to his Fairbanks office later in September for further inspection. Because the most important, mineralized structure—the A zone—exhibits a peculiar fine-grained granoblastic texture, comparisons between underground samples collected by the QP in 2008 and the samples brought to Fairbanks by Sharp were made by the QP in his office. During December 11-17, the QP reviewed with Karl Sharp all of the data acquired during the 2009 drill program including his (Sharp’s) structural interpretation of the mineralization encountered and his thoughts on previous exploration work completed in 2007 and 2008. During this last effort, the QP inspected a total of 23 new mineralized intercepts.

2.5   Previously Filed Technical Reports

In December, 2004, the QP produced an Independent Technical Review of the Nolan Creek area for the previous owner (Bundtzen, 2004). That document reviewed all aspects of mineral activities, including exploration, development, and mining activities, environmental remediation steps needed for compliance, and permitting issues at all of their properties held in the Fairbanks and Koyukuk districts by Silverado. Comprehensive in nature, the report format was designed to be compliant with Technical Report formatting.

In July, 2008, 2009, and in 2011, the QP completed the Canadian National Instrument (NI) 43-101-compliant documents: 1) Estimation of Lode and Placer Mineral Resources, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk Mining District, Northern Alaska, July 29, 2008; and 2) Update on lode mineral resources and reserve estimates, antimony-gold lode deposits, Nolan Creek, Wiseman B-1 quadrangle, Koyukuk Mining district, Alaska, June, 2009; amended 2011. These documents were publicly released to the Canadian server SEDAR.

2.6   Units of Measure

Because of extensive prior use in virtually all categories of measuring, the QP has used the English system of measurements in this Technical Report. A metric conversion table is presented below.

Table 2.1  Units of measure used in this Technical Report

Type	Unit abbreviation	Description (with metric conversion)
Area	acre	acre (4,046.86 m2)
Area	ha	hectare (10,000 m2)
Area	km2	square kilometer (100 ha)
Area	sq mi	square mile (259.00 ha)
Concentration	g/t	grams per tonne (1 part per million)
Concentration	oz/cu yd	troy ounces per cubic yard
Concentration	oz/ton	troy ounces per short ton (34.28552 g/t)
Length	ft	foot (0.3048 m)
Length	m	meter (SI base unit)
Length	mi	mile (1,609.344 m)
Length	yd	yard (0.9144 m)
Mass	g	grams (SI base unit)
Mass	kg	kilogram (1,000 g)
Mass	oz	troy ounce (31.10348 g)
Mass	t	tonne (1,000 kg)
Mass	ton	short ton or US ton (0.90719 t)
Time	Ma	million years
Volume	cu yd	cubic yard (0.7646 m3)
Volume	gallon	U.S. liquid gallon (3.785411784 L)
Volume	L	litre (SI base unit)
Temperature	°C	degrees Celsius
Temperature	°F	degrees Fahrenheit (°F = °C × 9⁄5 + 32)

3.0	PROPERTY DESCRIPTION

3.1   Nolan Creek Area Claims

GLM/USAC acquired thirteen (13) lode and twenty-three (23) placer federal mining claims in Nolan Creek valley through a Trustee’s sale in a public auction on January 30th, 2026 (Figure 3.1). The properties had been previously owned by a private company (Silverado) which conducted exploration and mining placer gold deposits and exploration of lode targets from both surface and underground operations from 1979-to-2009.

On December 22nd, 2015, the previous private company executed a Deed of Trust conveying a certain property in the Nolan Creek Valley of the Southern Brooks Range, Alaska to Yukon Title Company (Fairbanks) as Trustee with Alminco LLC as Beneficiary, which deed was recorded on February 3rd, 2016.

Because the Trustee failed to perform the Deed of Trust as promised, the Deed of Trust was assigned to Nolan Metals LLC through recordation of an assigned Deed of Trust on September 15th, 2025. A notice of Sale of the property was posted on October 23rd, 2025. A public auction was held on January 30th, 2026 in the Rabinowitz Memorial Courthouse in Fairbanks, Alaska. The property was sold to Great Land Minerals LLC (GLM) for the sum of One Million Three Hundred Thousand Dollars ($1,300,000 USD). GML is a wholly owned subsidiary of USAC.

During the fall of 2026, USAC staked an additional forty-eight (48), 160-acre, State-of-Alaska mining claims that overlap the original Federal Mining Claims purchased at auction in January, 2026 (Figure 3.2). These new state claims were staked to cover open ground in the Nolan Creek area of interest as a result of the Pipeline Corridor land transfer from Federal (U.S. Government) domain to State of Alaska domain. Acquisition by USAC of the Alaska state claims depicted in Figure 3.2 will insure that the original historic federal claims purchased by USAC from the 2026 auction are not compromised by third parties as a result of the new federal-to state transfers being acted upon in the Pipeline Corridor.

Table 3.1  Legal Description the Federal Mining Claims acquired by GLM in January, 2026

Count	Claim Name	BLM No.	TWP	RNG	Section	Qtr. Section	Type
1	Mary’s Bench	FF-42437	31N	12W	27	SW	placer
2	Hillside Bench	FF-42438	31N	12W	27, 28	SW, SE	placer
3	Highland	FF-42439	31 N	12W	27	SW	placer
4	No. 3 below Discovery	FF-42440	31 N	12W	28	NESE	placer
5	Ogden	FF-42442	31N	12W	27, 28, 33, 34	SW, SE, NW, NE	placer
6	No. 5 Below Discovery	FF-58595	31N	12W	33,28	NE, SE	placer
7	Discovery, Nolan Creek	FF-62022	31N	12W	27	NW	placer
8	No. 4 below Discovery	FF-62026	31N	12W	28	SE	placer
9	Archibald Association	FF-62028	31N	12W	27	SW	placer
10	Archibald #3	FF-62029	31N	12W	27	SE	placer
11	Nolan 23	FF-73165	31N	12W	27	SW	lode
12	Bench 26	FF-90820	31N	12W	27, 33, 34	SW, NE, NW	placer
13	Bench 27	FF-90821	31N	12W	27	SW	placer
14	Bench 34	FF-90828	31N	12W	27,34	SW, NW	placer
15	Nolan 100	FF-90888	31N	12W	34	NW	Lode
16	Nolan 111	FF-90899	31N	12W	33, 34	SE,NE,NW	lode
17	Nolan 151	FF-90939	31N	12W	33	NE,SE	Lode
18	Nolan 152	FF-90940	31N	12W	33	NE, SE	Lode
19	Dol 1 Fraction	FF-91165	31N	12W	33	NE	Placer
20	Nolan 176	FF-91194	31N	12W	27, 33, 34	SE, NE, NW	lode
21	Nolan 179	FF-91197	31N	12W	33, 34	NE, NW	lode
22	Acme 1	FF-92686	31N	12W	28	SE, NE	placer
23	Acme 3	FF-92688	31N	12W	28	SE, NE	placer
24	SSH 3	FF-94008	31N	12W	27	SW 1/4	lode
25	SSH 6	FF-94011	31N	12W	27	SW 1/4	lode
26	SSH 7	FF-94012	31N	12W	33	NE 1/4	lode
27	SSH 9	FF-94014	31N	12W	33	NE 1/4	lode
28	SSH 10	FF-94015	31N	12W	33	NW ¼, NE ¼, SW ¼, SE ¼	lode
29	SSH 11	FF-94016	31N	12W	33	SW ¼, SE ¼, NE ¼	lode
30	Top Notch Bench	FF-94686	31N	12W	33, 28, 27, 34	NW SE, SW, NW	placer
31	Surething Bench	FF-94687	31N	12W	27, 33, 34	SW, NW, NW	placer
32	Never Sweat Bench	FF-94688	31N	12W	35, 34	NE, NW	placer
33	Daisy Bench	FF-94689	31N	12W	34	NW	placer
34	Calilion Fraction	FF-94690	31N	12W	34	NW	placer
35	D&C Fraction	FF-94691	31N	12W	34	NW	placer
36	Smith Creek #1	FF-94692	31N	12W	33, 34	NE, NW	placer

Road
Existing Trails
Tenure
USAC Lode Claim [13]
USAC Placer Claim [23]
Active Federal Mining Claim
State Select Claim
Creek
Fay
Thompson Pup
Placer Mine
Creek
Smith
Dome
Knob
Nutmeg
Gulch
Creek
Lake

Figure 3.1  Map depiction of thirty-six (36) federal claims (pink) purchased by GLM in January 2026

NC048
NC047
NC046
NC045
NC044
NC043
NC037
NC038
NC039
NC040
NC041
NC042
NC036
NC035
NC034
NC033
NC032
NC031
NC025
NC026
NC027
NC028
NC029
NC030
NC024
NC023
NC022
NC021
NC020
NC019
NC013
NC014
NC015
NC016
NC017
NC018
NC012
NC011
NC010
NC009
NC008
NC007
NC001
NC002
NC003
NC004
NC005
NC006
Vermont
USAC Lode Claims [13]
USAC Placer Claims [23]
2026 Stacked Claims
Roads/Highways
TAPS
Trails
0
0.5
1 mi
WISEMAN/NOLAN ROAD
DALTON HIGHWAY
Union
Gulch
Confederate
Buckeye Gulch
Steep Gulch

Figure 3.2  Forty-eight (48) new State of Alaska Claims covering the Nolan Creek staked by USAC in the fall of 2026.

4.0ACCESSIBILITY, CLIMATE, LOCAL INFRASTRUCTURE AND PHYISIOGRPHY

4.1   Topography and Land Description

The Koyukuk Mining District is bounded on the east by the South Fork of Koyukuk River, the Alatna River on the west, the continental divide of the Brooks Range on the north, and the Kanuti River basin on the south. Elevations in the district range from 4,635 ft on Vermont Dome to about 1,220 ft on the floodplain of the Middle Fork of the Koyukuk River. Other prominent landforms present at or near Nolan Creek include Smith Dome at 4,005 ft elevation, Montana Mountain at 3,270 ft, and Midnight Dome at 3,860 ft (Figure 4.1).

4.2   Access to the Property

Nolan Creek is at the center of the Koyukuk district. Regularly scheduled commuter flights from Fairbanks to the 4,500 ft long, state-maintained Coldfoot Airport are provided by Wright Air Service Inc. Nolan Creek is road-accessible from Fairbanks via the Dalton Highway, which services the Trans-Alaska Pipeline and the North Slope oil fields. The Trans-Alaska Pipeline System (TAPS) and Dalton Highway corridor in the valley of the Middle Fork, Koyukuk River are east-southeast of the Nolan Creek property holdings. In 1985, the access road from Wiseman to Nolan Creek was upgraded to secondary standards by the Alaska Department of Transportation and Public Facilities (DOTPF). Since 2012, DOTPF has paved selected portions of the Dalton Highway. It is estimated that by 2020, about 40 percent of the highway had been paved from the Elliot Highway to Chandler Shelf, about 80 miles north of Coldfoot. USAC’s Nolan Creek property is remote and far from Alaska’s urban areas. The GML/USAC camp at Nolan Creek is located 175 air miles north-northwest of Fairbanks, Alaska’s second largest community, with a population in 2026 of about 99,500, when counting adjacent military bases.

4.3   Climate Description

Nolan Creek Valley is located about 75 mi north of the Arctic Circle. Winter usually begins in late September or early October and lasts until early April. A very brief spring is followed by summer in early June, which lasts until late August. Fall weather conditions occur for about one month in September. Coldfoot, about 15 mi southeast of Nolan Creek Valley, recorded the unofficial all-time, State of Alaska record low of −82°F in January,1989.

FIGURE LOCATION
Slisco Bench (Placer)
3B-1 Below Discovery (Placer)
3B-3 Below Discovery (Placer)
Silverado's Nolan Base Camp
D Block (Placer)
Swede Gulch (Placer)
Workman's Bench Lode
Secondary road - maintained by Silverado
0 ½ 1 mile
Coldfoot (airport & facilities)
Wiseman Village
Dalton Highway
Trans-Alaska Pipeline
Dalton Highway
Fairbanks - 74 miles ↓
GATES OF THE ARCTIC NATIONAL PARK AND PRESERVE
ARCTIC NATIONAL
YUKON
CANADA
UNITED STATES

Figure 4.1  Nolan Creek location map, showing access to claims held by GLM/USAC.

4.4   Vegetation and Land Use

Vegetation in the area is dominantly mature white spruce forests and occasional groves of birch and alder. Although lower slopes are heavily forested, the entire area was logged during the late 19th to early 20th Centuries to provide fuel logs for cabins, for mine timbers for early underground placer mine activities, and wood for general construction activities. Currently, the timberline is at about 2,500 ft elevation. Alpine species consist of various mosses, shrubs, lichen, and wild berries.

Current land use in the area is primarily focused on tourism. Bed and Breakfast facilities in Wiseman host small select groups of international tourists seeking wildlife observation, dog mushing and observation of the ‘Northern Lights’. A public facility describing outdoor activities are found at the Gates of the Arctic National Park and Preserve offices in Coldfoot. Due to the currently high gold prices, there has been expansion of traditional, small scale gold mining activities in the area. Mineral exploration in the area is currently being carried out by several mining companies using rotor wing aircraft.

The community of Coldfoot, which is about 13 miles south of the community of Wiseman, has Alaska’s most northern gas station, grocery, bar, and public lodging facilities. The weather station at Coldfoot provides the Alaska State Weather Service with climatic condition on the Southern Brooks Range. DOTPF operates a large shop facility at Coldfoot on a year-round basis and maintains a 125 mi long segment of the Dalton Highway and the Coldfoot Airport.

The small community of Wiseman, with a 2010 census population of 35, is at the junction of the seven (7) mile long, secondary access road that links the Dalton Highway with Silverado’s Nolan Creek mine camp.

Figure 4.2  Coldfoot Camp, June 13th, 2026; USAC vehicle in foreground; photo by QP

Figure 4.3  Main Street of Wiseman Village on June 13th, 2026. Photo by QP.

4.5   Availability of Required Infrastructure

All types of fuels related to mine infrastructure needs can be obtained from Coldfoot. Both fixed wing and rotor wing aircraft facilities can also be accessed from Coldfoot Airport.

The previous owner of the mineral property (Silverado) maintained a self-sufficient camp that included camp infrastructure capable of housing thirty (30) mine employees, machine shops, and a diesel power plant. A 2007 upgrade project included:

●	The purchase and installation of a ten room housing unit;
●	The construction of an engineering office;
●	The upgrading of laboratory facilities;
●	The installation of a new sewage treatment facility;
●	The construction of a new kitchen and cafeteria; and
●	The installation of new communications equipment.
●	Installation of 2,500 gallon plastic holding tanks for water needs.

However, all of these facilities are in a state of disrepair and cannot be used. Rooms for employees involved in exploration and development activities could be housed in Coldfoot.

Figure 4.4  Nolan Mine Camp as it appeared during spring, 2008; From QP files

5.0HISTORY

5.1   Mining History of Area

Placer gold was found on the bars of the Koyukuk River between 1885 and 1890, and the first commercial discoveries on Nolan Creek and Hammond River and tributaries were made in 1901 (Cobb, 1973). The earliest placer mines were open cuts using hand methods and sometimes mechanization. Since the ground was frozen, steam boilers were frequently deployed to mine frozen pay gravels. Beginning in 1908 deeply buried but rich gold placers were found at considerable depths of up to 200 feet; much of the ground has been acquired by GML. These ‘drift mines operated up until WWII. After WWII, most gold mines in the Koyukuk district, including those in Nolan Creek Valley, closed due to the fixed price of gold in the United States, coupled with rising inflationary challenges.

After the gold price was decontrolled in 1971, small scale gold mines were restarted. In 2026, an estimated six (6) mechanized placer gold mines operated in the Koyukuk district, with many using Coldfoot as a supply base.

Beginning in 1979, in the Nolan Valley, which now includes the claims held by USAC, placer gold deposits were developed using both surface methods such as bulldozers and excavators and underground methods using low profile mine extraction equipment and standard blasting technologies—much like what you would see in an underground hardrock mine. Gold bearing gravels were stockpiled on the surface during winter months and processed through sluice boxes on the surface during summer months. Two such operations on Nolan Creek and nearby Vermont Creek used underground methods to mine placer gold in the last 30 plus years.

5.2   Drilling Exploration History

From 1979-to-2007, approximately 910 Reverse Circulation (RC) drill holes that totaled 58,756 feet have evaluated placer gold deposits in the study area and in Vermont Creek basin to the NE. Drill holes range from 25 ft to 145 ft in depth and average 62 ft in depth. During the drill program, more than 11,750 five-ft intervals were systematically panned down the entire length of each drill hole. The drill holes were generally designed on 50 ft centers. In Nolan Creek Valley, drill hole collars are oriented along north 070° west (Bearing 290°) lines, which crosscut the northeast trend of ancestral and modern, gold-bearing fluvial deposits. The extensive drill program led to the direct discovery and subsequent development of commercial placer gold paystreaks, which were excavated on various bench deposits in Nolan Creek valley using both open-cut and underground mining methods.

Table 5.1 summarizes lode drilling programs conducted in Nolan Creek valley—all on ground currently held by GLM. Drilling commenced in 1993 on Thompson Pup using percussion technology and then expanded to Workman’s Bench in 1994 and Pringle Bench in 2006. Diamand core drill programs occurred on Workman’s Bench and Pringle Bench from 2007-to-2009.

Table 5.1  Summary of lode drilling programs, Nolan Creek

Year	Location	Drilling method	Drill hole count	Amount of drilling (ft)	Assay count		Drilling contractor
1993	Thompson Pup	RC	4	1,275	255		Tri-Con Mining Company
1994	Workman’s Bench	RC	4	780	156		Tri-Con Mining Company
2003	Pringle Bench and Hillside	RC	5	1,340	260		American Arctic Drilling
2006	Pringle Bench	RC	1	300	56		American Arctic Drilling
Total percussion (RC)			14	3,695	727
2007	Pringle Bench	diamond	11	2,415	607		Independent Contractor
2007	Workman’s Bench	diamond	7	2,140	588		Independent Contractor
2008	Workman’s Bench	diamond	34	11,597	627		Independent Contractor
2009	Workman’s Bench	diamond	9	2,663	19	(1)	Independent Contractor
2009	Pringle Bench	diamond	11	2,329	23	(1)	Independent Contractor
Total diamond			72	21,144	1,863		Independent Contractor
GRAND TOTAL		NA	86	24,839	2,588		NA

Figure 5.1  Prospector #3 Multi-Purpose NQ Core Drill TM, October 22, 2007, From QP files

5.3  Historical Mineral Production

Through 2002, about 344,990 oz of gold have been recovered from both open cut and underground placer mines in the Koyukuk District (Kurtak et al, 2002). The largest single producer has been Nolan Creek and its tributaries, Smith Creek and Archibald and Fay Gulches, which produced an estimated 185,000 oz of placer gold from 1901-to-2007, or about 54% of the Koyukuk District total. It is estimated by the QP that more than 100,000 oz of gold was produced from 1908 to 1911 by underground drift miners on Nolan Creek.

From 1979 to 2007, the previous owner mined pay gravel from a variety of surface and underground placer mining operations in Nolan Creek valley (Table 5.2). Production during 2003, 2006 and 2007 totaled 5,113 ounces gold. Hence the total for the Koyukuk district must be at least 350,000 ounces gold. No further development or gold production activity on the claims occurred after 2011. Total production from 1979 to 2007 was 23,150 oz of placer gold recovered from 271,771 cu yd of gravel at an average grade of 0.085 oz/cu yd gold (Table 5.2).

Table 5.2  Placer gold production from Silverado properties, 1979 to 2007, Nolan Creek

Year	Location	Bank cu yd (BCY)	Placer gold (oz)	Recovered grade (oz/BCY)
1979	Fay Creek	NA	12	NA
1981	Archibald/Fay Creek	12,166	730	0.060
1984	Archibald/Fay Creek	4,343	304	0.070
1987	Archibald/Fay Creek	20,585	1,338	0.065
1993	Thompson Pup	33,800	1,304	0.038
1994	Mary’s Bench Underground	16,143	2,697	0.167
1994	Ogden-Eureka Bench Open Cut	29,300	5,733	0.196
1995	Phase 3 Open Cut	22,285	2,394	0.107
1995	3B1 Underground	12,991	1,006	0.077
1995	West Block Open Cut	18,988	1,305	0.069
1995	Mary’s Bench Hydraulic	600	27	0.045
1996	Dolney Bench Open Cut	5,042	126	0.025
1998	Archibald Creek Open Cut	5,947	128	0.022
1999	Swede Channel Underground	4,575	623	0.136
1999	Workman’s Bench Open Cut	5,580	112	0.020
2000	Workman’s Bench Open Cut	14,919	201	0.013
2003	Nolan Deep Channel; Wool Bench, Mary’s Bench	30,279	451	0.015
2006	Swede Channel	8,896	951	0.105
2007	Swede Channel and Mary’s East	25,332	3,711	0.146
Total		271,771	23,153	0.085

In 1948, approximately 5.0 tons of high-grade selected stibnite ores were produced from an open- cut operation on Pringle Bench, which occurs on claims now held by GLM. These hand sorted ores were shipped to a refinery in Texas.

Figure 5.2  Low profile truck used in underground placer mining, circa 2006; from QP files

Figure 5.3  Washing plant processing pay gravels, 2005-2007, Swede Channel project; from QP files.

6.0GEOLOGICAL SETTING, MINERALIZATION, AND DEPOSIT

6.1   Regional Geology

The bedrock geology of the Wiseman-Nolan Creek area has been described by several previous workers including Maddren (1910, 1913), Brosge and Reiser (1970), Turner et al (1979), Dillon et al (1986), Mull (1989), Dillon (1989), Dillon and Reifenstuhl (1990), Moore et al (1994), and Eden (1999, 2000). The following geologic discussions use information from all of these sources. After review of published geological mapping, the QP selected the map provided by Dillon and Reifenstuhl (1990) for display of the most relevant and accurate information used in this Technical Report.

The bedrock geology of the general area is dominated by units of the Brooks Range ‘Schist Belt’ or Province, a poly-deformed package of schist, greenstone, and gneiss. The Schist Belt is part of the Coldfoot sub-terrane of the Arctic Alaska Terrane, which underlies more than 75 percent of the south flank of the Brooks Range. The Coldfoot sub-terrane is composed of Proterozoic to Middle Devonian, poly-metamorphic meta-sedimentary rocks which have been intruded by Devonian granitic plutons and overlain by also bimodal meta-volcanic rocks also of Devonian age (Dillon, 1989). Although no fossils have been found, chloritic metasiltstone (Dbcs), black slate and phyllite (Dbs), and chloritic carbonates (Dcc) are correlative with the Devonian Beaucoup Formation, as summarized by Mull (1989). The Beaucoup Formation and other metamorphosed rocks in the Wiseman-Nolan Creek area are thought to be near the stratigraphic top of the Coldfoot sub-terrane (Dillon, 1989; Dillon and Reifenstuhl, 1990).

The Wiseman-Nolan Creek area has been subjected to the effects of Pleistocene glaciation, which has carved U-shaped valley profiles in the valleys of Wiseman, and Jap Creeks, and the main trunk valleys of the Hammond and Middle Fork of the Koyukuk Rivers. Glaciers from the Middle Pleistocene Sagavanirktok Glaciation traversed at high elevations down trunk valleys along the entire flank of the southern Brooks Range, reaching lowland areas in the lower Chandalar River on the east, the Kanuti Flats to the south, and Kobuk River to the west (Hamilton, 1979, 1986). Glacial drift of the Sagavanirktok River Glaciation (Qd1) occupies hill slopes, low saddle areas, and high level cirques to maximum elevations of about 3,200 ft.

According to Dillon (1989), Mull (1989), Dillon and Reifenstuhl (1990), Moore et al (1994), and Eden (1999), two and possibly three well-defined periods of regional dynamo-thermal metamorphism have affected the layered rocks of the Coldfoot sub-terrane in the Wiseman-Nolan Creek. These layered metamorphic rocks, which monoclinally dip to the north throughout the map area, contain a complex fold and faulting history; fold axes generally strike northeast with fold vergence in several directions. Schistosity is defined on two discrete cleavage surfaces. The oldest (S2), parallels bedding and the youngest (S3), is a semi-penetrative axial planar feature that probably formed during a thrust or recumbent folding event (Dillon and Reifenstuhl, 1990; Eden, 1999). Several thrust planes have been mapped at Nolan Creek. During Late Jurassic to Early Cretaceous

time, the rock units of the Coldfoot sub-terrane including the Beaucoup Formation were thrust over thrust panels to the north and outside the study area. Brittle deformation began to form as the last regional metamorphic gradients subsided in mid-Cretaceous time.

6.2   Local and Property Geology

The Coldfoot sub-terrane underlies most of the valley of Nolan Creek (Dillon, 1989). The Beaucoup Formation and other metamorphosed rocks in the Wiseman-Nolan Creek area are thought to be near the stratigraphic top of the Coldfoot sub-terrane (Dillon and Reifenstuhl, 1990).

Although Dillon and Reifenstuhl (1990) do not describe non-metamorphosed or metamorphosed intrusive rocks at Nolan Creek, Eden (1999, 2000) describes metabasite dikes near the mouth of Steep Gulch. Granite gneiss yields U/Pb ages of 360 Ma on the western slopes of the Middle Fork Koyukuk River valley, about 10 mi south of Nolan Creek. These Middle Devonian granitic intrusions, which were metamorphosed along with the host Beaucoup Formation, could conceivably underlie Nolan Creek at depth.

Dillon and Reifenstuhl (1990) and Eden (1999) map west-dipping, northeast-striking reverse faults in Nolan Creek valley that post-date fold deformation thrusting and are thought to be the result of east-west compression documented in other areas of the southern Brooks Range. This brittle deformational event produced a NE/NW, high-angle, orthogonal fault pattern that host the antimony-gold-quartz deposits that constitute a prime focus of this Technical Report.

The more youthful V-shaped profiles in Nolan and Vermont Creeks reflect erosional profiles that post-date the major glacial events described above, and there is no evidence that Late Pleistocene ice ever developed in Nolan Creek Valley or tributaries. Steepened valley walls are now covered by a mixture of colluvial-landslide, solifluction, and talus deposits (Qcl, Qcs, Qct units). Modern stream alluvium underlies the course of present Nolan, Smith, and Wiseman Creeks and tributaries of the Hammond River (Qa unit).

Figure 6.1  Geologic map of the Nolan Creek area Koyukuk District; modified from Dillon and Reifenstuhl (1990).

Glacier Creek Valley
Glacial Lake Wiseman
Glacier Pass
Nolan Creek
Archibald Gulch
Smith Creek
Hammond River
Middle Fork Koyukuk River
Dalton Highway
WISEMAN
THRUST
LEGEND
Quaternary Units
Alluvium
Landslide/flowslide deposits
Solifluction deposits
Alluvial fan deposits
Itkillik glaciation
Sagavanirktok glaciation
Lacustrine silt
Alluvial terrace deposits
Itkillik kame and kame terrace deposits
Beaucoup Formation
Chloritic carbonates
Chloritic siltstone
Meta-siltstone
Black slate/phyllite
Chloritic siltstone/conglomerate
Coldfoot Terrane
Twice metamorphosed rocks
Pelitic schist
Black schist
Metavolcanic rocks
Calc-schist
Marble
0
1
2
MILES
NORTH
Faults
Thrust fault with teeth pointing to upper plate
High angle fault, U= upthrown side/ D= downthrown side
Orthogonal fault pattern suggested by Driscoll (1987)
Other symbols
Strike and dip of foliation
25
Terminal ice position, latest Itkillik age

6.3   Alteration and Mineralization

Northeast-trending, steeply dipping, auriferous stibnite-quartz veins cut phyllitic schist on Workman’s Bench on the left (south) limit of Smith Creek about 800 ft upstream from its confluence with Nolan Creek (Eden, 1999). The mineralization on Workman’s Bench is almost certainly correlative with the stibnite-gold-quartz veins exposed in placer cuts and trenches on the Pringle Bench north of Smith Creek, which have been known since the early 20th Century (Killeen, 1942; Ebbley and Wright, 1948).

Mineralization consists of quartz-sulfide veins cutting host Beaucoup Formation that mainly consist of stibnite, arsenopyrite, and minor Sb-sulfosalts. Free gold is associated with both arsenopyrite and stibnite.

6.4   Deposit Types

Placer gold deposits in the Nolan Creek and Hammond River areas can be classified as an ‘Incised Glacio-Fluvial’ subtype of heavy mineral placer deposits (Maddren, 1913; Laznika, 1985). The Koyukuk District examples, especially on Nolan Creek, probably formed in similar fashion to that observed in the Valdez Creek district of south-central Alaska, Alaska’s largest placer gold mine during the 1980s and 1990s (Reger and Bundtzen, 1990); the Chandalar district east of the Koyukuk district; the Porcupine district in southeast Alaska; the Cassiar-Caribou district of British Columbia, Canada (Knight and McTaggart, 1989); and the Bolotny-Ravkosky district in northeast Russia (Tchapko,1995).

Different explanations have been advanced for the origin of the placer deposits in Nolan Creek. Maddren (1913) believed that the left limit, bench deposits such as the Mary’s Bench, Swede, West Block, and Ogden-Eureka Bench placers may be remnants of narrow, crudely washed beaches formed along the mountain sides when Nolan Creek was an arm of Glacial Lake Wiseman.

The Workman’s Bench and Pringle Bench properties contain quartz-stibnite-arsenopyrite-gold veins. These quartz-only and stibnite-quartz (gold) veins strike northeast and cross-cut low angle cleavage at steep to vertical angles. Besides locally massive stibnite, the quartz-carbonate vein stock works also contain arsenopyrite.

The Workman’s Bench and Pringle Bench properties contain quartz-stibnite-gold veins that cut a high angle, structurally controlled zone that is 150 ft to 300 ft wide and at least 3,500 ft in length. These quartz-carbonate-sulfide and stibnite-quartz (gold) veins strike north 45° east and cross-cut low angle cleavage at steep-to-vertical angles. Besides locally massive stibnite, the veins also contain local arsenopyrite. According to Ebbley and Wright (1948), individual quartz-sulfide veins north of Smith Creek ranged from1 inches-to-4 inches thick and can be traced for at least 400 ft of strike length. This area, now known as ‘Pringle Bench’, contains individual quartz-sulfide (stibnite) veins up to 1.5 feet in thickness, based on 2009 Silverado exploration work.

Bedrock units on Workman’s Bench and Pringle Bench consist of dark gray, carbonaceous phyllite and schist, light gray quartz-rich meta-sandstone, greenish gray chlorite rich muscovite schist, and occasional lenses of calcareous chlorite schist. Isolated boudins of greenstone-gabbro have also been observed, but not in place. The layered rock units have been deformed by both open and sub-isoclinal folds. Metamorphic foliation in the hanging wall and footwall zones of the vein-fault zone is normally shallow, with dips of less than 45°. S1 foliation usually parallels compositional banding, but locally, a conspicuous S2 secondary cleavage crosscuts compositional banding at a high angle. Northeast and northwest-striking, high angle fault zones and low angle thrust faults cut the metamorphic rock basement.

Lode mineralization at Workman’s Bench and Pringle Bench systems consists of a northeast-striking, steeply dipping zone of gold-bearing, quartz-stibnite veins and veinlets. At Workman’s Bench, stibnite-bearing veinlets occur from 86 ft-to-234 ft from the portal or over a width of about 150 ft. Because the drift was cut perpendicular to strike, this represents a true thickness of the vein-veinlet swarm. A more focused zone of quartz stibnite vein concentration occurs mainly from 136 ft-to-234 ft or an estimated width of about 98 ft, where 67 individual veins were identified. Within the ‘Crosscut A’ zone, 21 of the veins contained identifiable stibnite. In the ‘Crosscut C’ zone, the same mineralized stock work veins occur from 120 feet-to-228 feet or an estimated width of 108 ft. Within this measured width, 79 individual veins were identified, 22 of which contain stibnite.

At Pringle Bench, which is the northeasterly extension of the Workman’s Bench system, the same stibnite-quartz vein-fault system widens to nearly 400 ft in three subsidiary zones. In 2009, the ‘A zone’ vein fault was recognized on Pringle Bench—the same zone that contains the bulk of the known mineralization on Workman’s Bench.

A majority of veins observed in either trenches, core, or underground workings exhibit nearly horizontal slickensides, suggesting intrusion of hydrothermal fluids along fault zones and lateral movement subsequent to vein emplacement.

Geologists recognized that distinct near-vertical vein-fault structures could be recognized in drill core and in the underground workings on the basis of both spatial relationships and physical features. All of these structures strike approximately north 45o east, and can be traced for variable lengths along strike. The strongest mineralized vein-fault is designated ‘A’ zone, which exhibits evidence of post-mineralization movement. Others include ‘B’ zone, ‘West’ zone, and ‘C’ zone. Detailed physical characteristics of these structures and how they are recognized during exploration are found in Chapter 11 of this Technical Report.

Polished section analysis shows that two basic fabrics are observed in the stibnite (aurostibnite)-quartz veins:

●	Simple, twinned stibnite blades and grains showing resorption textures with euhedral, quartz crystals and grains.
●	Extensive shearing and local coarsening of sulfide grains (mainly stibnite), 120°triple junctions in mono-mineralic stibnite, and recrystallization of gangue minerals (quartz) that indicate dynamic metamorphism.

Mineralization in the ‘A’ zone’ at Workman’s Bench contains a shear fabric consisting of parallel lamina of recrystallized stibnite. These fabrics are referred to in the literature as thermal metamorphic textures (i.e., Ineson, 1989). The sheared fabric results in a fine-grained stibnite exhibiting a distinct granoblastic texture, which contrasts with the other subsidiary stibnite-bearing veins-faults that contain coarser grained stibnite grains and blades. Microprobe analyses by Cannon Microprobe Inc. document that siderite (as gangue) and accessory arsenopyrite occur in the stibnite-bearing zones along vein selvage zones (Figure 6.2).

More than 90% of the veins and veinlets dip steeply southeast, with dips ranging from 50° to 85°. A few veins dip steeply northwest. A system of east-west to northwest striking, moderately dipping vein-faults cut through the underground workings. The QP observed that these faults both offset, to a minor degree, the northeast-striking, stibnite-bearing veins, but are also cut by other northeast-striking stibnite veins.

Figure 6.2  Photomicrographs, Workman’s Bench mineralized system

The gold-stibnite-quartz veins of Nolan Creek Valley strongly resemble the gold-antimony deposit type (Berger, 1986; U.S. Geological Survey Deposit Model 36C). These deposits are characterized by the presence of stibnite, berthierite, high fineness gold, and aurostibite hosted in metamorphosed, quartz-carbonate-bearing, compressive shear zones within low grade, greenschist facies metamorphic rocks. The deposit types are characterized by deformed, ductile fabrics and tectonically recrystallized, fine grained, granoblastic stibnite lobes and lenses.

The gold-antimony deposit type 36C is considered to be a sub-type of the mesothermal, auriferous lodes found in mineral provinces worldwide (Berger, 1993; Laznika, 1985; Hodgson, 1993). Radiogenic leads characterize gold-bearing vein deposits of the Brooks Range (Gacetta and Church, 1989). This data reinforces the classification of the Nolan lode deposits as mesothermal in origin. Mineral deposit type 36C is not very well documented in North America but well studied in Asia, Europe, and Africa. Worldwide examples include deposits in the Transvaal of South Africa, the Reefton District in New Zealand, and deposits in Eastern Europe and in Russia. Olympiada in Siberia is an example of a large, productive gold (stibnite) deposit of this type.

7.0EXPLORATION

From 1978-to-2009, Silverado explored for placer gold and lode gold deposits on federal claims in Nolan Creek basin, which are now owned by GLM.

7.1   Exploration of Heavy Mineral Placer Deposits

Placer gold exploration in Nolan Creek basin was primarily carried out using Reverse Circulation (RC) drilling technology. The RC drill program identified a system of left-limit benches situated east of the main channel immediately east of Nolan Creek valley. Figure 7.1 illustrates the channel configurations of 771 drill collars as determined from drill campaign conducted on the property from 1979-to-2005.

Drill holes range from 25 feet-to-145 feet in depth and average 62 feet in depth. During the drill program, more than 11,750 five-ft intervals were systematically processed and panned down the entire length of each drill hole. The drill holes were generally designed on 50 ft centers. In Nolan Creek Valley, drill hole collars are oriented to 2900, which crosscut the northeast trend of ancestral and modern, gold-bearing fluvial deposits.

The pattern illustrates the steeply incised nature of the Nolan Deep channel, and the much more irregular incised depressions and channel cuts on the left limit of Nolan Creek. Figure 7.1 does not include drilling information from 2006 and 2007 campaigns, which would likely reveal more detailed information about the bench system.

RC drilling was the principal exploration method used by the previous owner in the identification of placer gold deposits in Nolan Creek basin. RC drilling campaigns have led directly to the development and test mining of placer deposits at Nolan Creek. These would include successful development of the relatively high-grade Mary’s Bench and Ogden-Eureka Bench deposits in 1994; the West Block and 3B1 Underground deposits in 1995, The Swede Channel development in 1999 and 2005-2006; and the Mary’s East deposit during 2007.

In general, placer gold deposits were evaluated with a line of fences that were interpreted to be perpendicular to the trend of the fluvial channels. Holes were spaced 50-75 feet apart. The drilling campaigns concentrated mainly on the main channel of Nolan Creek above the previous owners camp and along the left limit bench deposits east of camp. Drill fences of a more reconnaissance nature explored extensions of the main Nolan Creek deposit below Silverado’s camp, in the headward portions of Smith Creek and on high altitude benches north of Fay Creek.

Figure 7.2 illustrates the channel configurations as determined from the drilling campaign conducted prior to 2006 at Swede Channel, a left limit fluvial deposit east of the main Nolan Creek valley. During the drill program, the different geological units were logged along with depth to bedrock. Drilling completed in 1999 yielded a strong gold anomaly in a channel-like depression. This drill hole, MB42A, eventually led the previous owner to test this anomaly with underground test-mining six years later in the fall of 2005 (Bundtzen, 2006 a, b, c).

Figure 7.1  Location Map Showing Locations of 771 placer drill collars in Nolan Creek Valley placer field.

Thompsons Pup
Fay Creek
Acme Creek
Nolan Creek
Archibald Creek
Nutmeg Gulch
SMITH DOME
Nolan Creek
Smith Creek

Figure 7.3 illustrates the general configuration of the left limit bench placers at Mary’s East, the highest level bench system so far drilled and mine-tested. Unlike Swede Channel and other drill-tested bench deposits, Mary’s East appears to be predominately a colluvial deposit composite slope debris and minor fluvial sand. It’s irregular configuration contrasts with the more sinuous features of a fluvial channel.

Figure 7.4 illustrates the stacked nature of bench systems on the left limit of Nolan Creek, using the mine-tested areas and the drill-indicated resources. Radio-carbon ages presented by Bundtzen and Eden (2008) indicate that the Swede and Ogden-Eureka deposits formed from 39,000-to-42,000 B.P. whereas the Mary’s East deposits formed at approximately 45,000 B.P.

Channel extension?
(End of projection)
MB33A
1815
MB37
1861
MB38
1873
MB36
1861
MB35
1870
MB34
1850
MB32
1892
KB26
1867
KB30
1877
MB27
1884
MB7
1893
KB31A
1895
MB25
1890
MB21
1890
MB20
1868
KB32
1897
MB18
1874
MB17
1896
MB1
1867
MB16
MB3
1882
MB2
1878
MB30
1895
KB4
1888
KB1
1889
MB69
1883
KB34
1885
KB3
1887
MB73
1875
MB24A
1878
KB35
1875
KB3A
1813
KB36
1846
MB72A
1884
MB39
1859
KB7A
1873
Pillar
?
Portal
0
50
100
150
FEET
LEGEND
Underground drifts completed by Silverado in 2006
Outline of Swede auriferous channel, based on mining and drill hole data
Western extent of Mary's East
Underground stopes completed by Silverado in 2006
Underground drifts and stopes completed by Silverado in 1999
KB31A
1895
Drill hole collar with station number and elevation

Figure 7.2  Plan of Swede Channel Exploration and Underground Development; 2005-2006

04MB68
04MB20
04MB53
Portal
04MB15
04MB22
04MB55
04MB78
04MB37
04MB41
04MB21
04MB65
04MB03
04MB51
04MB17
04MB49
04MB77
04MB69
04MB42
04MB57
04MB31
04MB56
04MB76
04MB36
04MB28
04MB58
04MB24
04MB18
04MB64
04MB21
04MB27
04MB79
04MB59
04MB70
04MB43
04MB66
04MB24
04MB30
04MB35
04MB01
04MB75
04MB50
04MB60
04MB72
04MB63
04MB67
04MB71
04MB74
04MB23
04MB61
04MB34
04MB32
04MB19
04MB62
04MB44
04MB25
04MB73
04MB29
04MB26
04MB38
04MB02
04MB26
04MB28
04MB39
04MB27
0
82
164
FEET
LEGEND
Mary's East underground drift from surface; 2007
Eastern extent of Mary's Underground development workings; 1994
04MBXX Drill Hole Collar
Mary's East stoped area; 2007 (completed March 21, 2007)
Pillars

Figure 7.3  Plan of Mary’s East Underground Development and Exploration Drilling.

N

SILVERADO
GOLD MINES LTD.

3D Bedrock Model of Mary's East, Mary's Bench and Swede Channel

Legend

- Mary's East Underground, 2007
- Mary's Underground 1994
- Robert's Workings Swede Channel 1998
- Swede Channel Underground 2006/2007
- Bedrock
- RC Placer Drill Hole

Map by: Dr. K. Eden, CPG
Date: October 17, 2007

Figure 7.4  Contour map constructed from drill data and underground workings in Nolan Creek Valley.

A	B

Figure 7.5 A—gold concentrate rich in arsenopyrite and stibnite; B—nuggets of gold plus stibnite—indicating a clear correlation between the two metals. Both photos from 2007 cleanup operations, Nolan Creek. Photos by the QP during 2007 cleanup activities from Mary’s Bench underground mining activities.

7.2   Exploration of Antimony-Gold Lode Deposits

The combination of soil surveys, VLF/EM geophysical data, and past trenching on Smith Creek at Pringle Bench and Workman’s Bench laid the foundation for the interpretation of the character of lode mineralization on the GLM property. Table 7.1 summarizes the exploration activities for lode mineralization (excluding drilling, which is summarized in Table 5.1) that took place from 1981-to-2009.

In the summer of 2003, the previous owner modeled the resistivity data using Surfer 8.02 by Golden Software, with kriging parameters that focused on narrow target zones (Flanigan, 2003a; Flanigan et al, 2003). The modeled geophysical data resulted in the recognition of two northeast-trending 870 Hz resistivity lows, one of which more-or-less correlates with the trend of quartz-sulfide veins on Smith Creek and the associated gold, antimony, and arsenic-in-soil anomalies (7.7). This geophysical anomaly, with associated quartz-sulfide lode prospects and metalliferous soil anomalies, were referred to as the ‘Solomon Shear’ lode target (Flanigan, 2003b). Flanigan estimates that the Solomon Shear is about 1 mi long and 0.25 mi wide, with geophysical indications of extensions, possibly offset, for an additional 2 mi to 3 mi to the northeast.

Figure 7.6  Map of Nolan Creek Basin illustrating 870 Khz geophysical (resistivity) anomaly in gray

SILVERADO
GOLD MINES LTD.
Solomon's Shear Lode Exploration
Summary Map
Nolan Creek
Acme Creek
Thompsons Pup
Fay Creek
Archibald Creek
Mary's North
(placer target)
Swede Extension
(placer target)
Nutmeg Gulch
SMITH
DOME
Abundant mineralized
quartz veins. Values
shown in ppb Au.
Smith Creek
BLM Rocks Au in ppb
>1,000
100 to 1,000
50 to 100
5 to 50
Below detection
Relative Au in soils
Very anomalous
Moderately anomalous
Background levels (low)
Past placer areas
Drill collar location
SCALE
1 km
Drafted by:
B. Flanigan
02/04/2004
N
W
E
S

A stream sediment sample grid also covered the general area known by the previous owners geological staff as the Solomon Shear (Figure 7.8). The soils geochemistry clearly showed a direct correlation of a northeast-striking zone at least 1.5 miles long and up to 600 feet wide.

VLF/EM data was also acquired; however, the results did not assist in defining the mineralized structures like the resistivity and soil sampling program did.

Figure 7.7  Summary of 2004 and 2007 soil sample grid programs, in the Workman Bench-Pringle Bench and Hillside areas; data from previous owners.

Archibald Creek
619000 mE
620000 mE
487000 mN
486000 mN
Nolan Creek
Smith Creek
N
0
500
1000m

SILVERADO
GOLD MINES LTD.

Nolan Creek Lode Gold Project

Hillside and Workman's Bench Area

Legend

Soil Geochemical Survey

- Soil Sample, 2007
- Soil Sample, 2003/04

Sb (ppm)

4240
243
182
158
142
130
122
114
107
101
96.1
89.6

Creek

Road

Air Strip

Map by: Dr. K. Eden, CPG
Date: October 17, 2007

Projection: UTM Zone 5

An early 1993 drill campaign tested mineralization at Thompson’s Pup. Four drill holes penetrated a brownish gray phyllite with varying degrees of silicification, pyritization, and generally weak hydrothermal alteration. Arsenopyrite and trace stibnite were identified in two drill logs (93TPHR-03 and 04). At 50 ft to 55 ft in drill hole 93TPHR-04, grades were 145 ppb gold, > 1.0% arsenic (the upper limit of detection for As), and 25 ppm antimony, in association with abundant quartz veins.

Table 7.1  Summary of lode exploration activities, Nolan Creek, 1981-to-2009

Activity	Sample count	Drill hole count	Total (ft)
Soil/stream sediment samples	1,383(1)	NA	NA
Rock chip samples	275	NA	NA
Rotary drilling (lode)	739	14	3,695
Core drilling (lode)	1,842	72	21,144
Trenching	340(3)	NA	4,672(3)
Underground exploration drifts	NA	NA	470
Geophysical surveys (VLF/EM)	NA	NA	70.28 line mi(5)

Notes:

-	(1) Does not include soil sampling conducted by USBLM on Silverado claims.
-	(2) 5 ft intervals were panned and gold, where encountered, weighed or estimated.
-	(3) Estimated from 2004, 2006, 2007, and 2009 Silverado work. Does not include exploration work completed by the federal government (USBLM).
-	(4) Exploration drifting only. Does not include production or development stopes.
-	(5) Does not include airborne work conducted by USBLM over Silverado claims.

Total amount of drilling on the subject Nolan properties was previously summarized in Table 5.1. In 1994, the previous owner completed an inaugural, short, rotary drill program to test the lode potential of the Workman’s Bench area, where stibnite-gash veins were found in a placer mine cut. A ‘first phase’ program consisted of about 750 ft of drilling in four drill holes that ranged from 130 ft-to-300 ft in depth. Figure 7.8 illustrates the results. Three different horizons display vein-hosted gold-antimony mineralization over 100 ft-to-120 ft of true width. The veins range from 0.026 oz/ton Au-to-0.086 oz/ton Au over 5.0 ft assay intervals, with up to >1.0% antimony and 4,370 ppm arsenic. One 10.0 ft assay interval averaged about 0.036 oz/ton Au, >1.0% antimony, and 3,300 ppm arsenic. Underground exposures have shown that veins dip vertical or steeply southeast, not northwest as shown in 1994 cross sections.

In 2006, one RC drill hole tested Pringle Bench (Table 7.2). In 2007 the previous owner purchased it’s own diamond drill rig and contracted the drilling to subcontractor Tricon, originally using BTW-sized core on the Pringle Bench and Workman’s Bench deposits. A conversion to NQ core which is larger in diameter by about ¼ inch, was made during July, 2008. NQ refers to the size of the core, which is approximately 1.75 inches in diameter. Core drilling is better suited to this narrow-vein style of deposits than RC percussion drilling.

During 2007, the previous owner tested closely spaced stibnite-quartz veins and veinlets at Pringle Bench north of Smith Creek using eleven diamond drill holes totaling 2,415 ft (Table 7.2). Also during 2007, Silverado drilled seven drill holes totaling 2,140 ft to test the Workman’s Bench deposit (Table 7.3).

A
A'
Workman's Bench
qtz-Au-Sb-Asp
outcrop
Heavy Tundra Cover
1800
1760
1720
1680
1640
1600
1560
ELEVATION (FEET)
5.0
0.022 / >1.0
5.0
0.067 / >1.0
5.0
0.026 / <0.05
5.0
0.022 / n/a
5.0
0.020 / <0.05
5.0
0.024 / >1.0
DH-1
DH-2
5.0
0.086 / >1.0
15.0
0.028 / <0.05
interval in feet
Au opt / % Sb
assay intercepts
High grade qtz-Au-Sb-Asp
veins along major structures
Disseminated Au envelopes resulting
from brittle fracture (>0.005 opt).
0
50
100
FEET
DH-3

Figure 7.8 Section of 1994 inaugural percussion (RC) drill hole results for Workman’s Bench; illustrating a pioneer attempt at exploring the Workman’s Bench antimony-gold deposit

Exploration work conducted during the latter part of 2007 and all of 2008 focused on: 1) driving 470 feet of underground drift to affirm surface and core sampling results and collection of bulk sample for a metallurgical test; and 2) completion of 72 diamond drill holes totaling 21,144 feet to test the extent of the Workman’s Bench and Pringle bench antimony-gold mineralized system. This confirmed that several parallel mineralized veins are intersected by diamond drill holes for a strike length of more than 3,500 feet (including across Smith Creek) and a maximum vertical depth of 450 feet.

During 2009, diamond drill core program was designed by contractor Karl Sharp to: 1) explore shallower level of Workman’s Bench southwest of the underground workings driven in 2008; and 2) test deeper levels of the Pringle Bench vein-fault system and provide for vertical extensions of the shallow inferred resource estimate reported in the 2009 NI- 43-101 Technical Report (Bundtzen, 2009).  In 2009, approximately 5,000 feet were drilled in twenty holes on Pringle and Workman’s Bench. The previous owner soon recognized the need to selectively sample the thin mineralized quartz veins and changed their sampling protocol so that smaller samples, better representing these veins, could be taken.

Collar location, orientation data and drill footage summaries for the RC and diamond core programs on Pringle and Workman’s bench are provided in Tables 7.2 and 7.3. Coordinates for all collars were determined with the GarminTM Global Positioning System (GPS) using NAD27 Alaska datum. This datum was used because the USGS !:63,360 scale topographic maps created at that time used NAD27 Alaska datum. GPS measurements were taken 2-to-4 times to ensure that the collar was accurately located. All collar elevations are determined from the same benchmark (BM) at survey control point CP-06-01. The significance of using the same benchmark is that a much more accurate elevation estimate for each collar can be ascertained.

A	B

Figure 7.9  Stibnite-bearing interval in drill hole 08SH01, from 93.5 to 94.4 feet; B Massive granoblastic stibnite in DDH 09SH-05; true thickness estimated to be 1.5 feet.

Table 7.2  Collar location and data, Pringle Bench, 2006, 2007, and 2009 Exploration Campaigns

RC Drill Hole

DDH No.	UTM Easting	UTM Northing	Datum	Zone	Collar Elevation	Azimuth	Dip	Total Depth	Core Diameter
06SH01	618868.02	7486656.03	NAD 27 Alaska	5W	1801.50	320	-45	300	RC, 8 in

Diamond Core Drill Holes

DDH No.	UTM Easting	UTM Norhing	Datum	Zone	Collar Elev. (ft)	Azimuth	Dip	Total Depth (ft)	Core Size
07SH02	618888.00	7486745.27	NAD 27 Alaska	5W	1848.50	320	-45	212	BTW
07SH03	618867.00	7486735.00	NAD 27 Alaska	5W	1848.50	320	-45	102	BTW
07SH04	618867.00	7486735.00	NAD 27 Alaska	5W	1848.50	320	-45	284	BTW
07SH05	618889.00	7486768.00	NAD 27 Alaska	5W	1872.60	320	-45	297	BTW
07SH06	618913.00	7486776.00	NAD 27 Alaska	5W	1884.90	320	-45	139	BTW
07SH07	618931.00	7486782.00	NAD 27 Alaska	5W	1898.10	320	-45	207	BTW
07SH08	618942.00	7486790.00	NAD 27 Alaska	5W	1900.50	320	-45	182	BTW
07SH09	618942.00	7486790.00	NAD 27 Alaska	5W	1900.50	320	-45	92	BTW
07SH10	619008.00	7486676.00	NAD 27 Alaska	5W	1873.70	320	-45	301	BTW
07SH11	618985.00	7486706.00	NAD 27 Alaska	5W	1876.40	320	-45	307	BTW
07SH12	618985.00	7486704.00	NAD 27 Alaska	5W	1876.40	320	-45	292	BTW
09SH10	618918	7486843	NAD 27 Alaska	5W	1913.00	110	-45	267	NQ
09SH11	618862	7486741	NAD 27 Alaska	5W	1854.00	160	-45	142	NQ
09SH12	618862	7486741	NAD 27 Alaska	5W	1854.00	160	-60	137	NQ
09SH13	618860	7486743	NAD 27 Alaska	5W	1854.00	160	-69	267	NQ
09SH14	618927	7486755	NAD 27 Alaska	5W	1887.00	320	-45	202	NQ
09SH15	618927	7486755	NAD 27 Alaska	5W	1887.00	320	-65	222	NQ
09SH16	618967	7486802	NAD 27 Alaska	5W	1920.00	320	-45	192	NQ
09SH17	618808	7486735	NAD 27 Alaska	5W	1835.00	140	-55	139	NQ
09SH18	618879	7486722	NAD 27 Alaska	5W	1850.00	320	-60	137	NQ
09SH19	618874	7486721	NAD 27 Alaska	5W	1850.00	250	-60	282	NQ
09SH20	618874	7486721	NAD 27 Alaska	5W	1850.00	245	-65	342	NQ

Total Drill Holes, Pringle Bench—23

Total Drill Footage, Pringle Bench—5,044 Feet

Note—Five (5) percussion drill holes completed in 2003 that total 1,340 feet are not included in the above tabulation

Table 7.3  Collar location and data Workman’s Bench; 2007, 2008, and 2009 exploration campaigns

DDH No.	UTM Easting	UTM Norhing	Datum	Zone	Collar Elev. (ft)	Azimuth	Dip	Total Depth (ft)	Core Size
07SH01	618652.00	7486576.58	NAD 27 Alaska	5W	1749.10	140	-45	312	BTW
07SH13	618571.00	7486484.00	NAD 27 Alaska	5W	1776.80	143	-45	358	BTW
07SH14	618571.00	7486484.00	NAD 27 Alaska	5W	1776.80	100	-45	407	BTW
07SH15	618579.00	7486499.00	NAD 27 Alaska	5W	1776.80	100	-45	323	BTW
07SH16	618525.00	7486470.00	NAD 27 Alaska	5W	1766.00	140	-45	397	BTW
07SH17	618500.00	7486495.00	NAD 27 Alaska	5W	1763.30	140	-45	252	BTW
07SH18	618615.00	7486507.00	NAD 27 Alaska	5W	1811.00	90	-45	91	BTW
08SH01A	618669.37	7486571.13	NAD 27 Alaska	5W	1751.20	184	-45	216	BTW
08SH01B	618669.37	7486571.13	NAD 27 Alaska	5W	1751.20	140	-45	312	NQ
08SH02	618662.66	7486569.92	NAD 27 Alaska	5W	1752.71	110	-45	343	NQ
08SH03	618675.00	7486564.00	NAD 27 Alaska	5W	1755.00	140	-50	252	NQ
08SH04	618740.14	7486553.52	NAD 27 Alaska	5W	1751.00	320	-50	55	NQ
08SH05	618771.00	7486541.00	NAD 27 Alaska	5W	1751.00	320	-50	30	NQ
08SH06	618621.85	7486506.24	NAD 27 Alaska	5W	1788.00	100	-50	72	NQ
08SH07	618551.00	7486477.00	NAD 27 Alaska	5W	1777.00	140	-50	370	NQ
08SH08	618485.00	7486452.00	NAD 27 Alaska	5W	1772.00	140	-50	452	NQ
08SH09	618426.00	7486379.00	NAD 27 Alaska	5W	1762.00	140	-50	457	NQ
08SH10	618558.00	7486465.33	NAD 27 Alaska	5W	1777.00	140	-45	317	NQ
08SH11	618584.00	7486489.00	NAD 27 Alaska	5W	1780.00	140	-60	362	NQ
08SH12	618584.00	7486489.00	NAD 27 Alaska	5W	1780.00	100	-50	282	NQ
08SH13	618619.24	7486508.75	NAD 27 Alaska	5W	1788.00	90	-60	312	NQ
08SH14	618674.39	7486570.08	NAD 27 Alaska	5W	1752.00	140	-45	242	NQ
08SH15	618671.51	7486567.75	NAD 27 Alaska	5W	1752.00	180	-45	397	NQ
08SH16	618671.51	7486567.75	NAD 27 Alaska	5W	1752.00	190	-45	352	NQ
08SH17	618672.65	7486567.85	NAD 27 Alaska	5W	1752.00	140	-70	497	NQ
08SH18	618501.00	7486434.00	NAD 27 Alaska	5W	1803.00	140	-60	472	NQ
08SH19	618501.00	7486434.00	NAD 27 Alaska	5W	1803.00	140	-45	307	NQ
08SH20	618501.00	7486434.00	NAD 27 Alaska	5W	1803.00	110	-50	397	NQ
08SH21	618501.00	7486434.00	NAD 27 Alaska	5W	1803.00	170	-50	402	NQ
08SH22	618560.00	7486468.00	NAD 27 Alaska	5W	1777.00	140	-60	302	NQ
08SH23	618560.00	7486468.00	NAD 27 Alaska	5W	1777.00	165	-50	307	NQ
08SH24	618560.00	7486468.00	NAD 27 Alaska	5W	1777.00	120	-50	317	NQ
08SH25	618451.00	7486419.00	NAD 27 Alaska	5W	1765.00	140	-45	427	NQ
08SH26	618426.00	7486379.00	NAD 27 Alaska	5W	1762.00	120	-45	432	NQ
08SH27	618426.00	7486379.00	NAD 27 Alaska	5W	1762.00	140	-45	402	NQ
08SH28	618426.00	7486379.00	NAD 27 Alaska	5W	1762.00	160	-45	450	NQ
08SH29	618451.00	7486419.00	NAD 27 Alaska	5W	1765.00	110	-45	450	NQ
08SH30	618451.00	7486419.00	NAD 27 Alaska	5W	1765.00	155	-45	450	NQ
08SH31	618451.00	7486419.00	NAD 27 Alaska	5W	1765.00	140	-55	487	NQ

Table 7.3  Continued Collar location and data Workman’s Bench; 2007, 2008, and 2009 exploration campaigns

DDH No.	UTM Easting	UTM Northing	Datum	Zone	Collar Elevation	Azimuth	Dip	Depth	Core Size
08SH32	618639.00	7486563.00	NAD 27 Alaska	5W	1758.00	160	-45	307	NQ
08SH33	618639.00	7486563.00	NAD 27 Alaska	5W	1758.00	160	-45	367	NQ
09SH01	618594	7486411	NAD 27 Alaska	5W	1880.00	320	-45	257	NQ
09SH02	618594	7486411	NAD 27 Alaska	5W	1880.00	291	-50	302	NQ
09SH03	618548	7486371	NAD 27 Alaska	5W	1880.00	326	-45	302	NQ
09SH04	618564	7486387	NAD 27 Alaska	5W	1880.00	290	-55	297	NQ
09SH05	618529	7486347	NAD 27 Alaska	5W	1873.00	320	-69	342	NQ
09SH06	618530	7486350	NAD 27 Alaska	5W	1873.00	335	-66	302	NQ
09SH07	618516	7486337	NAD 27 Alaska	5W	1870.00	305	-69	322	NQ
09SH08	618547	7486365	NAD 27 Alaska	5W	1873.00	297	-68	332	NQ
09SH09	618547	7486365	NAD 27 Alaska	5W	1873.00	297	-45	207	NQ

Total Core Drill Holes Workman’s Bench--50

Total Drill Footage Workman’s Bench—16,400 feet

Note—Four (4) percussion (RC) drill holes completed in 1994 that total 780 feet are not included in the above tabulation

Figures 7.10-to-7.15 depict the vein-fault system on Pringle and Workman’s Benches that has been drilled by the previous owner since 2006, but mainly since 2007. Figure 7.10 is the plane view of the Workman’s bench vein-fault system. Figure 7.12 is a plane view of the Pringle Bench vein-fault system. Much of the data for the cross-sectional profiles on Workman’s Bench was compiled from a series of twelve (12) large plates that depict vertical sections constructed by the company (see Staff, 2008, a-l). Additional vertical profiles were completed by the QP after inspection of the 2009 drill program data. A cross-sectional profile on Pringle Bench was developed by the QP mainly from drill information provided by the previous owner. Three cross sectional profiles, namely A-‘A’, B-‘B’, and C-‘C’, which are shown in Figures 7.11-to-7.13, provide a generalized fence of the Workman’s Bench vein-fault system from southwest to northeast. They reveal that three, sometimes four, mineralized zones designated ‘West’, ‘A’, ‘B’, and ’C’ zones, are more-or-less sub-parallel to each other and dip steeply southeast in the southern part, steeply northwest in the central part, and essentially vertical in the northern part of the drill tested system. The vertical profile designated D-‘D’ on Pringle Bench indicates that the vein-fault system there dips steeply to the northwest. Geologists recognized that distinct near-vertical vein-fault structures could be recognized in drill core and in the underground workings on the basis of both spatial relationships and physical features.

•

‘A’ zone is the largest and most distinctive of the mineralized structures at Nolan—appearing on both Workman’s and Pringle Benches. It is almost always accompanied by a distinctive lateral slickenside on its footwall and a pervasive quartz-sulfide stock work on it’s hanging wall. This post-mineral movement creates a distinctive granoblastic texture in stibnite. ‘A’ zone varies from less than 1.0 feet to 5.8 feet in true thickness and is thicker when combined with the stock work hanging wall.

•

‘B’ zone generally occurs 40-50 feet to the southeast of ‘A’ zone and sub-parallels the latter. It is also a vein-fault but does not generally contain slickensides—indicating that movement has not taken place after mineralization. Besides the conspicuous quartz-stibnite mineralization, ‘B’ zone also contains significant siderite gangue—up to 10 percent. ‘B’ zone is somewhat thinner than ‘A’ zone, averaging about 0.85 foot true thickness, but can attain a true thickness of 4.8 feet.

•

‘West’ zone generally lies 20-30 feet west of ‘A’ Zone but sometimes further. It is similar to ‘B’ zone in that it does not contain slicken-sided features typical of ‘A’ Zone. However, it can contain distinctive stock work quartz-sulfide zones in it’s hanging wall like ‘A’ Zone. ‘West’ zone averages the same thickness as ‘B’ Zone but can be up to 5.0 feet true thickness. It has been recognized on both Workman’s Bench and Pringle Bench.

•

‘C’ zone is the weakest mineralized Sb-Au vein-fault in the Nolan system and has only been positively identified on Workman’s Bench. Like ‘B’ and ‘West’ zones, no post-mineral slickenside has been observed. It averages only about 0.75 feet in thickness and normally found about 30-40 feet southeast of ‘B’ zone. It is also the weakest mineralization observed on the Workman’s bench and thus far con only be traced for about 275 feet of strike length.

Other Sb-Au veinlet zones have been recognized and sampled but cannot be correlated with a specific fault structure of the Nolan system. More work has to be completed to better understand these additional zones.

Two methods were deployed to calculate the estimated true widths of the mineralized vein-faults being evaluated for resources estimates. Firstly, the core-logging geologist estimated true widths by measuring across the extent of the parallel footwall and hanging wall contacts of the mineralized structure being sampled with host metamorphic phyllite. This field estimate is aided by the fact that foliation in the host phyllite, is nearly horizontal. Thus the geologist can check his true width calculations with the angle of the drill hole. During April, June, and September of 2008, the QP looked at all core intervals, underground stations, and selected channel sites in order to check true width intervals. In 2009, the QP examined twelve of the twenty-two core intervals to estimate true width. When true widths were ambiguous in core, standard trigometric calculations were used to calculate the actual dip of the vein(s) in core versus the calculated angle that the vein intersects the zone. Additional descriptive information is described in section 12 of this report. A comparison of drill interval widths versus estimated true width are presented in Appendices I and II.

No down-hole orientation surveys were conducted. Oriented drill holes are important to insure that drill azimuths are not off course. The QP judges that the shortcomings of not having oriented core is minimized by: 1) the relatively short drill holes that accessed the mineralized zones; 2) the relative competency of the host rocks; and 3) the near horizontal foliation of the host lithology probably minimize the potential of steeply angled drill holes from bending and diverting off trajectory for any significant amounts. As an example, down hole depths of most mineralized intercepts; i.e., ‘A’ zone, were predicted accurately at the drill site by the geologist before the actual intersection took place. However, as more drill holes explore deeper portions of the system, more holes should be oriented to avoid down-dip inaccuracies.

A
A′
B
B′
C
C′
07SH17
07SH16
08SH08
08SH25
08SH31
08SH29
08SH28
08SH09
08SH26
08SH27
08SH19
08SH21
08SH18
08SH20
08SH07
08SH10
08SH22
08SH24
08SH23
07SH15
07SH14
07SH13
07SH13
08SH12
07SH18
08SH13
08SH06
08SH32
08SH33
07SH01
08SH02
08SH01A
08SH01B
08SH15
08SH14
08SH17
08SH01A
08SH03
09SH01
09SH02
09SH03
(Not Used By Silverado)
09SH04
09SH05
09SH06
09SH07C
09SH08
09SH09
'West' Zone
'A' Zone
'B' Zone
'C' Zone
Portal
2008 Underground Drift
(Flow Direction)
Smith Creek
North
618500 mE
618600 mE
618700 mE
7486300 mN
7486400 mN
7486500 mN
0'
125'
250'
375'
07SH17 252'
2007 & 2008 Drill Collars & Hole Numbers
End of Hole Footage
09SH08 302'
2009 Drill Collars & Hole Numbers
End of Hole Footage

Figure 7.10  Schematic of Workman’s Bench, illustrating bench configuration, locations of 2007-2009 drill holes, the ‘A’ zone’, ‘West’ zone, ‘B’ zone, and ‘C’ zone, and locations of three cross sectional profiles illustrated in Figures 7.11. 7-12, and 7-13.

Figure 7.11  Schematic, cross sectional profile A-A’ the southern portion of Workman’s Bench, illustrating the intersection of the major mineralizing structures currently being assessed—note that the ‘Zones as drawn represent a width of the mineralized structure and not the sampled assay interval, which is generally thinner.

1900
09SH01
B
B′
WBUG8-S 1 to 3
203802
203810
South Portal
Level Control
No Control
08SH07
08SH10
08SH22
West Zone
189′-191′
'B' Zone 114′-115′
'A' Zone 178′-182′
West Zone 90′-92′
1700
TD 257′
'A' Zone 104′-107′
ELEVATION (FEET)
West Zone 171′-172′
'C' Zone (?) 290′
'A' Zone 201′-202′
'B' Zone 221′-222′
TD 302′
TD 317′
'C' Zone 250′
1500
TD 370′

Figure 7.12  Schematic, cross sectional profile B-B’ in the central portion of Workman’s Bench, just south of the ‘South Portal’ tunnel, illustrating the intersection of the near-vertical, major mineralizing structures currently being assessed—note that the ‘Zones’ as drawn represent a width of mineralizing structure from inspection of core and not the sampled assay interval, which is generally thinner.

Trench System
Not Sampled
Trench-267396
Trench J56
07SH14
07SH15
Surface Trace
C
C'
'C' Zone Not Sampled
203798
203709
203810
North Portal Level
West Zone 166.6'-167.6'
'A' Zone 208'-209'
West Zone 159'-161'
'B' Zone 240'-240.5'
Thin 'C' Zone 249'
'A' Zone 197'-198'
'B' Zone 245'-246'
'C' Zone 253'
TD 323'
TD 407'
1800
1700
1600
1500
ELEVATION (FEET)

Figure 7.13  Schematic, cross sectional profile C-C’ in the northern portion of Workman’s Bench, just north of the ‘North Portal’ tunnel, illustrating the intersection of the near-vertical, major mineralizing structures currently being assessed—note that the ‘Zones’ as drawn represent a width of mineralizing structure from inspection of core and not the sampled assay interval, which is generally thinner.

D
Trench F
297'
284'
Trench I
Trench M
Trench H
09SH17
212'
Trench L
207'
09SH10
182'
139'
102'
'West' Zone
09SH11
09SH12
07SH05
'A' Zone
300'
92'
618800 mE
7486500 mN
07SH04
07SH03
07SH06
07SH02
07SH07
09SH16
07SH08/09
09SH18
09SH19
09SH14
09SH20
09SH15
Trench D
North
D'
06SH01
618900 mE
7486700 mN
619000 mE
7486800 mN
0'
125'
250'
375'
07SH02
297'
Drill Collar & Drill Number
End of Hole Footage
Trench with zones of mineral veining
High angle fault showing offset

Figure 7.14  Schematic plane view of Pringle Bench, illustrating bench configuration, locations of 2006, 2007 and 2009 drill holes, the ‘A Zone’, ‘West Zone, and other non-designated vein-fault zones; location of cross-sectional profile D-D’ illustrated in Figure 7.15.

D
D′
Trench H, M
6ST030-32
07M13
07SH07
09SH14
09SH15
07SH06
07SH02
'A' Zone 65′-66′
'A' Zone 19′
'A' Zone 112′-113′
'A' Zone 39′-40′
'A' Zone 162′-163.5′
West Zone 53′
Sb Vein
TD 207′
TD 139′
TD 202′
TD 212′
TD 222′
1900
1700
1500
ELEVATION (FEET)

Figure 7.15  Schematic, cross sectional profile D-D’ (and including RC hole 06SH01) on Pringle Bench, illustrating the intersection of the essentially vertical, major mineralizing structures currently being assessed—namely ‘A’ Zone (red) and West Zone (blue). Note that the ‘A’ and ‘West’ zones as drawn represent a width of mineralizing structure from inspection of core and not the sampled assay interval, which is generally much thinner. From QP files.

8.0	SAMPLE PREPARATION, ANALYSES, AND SECURITY

8.1   Site Sample Preparation Methods and Security

The previous firm developing the placer deposits directly supervised the primary collection, sample preparation, and analysis of all placer deposit samples.

Gold nuggets within the placer systems can be very large (50% greater than number 4 mesh size) and variably distributed; hence, the requirement for collecting and analyzing large samples. The percussion samples were analyzed in their entirety without sub-sampling to minimize potential bias caused by sub-sampling material with extreme size variation in gold nuggets.

Sample grades for the Nolan Creek placer deposits are expressed as oz/yd3 Au. Accurate measurement of the volume of the sample is therefore as critical as accurate recovery and weighing of the contained gold. The volume in the analysis is the in-situ or bank volume of the sample. This is determined using swell factors that have been determined for the deposits. These factors are subject to local variation (e.g., because of higher silt content in the sample) that may cause inaccuracies in the analytical results.

Two methods were traditionally used by the previous owner to estimate gold grades in a placer resource. One method is to calculate the amount of gold present in a bank cubic yard or ounces gold/cubic yard. When all of the values are on or near the bedrock-gravel interface, an alternative method of estimating gold quantities in a placer deposit is the amount of gold present on one square foot of surface area on bedrock—known as a bedrock square foot (brsf). Because most of the placer gold in the Nolan Deep Channel and in left limit benches are ‘bedrock placers’, some Silverado geologists expressed gold values in exploration drill programs in ‘brsf’. This value varied with the thickness of auriferous materials both above and below the bedrock-gravel interface. The previous owner established conversion factors for converting ounces gold/brsf to ounces gold/cubic yard, which systematically varied from valley floor and bench deposits. For this summary, the QP expressed all drill hole grade data in ounces gold per cubic yard.

Sample recovery calculations have been implemented by the previous owner’s geological staff and described by Flanigan (2003d; 2004). The QP could not verify every sample or the reported results for authenticity, but he is reasonably confident that sampling programs were carried out in a professional manner by competent, qualified individuals.

As an example, Table 8.1 summarizes data collected for drill hole intersections for one of the placer target areas: D-3B3 Block.

Table 8.1 Drill hole intersection summary for 3B3-Block

Drill hole	From (ft)	To (ft)	True Thickness (ft)	Grade (oz/cu yd Au)
NC-3B3 10-1	30	42	12	0.012
NC 3B3 11-3	85	97	12	0.015
NC-3B3 2-1	105	110	5	0.024
NC-3B3 2-3	75	85	10	0.275
NC-3B3 2-4	70	75	5	0.176
NC 3B3 3-1	55	60	5	0.010
NC 3B3 3-3	90	95	5	0.041
NC 3B3 3-5	125	135	10	0.117
NC 3B3 4-1	105	110	5	0.011
NC 3B3 6-3	50	55	5	0.061
NC 3B3 7-3	55	60	5	0.067
NC 3B3 9-5B	90	97	7	0.134

Four types of samples were collected during previous lode exploration campaigns. Soil samples were taken every 50 ft over established grids. Silverado used hand-held, mechanized augers to collect the samples and sometimes spade shovels. Trench channel samples were taken each 5 ft. When mineralized veins are encountered, a narrower (to a minimum of 6 in) segment was collected. This reflects previous owner’s interest in evaluating the stibnite-bearing veins for selective extraction rather than looking at the deposits as a lower grade bulk tonnage play. All drill core was cut by diamond saws at the mine site. Half of the core was split and bagged for shipment to the selected lab; the other half was kept for further logging activities and reference.

The location of trenches and diamond drill holes are described for the lode deposits at Pringle Bench and Workman’s Bench in Chapter 7 of this report. Summaries of the number of RC and diamond core samples are presented in Tables 5.1 and 7.1 of this Technical Report. The locations of channel samples for the Workman’s Bench underground development work deposit are shown in Figure 8.1. Table 8.2 summarizes how sample interval and assay data are presented by the QP from the diamond core drilling, surface-trench, and underground sampling programs.

In February 2008, the previous owner completed an underground channel sample program of thin zones of quartz-stibnite mineralization exposed in the workings driven in late 2007. True sample widths across mainly massive stibnite veins ranged from 3 inches-to-11 inches and averaged 6.5 inches. In April 2008, geologists re-entered the underground workings and collected an additional 92 channel samples along 460 ft of underground development.

A portable, air-powered chipper (i.e., jackhammer) and chisel were used to extract the samples, mostly 5 ft intervals. The sample channel was first cut with an air-powered rock saw before being extracted with the jackhammer. Sample weight was estimated to be about 15 pounds each, for a total of approximately 600 kg for the 92 samples. The broken sample was collected on a plastic sheet lain on the floor of the drive immediately below the channel. The QP considers that adequate care was taken in the collection of the material in the sampled intervals. In April, 2008, the QP collected 23 independent channel samples from underground workings, using sampling methods similar to those described above.

During September 29-30, 2008, the QP inspected the methodology of the sampling methods and approaches during the processing of core from the 2008 Workman’s Bench exploration program. In contrast to the 2007 exploration drill program on both Pringle and Workman’s Benches, where 5.0 foot lengths of core were systematically assayed along with selected mineralized zones, sample intervals selected during the 2008 drill program on Workman’s Bench were entirely focused on the relatively thin mineralized veins intervals in core. Five-foot intervals in core were not assayed if veinlet mineralization was not recognized. This Previous owner’s decision reflects the desire to focus exclusively on relatively small, high grade, antimony-gold veinlet zones in core. As a result, the total number of assay intervals during the 2008 drill program (627) was only 52 percent of the 2007 drill program total (1,195) despite the fact that drill footage in 2008 (11,597 ft) exceeded the drill footage in 2007 (4,555 ft) by about 160 percent.

Figure 8.1  Geologists collect channel sample in underground Workmen’s Bench development using horizontal diamond saw cut across mineralized zone; circa April, 2008. From QP files.

Portal
A Crosscut
B Crosscut
C Crosscut
D Crosscut
SCALE
0 10 20 30 40 50 60 70 80 feet
0 5 10 15 20 25 meters
Main high grade Sb-Au bearing zone
203450 (bench test)
#203797 Au 0.036 Ag <2 As 67 Pb 275 Sb 3608
#203795 Au 12.300 Ag 4 As 52 Pb <2 Sb 403500
#203794 Au <0.010 Ag <2 As 106 Pb 290 Sb 397
#203808 Au 41.000 Ag 2 As 52 Pb <2 Sb 436350
begin major stockwork concentration
203409 (bench test)
#WBUG3 S1 Au 23.300 Ag 0.89 As 0.5 Pb 1.1 Sb 521000
#WBUG3 S2 Au 11.35 Ag 0.75 As <0.1 Pb 0.5 Sb 578900
#WBUG3 S3 Au 1.070 Ag 0.08 As 3010 Pb 18.2 Sb 60900
#WBUG3 S4 Au 15.550 Ag 0.78 As 1.3 Pb 0.4 Sb 557100
#WBUG3 S5 Au 15.300 Ag 0.03 As 2520 Pb 4.5 Sb 11100
#203789 Au 19.200 Ag 10 As 4152 Pb 141 Sb 224850
#203791 Au 12.500 Ag 4 As 1163 Pb <2 Sb 397350
67 veins, 21 with Sb_2S_3
#WBUG5 S1 Au 1.805 Ag 0.34 As 46.5 Pb 0.4 Sb 210200
#WBUG5 S2 Au 35.800 Ag 0.67 As 0.7 Pb 0.2 Sb 500400
#WBUG5 S3 Au 1.085 Ag 0.24 As 11.6 Pb 0.3 Sb 133800
edge of major stockwork concentration
#203802 Au 0.076 Ag 5 As 68 Pb <2 Sb 377850
203488 (bench test)
79 veins, 22 with Sb_2S_3
WBUG8 S1 Au 12.400 Ag 0.73 As 1 Pb <0.2 Sb 575200
#WBUG8 S2 Au 5.030 Ag 0.73 As 0.7 Pb <0.2 Sb 587600
#WBUG8 S3 Au 24.000 Ag 1.26 As 2.5 Pb <0.2 Sb 580200
A Zone
B Zone
C Zone
#WBUG9 S1 Au 2.920 Ag 0.45 As 18.8 Pb <0.2 Sb 339200
#WBUG9 S2 Au 4.470 Ag 0.19 As 459 Pb 0.4 Sb 173400
203788 (bench test)
minor Sb_2S_3
end of vein swarm
#WBUG9 S3 Au 3.230 Ag 0.05 As 2530 Pb 3.8 Sb 87400
#WBUG9 S4 Au 17.750 Ag 0.18 As 5590 Pb 2.3 Sb 73400
#WBUG9 S5 Au 1.775 Ag 0.03 As 4680 Pb 4.9 Sb 400
#203810 Au 24.000 Ag 3 As 66 Pb <2 Sb 410400
LEGEND
Quartz veins, +/- sulfides, showing dip (GRAPHIC DEPICTION)
Quartz-stibnite veins showing dip (GRAPHIC DEPICTION)
Dark gray, locally sulfide bearing phyllitic schist
Strike and dip of foliation
#Sample Au Ag As Pb Sb
Sample analyses from NE striking vein faults; data are reported in parts per million
Sample analyses from NW fractures and wall rocks; data are reported in parts per million
Sample analyses from veins; collected by Dr. Karsten Eden; data are reported in parts per million

Figure 8.2  Location of underground development and channel samples, Workman’s Bench

Table 8.2  Table of selected sample composite, illustrating assay information and true widths of mineralized structures from 2009 Workman’s Bench core drilling program.

Drill Hole # (Assay Intervals)	Underground, Surface or Drill Core Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Estimated True Width	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
09SH01 (09SS03)	Drill Core	‘A’ Zone	181.1	182.0	0.90	0.75	<0.01	0.072	7,730	0.25	2.5	Dense quartz vein swarm with trace stibnite and arsenopyrite
09SH01 (09SS04)	Drill Core	West Zone	189.9	190.6	0.70	0.58	0.07	0.126	6,680	0.27	8.9	3.25 inch thick vuggy quartz-stibnite vein
09SH02 (09SS019)	Drill Core	‘A’ Zone hanging wall	160.3	162.0	1.70	1.36	5.64	0.035	2,310	0.27	0.9	Quartz carbonate stibnite stockwork
09SH02 (09SS020)	Drill Core	‘A’ Zone	162.0	162.9	0.90	0.72	0.18	0.035	4,560	0.37	15.6	Quartz-stibnite breccias vein; analytical Sb content lower than visual in core
09SH02 (09SS021)	Drill Core	‘A’ Zone	162.9	164.6	1.70	1.36	3.05	0.042	3,790	0.40	29.1	Two vertical quartz-stibnite veins 0.75 inches thick; 0.30 foot carbonate vein
09SH03 (09SS035	Drill Core	‘A’ Zone hanging wall	164.1	164.6	0.50	0.40	0.35	0.012	NA	NA	NA	3/8 inch qtz +Sb; 30% stibnite—over-drilled
09SH03 (09SS036)	Drill Core	‘A’ Zone	168.0	168.6	0.60	0.40	0.80	0.019	NA	NA	NA	<1/2 inch qtz-Sb; 80% stibnite-over -drilled
09SH04 (09SS039-040)	Drill Core	‘B’ Zone	145.0	148.7	3.70	2.75	1.57	0.169	5,130	0.90	2.6	Quartz-carbonate veins and quartz-stibnite breccias—contamination from hanging wall
09SH04 (09SS047)	Drill Core	‘A’ Zone	193.6	195.8	2.20	1.62	3.71	0.002	415	0.24	3.4	Abundant quartz carbonate stibnite
09SH04 (09SS048)	Drill Core	‘A’ Zone	195.8	196.3	0.50	0.37	1.65	0.190	2,170	0.37	15.7	Similar to 09SS047 but more arsenopyrite
09SH05 (09SH022)	Drill Core	‘A’ Zone	276.2	276.7	0.50	0.30	47.29	0.217	2.9	1.16	0.7	Hanging wall of massive stibnite vein; arsenopyrite in hanging wall
09SH05 (09SS023)	Drill Core	‘A’ Zone	276.7	278.3	1.60	1.30	69.21	0.251	<0.1	1.63	0.2	Massive stibnite vein (see cover photo)
09SH05 (09SS024)	Drill Core	‘A’ Zone	278.3	278.8	0.50	0.30	39.53	0.389	17.9	0.79	1.3	Footwall contact zone

Sample security from both placer and lode sampling programs were maintained by geological contractors. All samples were stored in a secure trailer at Nolan Camp. Individual samples were composited into larger rice bags and sealed with plastic tape. Samples were then stored in a locked trailer at Nolan Camp prior to transport to the ALS Chemex preparation laboratory in Fairbanks, Alaska.

8.2   Laboratory Sample Preparation Methods and Analytical Procedures

Samples from placer deposits were analyzed in their entirety (i.e., no sub-sampling) to minimize potential bias from sub-sampling of material with such a large proportion of gold nuggets. Samples from RC drilling were split with a splitter and surface samples were split by contracted laboratory personnel. The primary sample was processed through a gravity separation technique at the drill rig to separate gold nuggets, finer-grained gold, and heavy minerals from the host gangue material. A systematic procedure was developed by Tricon Mining geological staff for the collection and preparation of percussion drill hole samples. The sample was emitted from the drill and immediately submitted to a drill-mounted cyclone to dissipate the sample velocity, and then passed through a JonesTM splitter. The split sample was then processed through a Denver Gold SaverTM. The oversize discharged to a revolving drum screen to a ‘picking plate’ where +¼ inch nuggets were hand-picked. The – ¼ inch undersize reported to a Teflon lateral action sluice and the resultant heavy mineral concentrate was hand-panned. The gold in the concentrate was then picked with tweezers. The remaining fine heavy concentrate was treated with amalgamation and the resultant gold bead was weighed along with the hand-picked gold with a ChampTM electronic balance.

The previous owner conducted volume measurements of samples collected during 2003 and 2004 placer drilling programs. Results of these measurements showed that a 5 ft sample from the Nolan Deep Channel averaged 14.80 gallons, whereas a 5 ft sample from the Mary’s East Bench deposit averaged 19.20 gallons. The Nolan Deep Channel deposits contain significant amounts of silt, sand, and clay, whereas the left limit bench deposits such as those at Mary’s East are much coarser grained. Determination of volumetric measurements results in a more accurate estimate of gold grade in the placer deposit. Hence each placer deposit was volume-characterized by Silverado contractors during exploration.

Sample grades for placer deposits are expressed as gold content per bank volume of material where bank volume is the in-situ volume of material. To calculate the bank volume the sample volume must be factored using a predefined swell factor that quantifies how much the volume of the sample increases as a result of extraction. Swell factors for mine operations were estimated by Murton (2004) to be 130%, whereas the calculated swell factor during the 2003-to-2004 rotary drill programs was calculated by Flanigan (2004) to be 117%. The weight of the gold extracted from the sample (the method of recovery which was described previously) is divided by the bank volume of the sample to determine the grade of the sample expressed in oz/cu yd Au.

For lode exploration, diamond core samples were split in half on site by company personnel using a core saw. Half of the core was submitted to external laboratories for analysis and half is retained on site.

ALS Chemex of Vancouver, Canada, an ISO 9001:2000 accredited laboratory, analyzed most of the Silverado sample stream from lode-style deposits. Alaska Assay Laboratories LLC of Fairbanks, Alaska, an ANS/ISO/IEC Standard 17035:2005 accredited laboratory were subsequently used by Silverado for analytical work. Both laboratories produced a coarse split from which a finely ground material to 150 mesh is analyzed. The pulverized material and the coarse reject were stored by the laboratories for possible re-analysis. Both laboratories were utilized during the 2008 exploration program. In 2009, analytical services were exclusively provided by ALS Chemex Labs (now ALS USA Inc.).

8.3   Quality Control and Quality Assurance Programs

Quality assurance and quality control (QAQC) was routinely performed by the previous owner’s exploration contractors. During 2008, standards have been obtained from Shea Clark Smith, (Minerals, Exploration, and Environmental Geochemistry) in Reno, Nevada that supplies standards for mining companies. For core intervals intersecting vein zones, two standards and one blank are randomly inserted in batches of twenty (20) sample intervals. One standard contains 0.174 oz/ton gold. The other standard contains 0.261 oz/ton gold. For core penetrating mainly wall rock zones, one standard and one blank were randomly inserted into batches of twenty (20) samples, with the standard used containing 0.174 oz/ton gold. The standards for gold that were inspected by the QP during 2008; all appear to be within a narrow 1.0 percent of the values.

During 2009, standards were again obtained from Shea Clark Smith, (Minerals, Exploration, and Environmental Geochemistry) in Reno, Nevada. One mineralized standard contained 6 ppm (0.174 oz/ton) gold while another contained 9 ppm (0.264 oz/ton) gold. A blank consisting of pure quartz was also obtained from Shea Clark Smith. Duplicate samples were prepared by Karl Sharp using known intervals with known assay values. In 2009, standards, blanks, and duplicate samples were inserted into the sample stream every twenty (20) samples in a similar fashion to that developed for the 2008 sample stream.

The QP inspected ALS Chemex certified analytical results for the 2008-2009 programs. For example, in 2009, Certificates FA09127826-828; FA0917035-037; FA09091985; FA09085913; and FA09081078 contained 170 assayed samples from all sources. Of these the QP observed the standards and blanks. The low gold standard (6 ppm Au) ranged from 5.91-6.27 and averaged 6.04 ppm Au. The higher standard (9 ppm Au) ranged from 8.61-9.38 and averaged 8.84 ppm Au. The QP judges that the contracted laboratory was performing in a satisfactory manner. Antimony standards were not deployed.

Core recovery was checked in every box coming off the drill rig. The QP witnessed core loggers estimating core recovery during 2007 and 2008. During 2008, Silverado's geological contractors have reported that core recovery and Rock Quality Designators values (RQD) averaged 95 percent, especially after switching from BTW size core to the larger diameter NQ core. During his October 22-23, 2007, June 13-14, 2008, and September 29-30, 2008 site visits, the QP noted that core recovery is consistently very high and averages >90 percent. Lower RQD values occur in mineralized intervals.

8.4   Qualified Person’s Opinion Regarding Sample Collection and Preparation

The QP considers that contractors for the previous owner competently prepared samples analysis and dispatch to external laboratories. The QP observed sampling procedures and QAQC issues at Nolan Creek since about 2003.

During the April 20th 2008 inspection of the Workman’s Bench underground workings, the QP suggested some modifications to Silverado contactors during the collection of channel samples underground, which included covering the floor of the drift with a tarp to collect the samples and to prevent contamination and using larger sample bags than were being used.

For the 2009 programs, only narrow mineralized zones were selected for assay; therefore, the bulk of the core volume was not submitted for analytical work. The QP suggests that a selected portion of the unanalyzed core should be submitted for: 1) the same analytical methods as used in the mineralized zones in order to estimate the possibility of bulk mineable albeit lower grade zones of mineralization; and 2) acid-base accounting (ABA), in order to better predict the acid generating capacity (AGC) of the site during development and for future permitting requirements.

9.0DATA VERIFICATION

9.1   Exploration and Mineral Resource Data Verification

The QP has verified all exploration and resource data relied upon in this Technical Report.

Concerning placer deposits, the QP observed contractors from the previous owner prepare placer samples for separation of placer gold, the subsequent weighing of recovered gold and calculation of gold per unit volume of material. Concentrate splits were stored at Nolan Camp. The QP inspected these records during 2003-to-2004 and also looked at chip trays collected during 2006-to-2007. The QP observed placer exploration conducted by the previous owner’s contractors during underground development of Swede Channel in 2006. The QP is confident that contractors conducted a sound panning program that was directly factored into the development of drifts and crosscuts.

Concerning lode deposits, in 2009, the QP observed mineralized sample intervals being prepared for submittal to the ALS Chemex Laboratory in his Fairbanks office complex. All of the core boxes were nailed shut prior to shipment to Fairbanks. According to geologist Karl Sharp (pers. commun., September, 2009), splitting occurred after the core was photographed.

Selected field duplicates of sampled intervals, two from underground channels, and one from a trench, were submitted by the QP to an umpire laboratory (Alaska Assay Laboratories LLC) to check analytical results from ALS Chemex. In as much as the samples are collected by different individuals at different times and analyzed by different labs, the QP judges that results from this limited comparison indicate acceptable levels of bias and accuracy for gold and antimony values (Table 9.1).

Table 9.1  Duplicate analytical comparisons between QP and contractor samples

Sampler	Sample #	Sb (%)	Au (oz/ton)	Description
QP	203808	43.64	1.190	Underground sample, Alaska Assay Laboratories
Karsten Eden	WBUG5-S2	50.04	1.040	Underground sample, ALS Chemex
QP	203810	41.00	0.696	Underground sample, Alaska Assay Laboratories
Karsten Eden	WBUG8-S3	58.02	0.696	Underground sample ALS Chemex
QP	267397	36.51	0.793	Trench Sample, Alaska Assay Laboratories
Silverado Contractor	Trench J1	29.30	0.120	Trench Sample, ALS Chemex

During 2008, Silverado submitted sixty-one (61) duplicate samples of mineralized core to ALS Chemex, and analyzed them for the Au-GRA21 and Sb-AA65 packages (Table 9.2). The QP did not rigorously compare the data but generally found that, by visual inspection, the assay results for both antimony and gold compared, varied, on average about 2.5 percent.

Table 9.2  List of Duplicate Samples, Workman’s Bench Drilling Program 2008

Total: 61 duplicate samples

FA08083476

08SS13

08SS14

08SS18

08SS25

FA08086192

08SS33

08SS46

08SS51

FA08093001

08SS102

08SS106

08SS111

FA08093002

08SS119

08SS122

08SS123

08SS124

FA08076587

08SS02

08SS09

FA08093003

08SS52

08SS67

08SS68

08SS70

FA08095943

08SS138

08SS147

08SS149

08SS150

FA08117975

08SS235

08SS241

08SS242

FA08135958

08SS353

08SS372

FA08135959

08SS375

08SS386

FA08108707

08SS281

08SS283

08SS287

FA08108706

08SS195

08SS196

08SS212

FA08108707

08SS215

08SS218

08SS227

FA08117976

08SS254

08SS255

08SS192

FA08100110

08SS177

08SS182

08SS190

FA08100111

08SS158

08SS159

08SS170

FA08093000

08SS73

08SS80

FA08127442

08SS313

08SS326

FA08127448

08SS302

08SS305

FA08130451

08SS342

08SS351

FA08137318

08SS413

08SS426

In the vast majority of cases (>97%), the mineralized zones had corresponding elevated values of antimony and frequently (but not always) gold. In four (4) examples (1.9 percent of the total 202 sample assay intervals on Workman’s Bench), where stibnite-quartz and trace visual gold was identified in core, analytical results did not indicate correspondingly high metal values; i.e., sample intervals 08SS216 (DDH 08SH14), 08SS379 (DDH 08SH32), 08SS380 (DDH 08SH32), and 08SS243 (DDH08SH17). In the remaining 98.1 percent of the assay intervals, analytical results seemed to correspond with estimated amounts of mineralization; i.e. estimated content of stibnite and occasional visible gold.

9.2   Exploration Data Limitations

Although drill core intervals can be checked through re-assay activities, placer intervals cannot be checked as the sample material is completely consumed. After interviews with the previous owner’s contractors involved with the earlier placer exploration programs, the QP is satisfied that exploration data acquired during that time is reliable.

The QP cannot comment on the validity of sampling and analysis performed prior to the mid-1990s, because he was not present during the exploration programs. The early RC (percussion) drill programs directed at assessing lode mineral potential in the Nolan Creek area are not very well documented. For example, the specific locations of drill hole collars on the Thompson Pup area could not be found.

Because of uncertain sampling procedures, and apparent inaccurate orientations of mineralized structures, the QP did not use percussion drilling results to calculate resource estimates.

10.0MINERAL PROCESSING AND METALLURGICAL TESTING

10.1   Placer Deposits

The previous owner used a number of different plant designs for the processing of gold from placer deposits. During the early 1980s, test pits were completed on Archibald Creek and limited amounts of pay gravels were fed into a trommel screen, and standard sluice box equipped with Hungarian riffles. During the 1990s, recovery technologies improved with the construction of newer washing plant facility. In 2003, a new plant was designed to wash 150 cu yd/h in two 10-hour shifts per day. Improvements to the plant included: 1) Hydraulic riffles to promote an active riffle bed in the sluice box; 2) a one inch screen classifier; 3) A sand screw to the dewatering system; and 4) because of coarse gold, an oversize discharge belt with a nugget alarm system.

In 2006, the washing plant was redesigned to improve plant efficiency and improve gold recovery (Figure 10.2 and Figure 10.3). Oversize (greater than 4 in) from the plant is directed to a TechronTM Model #5500 conveyor belt (Techron) oriented at 90° to the length of the washing plant. Any nugget that hits this belt was automatically scanned by the metal detector which is situated at 45 ft along the conveyor belt system. If detected, a trap door was triggered, which dropped the nugget into a wash tub. It is worth noting that the largest gold material recovered during the 2006 washing plant cycle, a flat 9.05 oz gold nugget composed of essentially pure placer gold, escaped the main grizzly and the elongated harp screen but was detected and ‘saved’ by the electronic detector.

Undersize material was further sorted by size and gold was recovered using two sluice boxes. All heavy mineral concentrates accumulated in hydraulic nugget traps within the sluice boxes and in the hydraulic riffles ere further processed through a Denver Gold SaverTM. The washing plant had five nugget traps (numbered 1 to 5 on Figure 10.3), 16 ft of hydraulic riffles, and 16 ft of expanded riffles. The plant layout was approximately 110 ft in length and about 65 ft in width.

During operations, the QP observed a steady, even feed of pay gravel, efficient removal of oversize materials, and an effective water delivery system. From discussions with company officials and direct inspection by the QP, there was practically no placer gold observed in the middle and lower riffles of both the main and sulfide sluice boxes. Panning of concentrates from these sections failed to yield any significant placer gold (Josh Moore, pers. comm., 2006). Gold recovery was very high and estimated to exceed 95%.

Plant Side View

Plant design: 75yds^3 /hr
Operation in 2006: 35yds^3 /hr

Primary feed
from backhoe
Primary Grizzly
Screen
Techron Conveyor for
Oversize Stacking
14°-15°
Bolt on
Assembly
Main box
Sulfide box

Figure 10.2	Side view of 2007 Nolan washing plant

Plant Top View

Stacked Oversize Here
Techron Conveyor for Oversize Stacking
Primary feed
(Backhoe)
4" Grizzly
Nugget Detections system
(Nugget Trap #5)
8 feet Hydraulic riffles
8 feet Expanded riffles
Nugget
Trap #1
Main Box
Primary
Conveyor
Nugget
Trap #2
2" Grizzly
"Sulfide Box"
40 feet
Nugget
Trap #3
Nugget
Trap #4
8 feet Hydraulic riffles
8 feet Expanded riffles
35 feet
35 feet
110 feet total length

Figure 10.3	Plan view of 2006 Nolan wash plant

The Silverado gold recovery plant was designed to process 35 yd/hr. From June 27 to July 21, 2006, the plant processed 8,896 cu yd during 278 hours of operation at a rate of 32 cu yd/h. During June 20-to-July 30, 2007, the plant operated for 705 hours and processed 19,615 cu yd, an average rate of 29 cu yd/hr. When fully operational, two day-and-night shifts washed for 11 hours each, with 2 hours each day devoted to plant maintenance.

During his June 2026 inspection of the property, the QP searched for but not identify any component of the 2006 washing plant and assumes that it has been dismantled/scrapped and/or moved to another site.

10.2   Lode Deposits

The previous owner acquired a permit from USBLM to collect and process a maximum 1,000 cu yd of material from the Workman’s Bench lode for metallurgical testing. This large bulk sample could determine further grinding, flotation, and other processing and characteristics of stibnite; however, the bulk sample was never collected.

In April 2008, the QP collected a 414 pound bulk sample of semi-massive to massive stibnite, vein quartz, and wall rock gangue all from the defined mineralized ‘A’ zone in the Workman’s Bench underground workings (see Bundtzen, 2008c). The purpose was to determine the mineralogical nature of the antimony mineralization and the source of significant gold values. There is variation in gold content of the stibnite zones even within constrained sample collection areas. The bulk sample was sent to Hazen Research Labs Inc. (Hazen) in Golden, Colorado, USA in to determine the most optimal grind for potential marketing of a stibnite product and identify the mineralogical nature of gold and antimony values. The QP believes that the bulk sample was representative of the ‘A’ mineralized zone on Workman’s Bench.

Two reports were produced by Hazen in September: 1) Report #1-Flotation and Gravity Results, Workman’s Bench Stibnite-Gold Deposit, Wiseman District, Alaska; and 2) Report #2-Mineralogical Examination, Workman’s Bench Stibnite-Gold Deposit, Wiseman District (Schultz, 2008 a, b). Both yielded important and relevant information. Hazen tested both gravity and flotation separation technologies, provided for heavy mineral components of the ore, predicted recovery of both stibnite and free gold, and suggested recovery technologies to be used in a future operation.

Importantly, in the QP’s opinion, the bulk sample demonstrated that stibnite can be effectively separated from the other heavy mineral components such as gold and arsenopyrite, which report separately in the rougher concentrate table testing (see Figure 10.3). Hence the two economic products of the proposed mineral development, stibnite (antimony) and native gold, can be successfully separated. The stibnite concentrates can be upgraded to market quality and most of the gold (90 percent according to Hazen test results) can be recovered at the mine site, using gravity separation techniques.

Project 10823
Cleaner 1 Table Test
Arsenopyrite
with free gold ---->
Stibnite
Gangue

Figure 10.3  Tabled Rougher Concentrate from Workman’s Bench Deposit analyzed by Hazen Research Labs, Inc.

Gravity separation using a quarter DeisterTM shaking table produced a second, cleaner gold and arsenopyrite concentrate that assayed 9.4 oz/ton. This test work indicates that coarse gold and coarse stibnite can likely be recovered by gravity separation; however, fine-grained components of both mineralogical products might benefit from flotation (Figure 10.3). Given the tendency for stibnite to ‘slime’, a flotation circuit may be an important prerequisite for a recovery system. Using gravity-only methods would result in a stibnite recovery of approximately 85 percent and gold recovery of about 90 percent.

Report #2 (Schultz, 2008b) was designed to learn more about the mineralogical constituents of the bulk sample. In an effort to determine the nature of the gold occurrence, gravity concentration was carried out using heavy liquid, to enable detection and to allow examination of a statistically valid number of gold particles and also to obtain preliminary information on response to gravity separation. A 500-g split from the minus 10-mesh head sample was dry-screened at 35-mesh, and the oversized material was stage-crushed to minus 35-mesh for the gravity separation and the mineralogical work on the separated fractions. For the separation, the minus 35-mesh split was wet-screened at 500 mesh. The minus 35 mesh fraction was separated with heavy liquid using acetylene tetra-bromide at a specific gravity of 2.96 to upgrade the heavy minerals and concentrate the gold (Figure 10.4).

Figure 10.4  Hazen mineralogical separation process flowchart, Workman’s Bench bulk sample.

The heavy liquid sink product contained as predicted, dominantly stibnite, but also other minerals as summarized in Table 10.1 below.

Table 10.1.  Composition of the Heavy-Liquid Sink Product

Constituent	Estimate Area, %
Stibnite	85
Gangue	10
Pyrite (including marcasite)	3
Arsenopyrite	2
Rutile	1
Chalcopyrite	Trace
Covellite	Trace
Gold	Trace

Small gold inclusions (less than 20 µm) in stibnite were observed in the sink product. The identification was confirmed by Electron Microprobe (EMP) analysis, which shows 100 percent Au. Also, fine microcrystalline gold was observed associated with stibnite. The EMP analysis of these particles also showed 100 percent Au. Figure 10.5 illustrates gold inclusions in stibnite.

Figure 10.5 Gold (bright color) in stibnite (gray grain), Workman’s Bench Bulk sample.

A split portion of the concentrate from the shaking table was panned to concentrate the gold even further. Several gold particles were observed ranging in size between 500 µm to about 2 mm. Figure 10.6 illustrates the gold in the shaking table concentrate; note the coarse nature of the gold particles in the sample.

A	B

Figure 10.6  Stibnite-gold concentrates from table products from Nolan Bulk Sample—A and B illustrate sampled product variability. Magnification is approximately 25X.

10.3   Trace Element Content of Nolan Mineralized Zones

Trace element content of the stibnite mineralization in the Nolan Creek area will affect potential marketability. Amalgamet-CanadaTM provides specifications for threshold concentrations of trace elements in stibnite ores, which if exceeded, could result in penalties. The metals of concern are mercury, lead, arsenic, selenium, tellurium, tin, and bismuth. Three of these elements, mercury, lead, and arsenic, are addressed because they are usually the most scrutinized during metallurgical and environmental evaluation of stibnite ores. The previous owner analyzed for all of these elements during their Workman’s bench exploration program. When the QP released his July 29, 2008 NI 43-101 Technical Report (Bundtzen, 2008c) to the previous owner, he indicated that mercury analyses did not exist for 2007 and earlier exploration sampling programs and recommended that mercury analyses be given a priority, given the need to document mercury levels in stibnite-gold mineralization for metallurgical and marketing issues. The previous owner responded to this recommendation and added mercury analyses to the analytical package for the 2008 core drilling campaign on Workman’s Bench.

Table 10.2 compares a selected roster of industry standard trace impurities with trace elements identified from the Workman’s Bench and Pringle Bench stibnite-quartz zones. Arsenic, mercury, lead, selenium, bismuth, tellurium, and tin, all pass accepted industrial criteria (maximum quantities) for those metals. The average levels for all of the trace metals in the assay intercepts fall below the Amalgamet-Canada metal specifications, which were used as a standard to test the metallurgical nature of the Workman’s Bench mineralization.

The Silverado data set includes mercury results from 174 mineralized assay intervals used in the resource analysis, or about 80 percent of those used in the mineral resource estimates. For specific clarification, mercury assays exists for all holes drilled in 2008 and 2009, but does not exist for the 2007 drill holes, nor in surface trench samples and underground channel samples collected prior to April, 2008. However, the 2008 and 2009 drill holes and respective intercepts into mineralized zones flank the 2007 drill core intercepts described in the previously released July, 29th, 2008 Technical Report (Bundtzen, 2008 c). The 2008 drill intercepts represent approximately 80 percent of all mineralized intercept data acquired on Workman’s Bench and Pringle Bench. Figure 10.7 illustrates where mercury data is available in mineralized intervals.

Mercury values from the 2008 drill-indicated intervals range from nil to a maximum value of 8.12 ppm and average 0.774 ppm mercury (n=134). Twenty-one (or 16 percent) of the intervals contained greater than 1.00 ppm mercury whereas 113 (or 84 percent) of the intervals contained less than 1.00 ppm mercury. The QP inspected the 2009 drill core analytical data from 43 intercepted mineralized zones. Mercury values from the 2009 intercepts ranged from 0.22 ppm-to-15.70 ppm and averaged 1.45 ppm. None of the mercury values exceed the threshold of concern (see Table 10.2).

Lead and arsenic values exist for all 2007, 2008 and 2009 drill core intervals, but not trench or chip samples. For 2007-2008, about 87 percent of the mineralized intercepts have Pb and As control. All 2009 vein-fault assay intervals have arsenic and lead assay control. For 199, or 91 percent of the analyses, arsenic levels average 2,379 ppm (0.224 percent) and lead values are very low, averaging just 17.1 ppm. The highest lead value was 275 ppm, indicating that lead only exists in very small amounts in the mineralized rock.

However, for 15 sample intervals or 8 percent of the sample population, arsenic values are >1.00 percent. Arsenic levels in zones of greater than 10 percent antimony average about 0.18 percent. For 2009, arsenic values ranged from 2.9 ppm to 9,380 ppm and averaged 2,312 ppm. Lead values ranged from 0.2 ppm to 14.5 ppm and averaged 6.55 ppm. The QP is confident that the mercury, arsenic, and lead values encountered in the core drilling program provides adequate information for the metallurgical testing summarized in this Technical Report.

The maximum arsenic value in these higher-grade Sb intervals is 0.41 percent in sample interval #203789, which contains 22.48 percent Sb (sample control #61, Appendix I). During consideration of milling technologies, future work should focus on the most effective removal of arsenopyrite from the stibnite concentrate prior to marketing. The metallurgical data shown by the Hazen Research on the Bulk Sample (see Figure 10.1) shows that arsenopyrite and gold report to separate mill circuits during gravity processing.

07SH17
252'
08SH08
08SH25
08SH31
08SH29
08SH28
08SH09
08SH26
08SH27
08SH21
08SH18 - 472' and 08SH19 - 307'
08SH20
07SH16
08SH07
08SH10
08SH22
08SH24
08SH23
07SH15
07SH13
07SH14
08SH11
08SH12
Portal
2008 Underground Drift
07SH18
08SH13
08SH06
08SH16
08SH32
08SH33
08SH02
07SH01
08SH01B
08SH15
08SH01A
08SH14
08SH17
08SH03
(Flow Direction)
Smith Creek
'West' Zone
'A' Zone
'B' Zone
'C' Zone
452'
402'
457'
447'
432'
427'
402'
450'
452'
472'
307'
397'
397'
302'
370'
317'
358'
317'
352'
323'
257'
352'
367'
407'
397'
91'
90'
312'
210'
307'
312'
252'
312'
497'
242'
343'
618500 mE
7486300 mN
618600 mE
7486400 mN
618700 mE
7486500 mN
Drill Collar & Drill Number
End of Hole Footage
0'
125'
250'
375'
North

Figure 10.7  Drill plan showing the locations of mercury analyses on 2008 core drilling program on Workman’s Bench

Table 10.2  Selected stibnite quality comparative characteristics from Amalgamet-Canada.

Amalgamet-Canada Threshold of Concern Specifications for Stibnite Ores	Average Content Workman’s bench Mineralized Zones
<0.50 % Pb+As	0.224 % arsenic for 91 percent of intervals; and 17.1 ppm lead
Trace Selenium (<30 ppm)	5.0 ppm selenium
Trace tellurium (<10 ppm)	<2.0 ppm tellurium
Trace tin (<10 ppm)	<4.0 ppm tin
Trace bismuth (<10 ppm)	<3.0 ppm bismuth
Trace mercury (<20 ppm)	0.90 ppm mercury (maximum value is 15.70 ppm)(1)

(1)  mercury data available for 177 mineralized intervals from 2008 and 2009 core drilling programs

10.4   Recovery Estimates

In Report #1 (Schultz, 2008a), rod mill grinding followed by two rougher stages yielded a gold recovery of 98% and an antimony recovery of nearly 100%, which indicates flotation may be a viable process for recovering gold and antimony at Workman’s Bench. The gold and antimony grades from the sample were 0.546 oz/ton (as stated, 18.7 g/t) and 36.7 percent, respectively, which compare favorably to the average measured and indicated resource grade estimates (Chapter 11).

10.5   Qualified Person’s Opinion

Metallurgical Results of the Bulk Sample processed by Hazen Research suggest that coarse gold and coarse stibnite can likely be recovered by gravity separation; however, fine grained components of both mineralogical products might benefit from flotation (Figure 10.3). Given the tendency for stibnite to ‘slime’, a flotation circuit may be an important prerequisite for a recovery system. However, using gravity-only methods could result in high stibnite and gold recoveries.

In the QP’s judgment, the Hazen bulk sample work, coupled with his own mineralogical work derived from his underground sampling, provide enough information to initiate design and operations for recovery of gold and stibnite.

Lead values ranged from 0.2 ppm to 14.5 ppm and averaged 6.55 ppm. The QP is confident that the mercury, arsenic, and lead values encountered in the core drilling program provides adequate information reducing their effect on concentrate quality. However, because arsenic is present in significant amounts because it is part of the gold-antimony mineral system, it’s presence has to be taken into account. During design of a mill and marketing of a sulfide concentrate. The QP reviewed tin, bismuth, selenium, and tellurium values. For the majority of the mineralized zones, values were below limits of detection as indicated in Table 10.2.

11.0	MINERAL RESOURCE ESTIMATES

11.1   Disclosure

The mineral resource estimates reported in this section were prepared by Mr. Thomas K. Bundtzen, President of Pacific Rim Geological Consulting Inc. and AIPG Certified Professional Geologist. Mr. Bundtzen is the QP and is independent of GML/USAC.   In accordance with CIM Definition Standards (Staff, 2003, 2004, 2005a, b), a mineral resource may be sub-divided into Inferred, Indicated, and Measured categories. “Measured and Indicated Mineral Resources” are that part of a mineral resource for which quantity and grade can be estimated with a level of confidence sufficient to allow the application of technical and economic parameters to support mine planning and evaluation of the economic viability of the deposit. An “Inferred mineral resource” is that part of a mineral resource for which quantity and grade can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity (Staff, 2004).  The QP judges that the mineral resource estimates presented in this Section are representative of the mineralized zones that have been explored by the previous owner.

The QP is unaware of any issues that materially affect the mineral resource in a detrimental sense, and has checked agency records, company correspondence with regulatory agencies and reviewed regulatory agency websites.  In addition:

●	To the best of the QP’s knowledge, there are no known material exploration, legal, marketing, socio-economic, political, title, permitting, or taxation issues;
●	To the best of the QP’s knowledge, apart from the usual environmental aspects that require consideration as part of any mineral exploration project, there are no known material specific environmental issues; and
●	To the best of the QP’s knowledge, there are no known material mining, metallurgical, or infrastructure issues other than those discussed in this Technical Report.

11.2   Key Assumptions, Parameters and Methods

Firstly, according to CIM standards, “Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability”. The writer (QP) judges that the gold-antimony Nolan Deposits contain Measured, Indicated and Inferred Resources of gold and antimony. The placer gold deposits contain both Indicated and Inferred Mineral Resources of placer gold.

The QP estimated mineral resources using the following steps:

•	Personal inspection of both and the Nolan Creek placer-gold and Workman’s Bench lode gold-antimony properties during 1999-2004, and 2007-to-2009 respectively.
•	Database compilation and data validation by the QP.
•	Geological interpretation and modeling by the QP.
•	Compositing assay intervals to a common length.
•	Determination of average material density for both lode and placer properties by the QP.

•	Analysis of grade variability by the QP.
•	Polygonal estimation of grade by compositing of sample assay information taken within designated widths and lengths of mineralized zones by the QP.
•	Assignment of appropriate cut-off grades, the lowest grade that the QP judges can be mined economically.
•	Classification of confidence with respect to CIM (2005) guidelines by the QP; and.
•	Mineral resource tabulation and validation of the resource estimates by the QP.

Because of the well-designed drill data set available for the Nolan Creek Placer deposits, the writer has produced an Indicated Resource estimate for placer gold, using accepted polygonal weighting methods that have been deployed for heavy mineral placer deposits worldwide.  Doheny (1941, 1942a, b) describes polygonal resource estimation methodology while assessing large, low grade placer gold resources for both the United Stated Smelting, Refining, and Mining (USSR&M) Company in the Nome and Fairbanks districts of Alaska and the Yukon Consolidated Gold Corporation (YCGC) operations in the Klondike district in Yukon, Canada.  Daily 1962) advocated use of polygonal weighting methods for globally distributed large heavy mineral placers.  Peters (1978) describes five geometric patterns used in polymetallic lode mineral resource calculations, including the triangular block method used in this analysis.

A Society of Economic Geologists (SEG) publication summarizes polygonal methods of resource estimation in Ore Reserve Estimates in the Real World (Stone and others,1998).   While describing triangular estimation techniques, these authors state:

“Polygons can be constructed with the drill holes at the corners of the polygons.  Such polygons consist of triangles; the solid lines define triangles with a drill hole at each apex…the area is easily calculated but the thickness and grade are calculated by averaging the intercepts in the bounding drill holes”.

The triangular method works best when the majority of samples exceed cut-off grades in large, planar-shaped deposits such those that frequently occur in placer fields, including in the Nolan Creek Deposits or thin, linear vein-like lode deposits.  This is also the methodology selected by the writer for estimating Measured, Indicated and Inferred lode Mineral Resources at Nolan Creek.

Although this Technical Report does not estimate Mineral Reserves and instead only reports Mineral Resources, Section 229.1302(d)(2) of SK 1300 states that an assessment of resources as presented in a Technical Report of this nature must estimate a cut-off grade from ‘assumed’ unit costs and estimated commodity prices disclose the prices used and reasons for choosing cut off grades.  The QP uses a cutoff grade of 0.06 oz/yd gold for indicated gold resources found in drill-tested, deeply buried placer deposits.  Using a price estimate of $2,500/ounce, this cutoff grade reflects the greatly added costs of mine extraction encountered during the mining of frozen, deeply buried mineral resources which require underground mine technologies for extraction of the gold.

Consistent with past Technical Reports produced by the QP for the Nolan Sb-Au lodes, a cut-off grade of 4.0 percent ‘equivalent’ antimony was used, reflecting the dominance of Sb in the resource estimates. A subsidiary factor corroborated the economic cutoff grade of 4.0 percent equivalent antimony. This includes gold values. The QP understands that commodity prices (Sb and Au) have risen since release of previous Technical Reports. He has assumed a price of $12 US/pound for refined antimony in this study and $2,500.00/oz gold Upon inspecting core and assay interval information from both Pringle Bench and Workman’s Bench, the QP also observed that a 4 percent antimony value (6-7 percent stibnite) generally reflects sharp metallogenic boundaries of the mineralized veins being investigated (see Figure 11.4-B). The drop-off at approximately 4.0 percent antimony equivalent is apparent in most assay intervals (for example, see Sub-Chapter 11.7—Mineral Resource Uncertainties (page 115-119) and Appendices I and II of this Technical Report.

11.3   Mineral Resource Estimates

Concerning placer deposits, the QP estimated mineral resources for a number of deposits at Nolan Creek Figure (11.1). The QP considered the resource summaries of Armstrong et al 1994) and Childress (1995) during his review of placer resources. The QP considers that the two deposits, D-Block #1 and 3B3 Block contain Indicated Resources of gold and the remaining five deposits contain only Inferred placer gold resources (D-Block #2 Below Discovery, Wooll Bench, Treasure Chest South, Smith Creek, and Slisco Bench).

'A' Decline
Thompson's Pup
D Block #1 Below Discovery
'B' Decline
Fay Creek
D Block #2 Below Discovery
Upper end
Nolan 'Deep Channel'
'C' Decline
Acme Creek
Wool Bench
3B3
Archibald Creek
Swede Channel; mined in 2006/07
3B1
Mary's East; mined in 2007
West Block
Mary's Underground
Postulated continuation of Nolan 'Deep Channel'
Nolan Creek
Treasure Chest
Eureka
Dolney
Smith Creek
Workman's Bench
Smith Creek
Airstrip
0 500 1000
FEET
Inferred Gold Resource
Indicated Gold Resource
Test Mined Placer Gold Areas (2006-2007)
Test Mined Placer Gold Areas (1981-2004)

Figure 11.1  Location of placer-style gold mineral resource estimates, Nolan Creek.

Only the Indicated placer gold resources in D-Block #1 and 3B3 Block are presented in this Technical Report.  Details for the inferred resources estimates can be found in Bundtzen (2008c).

The QP estimated indicated placer gold resources in the Nolan area using a polygonal weighting method (i.e., Triangular Diagram Method) as advocated by Doheny (1941; 1942 a, b), Daily (1962), Peters (1978), and Cook (1983). For this method, data from three drill holes are used to estimate the volume and grade for a triangular area of influence. By linking each triangular area, the method provides a model of the placer mineral deposit in terms of shape, grade, and depth.

The accuracy of the resource estimate is influenced by the density of drill holes in the deposit, the regularity of the drilling pattern (i.e., whether the drilling pattern is isotropic, anisotropic, or erratic in distribution), the volume of material estimated by each drill hole, and the inherent variability of gold distribution in the deposit. Nugget effect is one of the main concerns when estimating resources for this type of deposit. Gold nuggets as large as 41.5 oz have been recovered from Silverado operations at Nolan Creek, and more than 25 nuggets have exceeded 10 oz. Such coarse gold concentrations are not uniformly distributed in paystreaks, which is a source of error in placer resource estimation. Other variables that may influence the mineral resource estimation include the proposed mining method, recovery technologies, clay and boulder content of the paystreak, and accuracy of drill station locations.

Reconciliations of estimated metal content versus actual (mined) metal content for two selected Silverado’s placer deposits are presented in Table 11.1.  These reconciliations indicate that the polygonal approach to estimation gives favorable results over the life of mining operations. Polygonal estimations on average predict 6% less metal than actual production while kriging methods significantly underestimate the global metal content of the resources.   During the 37-year history (1928 to 1965) of the United States Smelting Refining and Manufacturing Company (USSR&M) in the Fairbanks district, historically Alaska’s largest corporate producer of placer gold, about 4.1 Moz of placer gold were recovered with bucketline dredging technologies in the Fairbanks district. All deposits were defined with drilling lines spaced about 150 ft apart. Actual gold recovery exceeded the estimates by approximately 8.5% (Boswell, 1979, p. 15).

Table 11.1  Reconciliation of actual versus estimated gold content for two selected placer deposits, Nolan Creek

Location	Estimation method	Drill hole count	Drilling density (sq ft/hole)	Drilling pattern description	Estimated metal (oz)	Mined metal (oz)	Difference (%)
Swede Underground	polygonal	23	403	anisotropic	2,200	2,305	4.7
Ogden-Eureka	polygonal	53	5,572	isotropic	7,509	8,127	7.6

D-Block #1 Below Discovery is defined by 50 rotary drill holes, 23 of which intercept fluvial sediments with significant gold values. Included in the resource definition are 8 drill holes completed during 1994 and 15 drill holes completed in December, 2003. Drill hole distribution is anisotropic although most of the drilling was aligned along northwest lines perpendicular to the strike of the interpreted channel. Drilling density averages 2,055 cu yd/drill hole. Depth to bedrock is quite variable in D-Block #1 Below Discovery and ranges from 10 ft to 75 ft but generally averages about 35 ft. Geological drill hole logs indicate that the gold concentrations are nearly always on or near the bedrock surface and average about 7.25 ft thick. Twenty-three polygons define an indicated resource of 4,320 oz Au in 47,278 cu yd of gravel, at an average grade of 0.091 oz/cu yd Au, (Table 11.2).

South of D-Block #1 Below Discovery, along the same buried channel trend, twelve drill holes in four lines define the 3B3-Block deposit. This placer deposit is also on or near bedrock but is much deeper than D-Block #1, ranging from 42 ft to 135 ft and averaging about 75 ft deep. Twelve polygons define a resource of 19,525 cu yd of gravel averaging 0.099 oz/cu yd Au (Table 11.3). The drilling pattern defining the 3B3-block deposit is anisotropic with 1,627 cu yd/ drill hole.

Tables 11.2  D Block #1  Below Discovery and 3B3 Block indicated resource estimates.

Polygon	Area (sq ft)	Average thickness (ft)	Volume (bank cu yd)	Average grade (oz /cu yd Au)	Metal (oz Au)
A1	6,000	8.3	1,845	0.086	159
A2	7,200	10.0	2,667	0.077	205
A3	5,700	16.6	3,504	0.072	252
A4	8,550	8.3	2,628	0.008	21
A5	5,700	16.6	3,504	0.114	400
B1	6,400	6.6	1,564	0.253	396
B2	8,500	10.0	3,148	0.203	639
B3	7,975	5.0	1,477	0.197	291
B4	7,890	8.3	2,425	0.015	36
B5	6,500	8.3	1,998	0.040	80
C1	7,400	6.6	1,809	0.315	570
C2	7,100	6.6	1,736	0.207	359
C3	7,650	5.0	1,417	0.202	286
C4	4,760	5.0	881	0.022	19
C5	6,800	5.0	1,259	0.043	54
D1	5,600	6.6	1,396	0.025	29
D2	5,350	6.6	1,307	0.023	30
D3	6,500	6.6	1,589	0.021	33
D4	5,240	5.0	970	0.016	16
E1	1,900	6.6	464	0.020	9
E2	2,900	6.6	709	0.023	16
E3	5,000	6.6	1,222	0.024	29
E4	3,900	5.0	722	0.019	14
F1	7,000	5.0	1,296	0.020	26
F2	9,900	5.0	1,833	0.067	123
F3	10,200	5.0	1,889	0.060	113
F4	10,900	5.0	2,018	0.057	115
Total	178,515	7.25	47,277	0.091	4,320

Polygon	Area (sq ft)	Average thickness	Volume (bank cu yd)	Average grade (oz /cu yd Au)	Metal (oz Au)
A1	5,400	9.0	1,800	0.103	186
A2	8,400	9.4	2,924	0.101	295
A3	7,600	9.0	2,530	0.096	243
B1	6,900	5.0	1,275	0.050	64
B2	5,400	8.3	1,660	0.113	188
B3	5,500	8.3	1,690	0.144	243
B4	5,250	6.6	1,280	0.284	363
C1	7,900	5.0	1,464	0.027	39
C2	7,600	6.6	1,857	0.037	69
C3	4,500	5.0	833	0.056	47
C4	5,650	5.0	1,046	0.080	84
C5	6,300	5.0	1,166	0.097	113
Total	76,400	6.9	19,525	0.099	1,934

Nolan Creek
Fay Creek
D-Block #1 Below Discovery Placer Gold Prospect
1B5
1B4
09
03
02
01A
01
05
04
10
1B3
1B2
11
23
06
24
33
31
07
14
12
20
25
3B3 Placer Gold Prospect (below Archibald Creek)
2-1
10-1
Break
3-1
11-3
2-3
2-4
4-1
6-3
3-5
3-3
7-3
9-5
Nolan Creek
Scale
0
400
800 feet
LEGEND
Polygon
RC Drill Hole (see table for date)
Other RC Drill Control

Figure 11.2   Polygon layout for D-Block #1 and 3B3-Block indicated resources of placer gold; 39 polygons were used in calculating the resource estimates.

Table 11.3 summarizes the Indicated Mineral Resource estimates for the D-Block #1 and 3BE Blocks placer gold deposits in Nolan Creek valley.

Table 11.3  Placer deposit Indicated Mineral Resource, USAC Nolan Creek placer claims

Resource category	Cut-off grade (oz/cu yd Au)	Quantity (cu yd)	Grade (oz/cu yd Au)	Metal (oz Au)
Indicated	0.06	66,800	0.095	6,250

Notes:

-

The effective date of these resources was July 2, 2008; amended October, 2026

-

Rounding may result in some discrepancies.

-

No processing recovery factors have been applied to these resource figures.

-

The industry standard unit of quantity for Alaskan placer deposit is cubic yards. The weight of a cubic yard varies, but averages about 2.4 short tons.

The triangular block method (a.k.a. polygonal method) was selected by the QP to calculate Measured, Indicated, and Inferred lode antimony-gold mineral resources in the Nolan Creek area.  Peters (1978) describes five (5) geometric polygonal patterns for ore reserve calculations as:  1) uniform spacing; 2) perpendicular at midpoints between holes; 3) triangular blocks (the method used in this analysis); 4) random spacing; and 5) angular bisectors. He suggests that geometric pattern methods are best used for tabular deposits such as massive sulfide bodies and for veins.  A sixth method known as the ‘cross sectional method’ is used when there is significant variance in deposit thicknesses.

There are several important considerations for the comparison of indicated versus inferred resources:    1) The assessment of the areas of influence between core drill or other control points or ‘area of influence’; 2) the comparison of tonnage present in each polygonal block; 3) drill pattern; i.e., whether it is isotropic, anisotropic, or erratic, and 4) factoring in other features such as known vein length and depth continuity (or lack of), and assay grade variance.  Table 11.4 summarizes the resource classification criteria adapted by the QP for the Nolan lode evaluation.

Table 11.4  Characteristics of Measured/Indicated resource- versus Inferred resource, Nolan Creek antimony-gold deposits, Alaska

Locations	Resource Category	Drill Pattern	# Polygons	Total Tons	Tons/ Polygon	Comments
Workman’s Bench	Measured and Indicated Resources	Mainly isotropic	123	53,616	442	Vein-faults exhibit predictable widths and orientations
Workman’s Bench and Pringle Bench	Inferred Resources	Erratic to anisotropic	62	32,459	523	Some interval variances- both laterally and at depth

Vein-fault continuity is a significant consideration in assessing the classification of polygons.   ‘A’ zone has been identified for a strike length of 3,500 feet, based on 72 core drill holes and extended surface sampling control.  The West and ‘B’ zones have less strike length but can be verified for significant strike length, based on test drilling and surface control.  The more consistent the vein-fault, the more predictable is the presence of mineralization.  Finally, drill pattern is an important criteria at Nolan Creek.  Even though the relative density of polygons at Pringle Bench is more-or-less comparable with indicated resources on Workman’s Bench, the drill pattern at Pringle bench has a generally erratic distribution.  Because of this, the QP decided that all resources on Pringle Bench could only be regarded as inferred.

For average grades of antimony and gold, each channel interval was weighted by an interval of influence as well as a width in order to obtain an area of influence.  It is important that metal grades not be overstated in a mineral deposit—thus exaggerating the amount of resources in question.  It is also important to note that the Nolan Creek lodes that have been drill-tested drills are primarily antimony deposits.   Based on past and present prices, the antimony content of the vein-faults constitute about 70-75% of the value.  Gold is a byproduct, albeit a significant credit.  In order to better understand antimony and gold distribution in the vein-faults, the QP constructed two (2) histograms that depict: 1) gold grades on Workman’s Bench and Pringle; and 2) antimony grades on Workman’s Bench and Pringle Bench (Figure 11.3). Some 247 assay intervals are used in the analysis.   For gold, the trends start off with a quick peak between 0.01 and 0.06 oz/ton, then level off and then break away at a steep 70 degree slope and then level off again at about 1.1 oz/ton.  There are six (6) assay values on Workman’s Bench that exceed 1.0 oz/ton and three (3) on Pringle bench that exceed 1.0 oz/ton.

The antimony histograms for Pringle and Workman’s Bench exhibit a different pattern to the gold grade data (Figure 11.4-A).  For both Pringle and Workman’s Bench antimony values peak early at about 5.0 percent, drop to a relatively flat trend beginning at about 10-15% antimony; and then continues on a horizontal trend all the way to the maximum 65+% antimony values.  Sixty-one (61) or 25 percent of the sample population exceeds 30 percent antimony.  The QP assigned a Sb cut-off grade at 4.0 percent based on assay distribution graphically shown in Figure 11.4-A as well as past-to-current price estimates for high grade stibnite concentrates.

In order to understand why the gold and antimony histograms differ, correlation coefficients were calculated for the 2008 Workman’s Bench data, the largest data set (Figures 11.4 a, b).  The correlation coefficient between gold and antimony is 0.58.  The correlation coefficient between gold and arsenic is 0.87.   It is known from inspection of core, from the mapping of underground workings, from ore microscopy studies, and finally bench testing (Section 10 of this Report) that gold is found in quartz-carbonate-gold-arsenopyrite veinlets that frequently form selvages around the main stibnite structures.  Gold is also found as grains in the stibnite itself.  The Hazen Research bench tests show that the gold grains are liberated upon grinding of the stibnite and the arsenopyrite and gold grains bleed off in a separate train during Wiffley table testing.

A	B

Figure 11.3, a, b   Histogram plots of antimony (on left) and gold (on right) distribution from 247 assay intervals, Pringle Bench and Workman’s Bench vein-faults, Nolan Creek, Alaska.  Note that the data points are derived from submitted assay intervals and are not necessarily total true width estimates for vein-faults.

Figures 11.4 a, b    Correlation coefficients for assay intervals from Workman’s Bench (n=118); a—coefficient of 0.87 for gold versus arsenic; and b—coefficient of 0.58 for gold versus antimony.

Table 11.5 shows that the majority of the nine high-grade gold assay intervals from Workman’s Bench and Pringle Bench are diluted when added to other assayed samples within a true and weighted vein-fault width.

Table 11.5  Analysis of high grade, assayed gold intervals (>1.0 oz/ton), Workman’s Bench and Pringle Bench antimony-gold deposits.

Deposit	Drill Hole/ sample number	Intercept	True Thickness (feet)	Gold Grade (oz/ton	Antimony Grade (%)	Comments
Workman’s Bench ‘B’ Zone	08SH32 (08SS393)	205.7-206.6	0.74	1.13	38.74	Part of a wider zone with two composites that contain an average true thickness of 2.9 feet; weighted average grade of composite sample interval is 0.18 oz/ton Au
Workman’s Bench ‘A’ Zone	Channel 203808 underground	172.0-173.5	1.50	1.19	43.63	Measured 1.50 foot true thickness width underground
Workman’s Bench ‘B’ Zone	WBUG5 S2 (underground)	199.8-200.2 taped from control point	0.50	1.04	50.04	Thin, 0.4 foot wide massive stibnite, vein core; part of 3 composited samples that average 0.37 oz/ton Au
Workman’s Bench ‘A’ Zone	08SH018 (08SS255)	315.0-316.8	1.15	2.88	27.65	Part of high-grade stibnite zone with visible gold when composited with sample 08SS254, yields an average gold grade of 1.57 oz/ton.
Workman’s Bench ‘A’ Zone	07SH14 (267394)	209.0-209.2	0.20	1.61	51.42	Part of a composited interval that has a true thickness of 0.85 feet, Weighted average grade of 0.64 oz/ton Au
Workman’s Bench ‘A’ Zone	08SH25 (08SS351)	374.8-376.5	1.41	2.86	43.20	1.70 foot intercept has true thickness of 11.0 inches; composited with two other samples within ‘A’ zone interval that averages 1.07 oz/ton Au in a 2.9 foot true vein-fault thickness.
Pringle Bench ‘A’ Zone	09SH18 (09SS109)	74.5-75.5	0.66	5.72	37.73	High grade Au zone has true width of 0.66 feet. Combined with true vein width of 2.00 ft for ‘A’ zone., which yields a weighted average of 1.95 oz/ton Au
Pringle Bench ‘A’ Zone	09SH20 (09SS148)	205.5-206.5	0.66	1.69	2.74	Quartz-carbonate stibnite vein zone with visible gold
Pringle Bench ‘A’ Zone	Channel Sample in Trench H; (07H03)	33.0-49.2	16.2	5.56	8.74	Wide “A’ zone channel

The QP has decided that a very high-grade gold value should be capped at 1.9 ounces/ton gold for the grade of a true sample width interval.  This relatively high level does allow for the occurrence of high-grade zones if their spatial relationship shows a pattern.  The high-grade zones in both drill holes 09SH 18, 08SH18, 09HS18, and 07H03 were capped at 1.9 oz/ton gold.  The QP believes that the histogram of gold values shown ai Figure 11.3-B supports that decision.

The data set acquired by the previous owners of the federal claims on Nolan Project is comprehensive.  Samples have been professionally collected, assayed and archived by contractors and employees.  The QP believes the large sample suite to be accurate and can be relied upon.  However, some selected information was scrutinized by the QP.  In addition to the rejection of the high-grade gold sample interval on Pringle Bench previously described, a few sample intervals were disregarded in the resource calculations because their values were not believed to be representative.  Examples are cited below.  Sample control #84-86 samples at Workman’s bench were reported to be true thickness estimates of 8.2 feet each of disseminated to massive stibnite-bearing zones that assayed up to 30.30 % antimony and 0.22 oz/ton gold.  But upon inspection of the zones in the field by the QP, it was determined that samples may have been testing a northwest-bearing shear along it’s rake, and not perpendicular to the high-angle northeast structures being evaluated.  Additionally, no thicknesses reported on the surface have so far been recognized in drill holes, or in sample control directly underneath in the underground workings.  This data was not used in resource calculations.  The U.S. Bureau of Land Management (USBLM) reported results of 13 samples at surface exposures on Workman’s bench that assayed up to 61.7% antimony and 0.476 oz/ton gold.  The QP attempted to see if these data points could be used but concluded they were just grab samples—not representative across true widths of mineralization.   He did not use this data in resource calculations.

Owing to the oxidized and locally slumped nature of surface exposures, some trench information on Pringle Bench was scrutinized.  One channel in Trench I included a 6.5 foot true thickness of ‘B’ Zone that averaged 30.35% Sb.  A similar high value over a thick ‘A’ zone occurs in Trench M.  After the QP inspected these zones in the field, he was unsure as to whether the assays could be used in the resource analysis.  The West zone that was sampled in Trench M was inspected by the QP and assay and width information from the fresh exposure there appeared to be valid; hence that data was used.

In order to complete the polygonal resource calculations, the QP rigorously calculated tonnage factors for the inferred and indicated resources presented in this Technical Report.  Thrush et al (1968) specifies specific gravity estimates for pure stibnite (4.52), for quartz gangue (2.70), and for pelitic schist (2.66).  A tonnage factor was calculated using the equation provided by Peters (1978).  Pure stibnite would have a tonnage factor of about 7.1 cu ft/ton.  The tonnage factor was individually calculated for each polygon using the equation of Peters (1978).  The equation is:  Tonnage Factor=2000/specific gravity X 62.5=cubic feet per ton.  Pure stibnite is 71.5 percent antimony.  As an example for polygon # 5, which contains 29.6 percent antimony (41.4 percent stibnite), the average calculated specific gravity of the polygonal zone is 3.89.  The tonnage factor for this polygon is 2000/3.89X62.5=8.20 cubic feet/ton.  For a lower grade zone; i.e., polygon 29, which assays 18.19 percent antimony (25.4 percent stibnite), then the specific gravity of the polygon is 3.82.  The tonnage factor is 2000/3.82X62.5=8.39 cubic feet/ton.  The QP calculated the tonnage factor for each polygon and arrived at an average tonnage factor of 8.21 cubic feet/ton—rounded to 8.20 cubic feet/ton for the Technical Report analysis.

Two control samples of mineralized vein intervals and one sample of wall rock from Workman’s bench underwent specific gravity (SG) and absorption measurements (ASTM C 127) at the laboratory of Shannon and Wilson Inc. in Fairbanks.  Table 11.6 summarizes the results and compares them to SG calculated using methods described above.  High grade nearly massive stibnite that assayed 56.88 percent Sb from station #203804 yielded a SG of 4.38 and a tonnage factor of 7.31.  In contrast, much lower grade material from the bulk sample that assayed 9.10 percent Sb, yielded an SG of 3.45, and a tonnage factor of 9.27.  The average tonnage factor for the high-and low-grade stibnite zones, which have an average assay of 33.04 percent Sb, is 8.29.  These limited physical SG measurements are consistent with SG values calculated from assay data and inferred SG of country rock material used in the QP’s resource calculations.

Table 11.6  Specific gravity (SG) measurements (ASTM C 127) from selected mineralized intervals, Workman’s Bench; laboratory analyses by Shannon and Wilson, Inc., Fairbanks

Sample #	Sample Description	Measured Specific gravity (SG)	Absorption (%)	Tonnage Factor	Antimony (%) Appendix I	Calculated tonnage factor	Difference between SG Values (%)
203804	Massive stibnite interval in ‘A’ Zone	4.38	0.33	7.31	56.88	7.34	0.40
HR51856-1	Bulk sample stibnite gravity concentrate	3.45	1.50	9.27	9.20	9.31	0.43
HR51856-2	Wall Rock Gangue from Hanging Wall, A Zone	3.04	0.33	10.50	NA	NA	NA

Consistent with past Technical Reports produced by the QP for the Nolan Sb-Au lodes, a cut-off grade of 4.0 percent ‘equivalent’ antimony was used, reflecting the dominance of Sb in the resource values.

11.4   Measured Lode Antimony-Gold Resource at Nolan Creek

This Technical Report describes the Measured Resource Estimate as summarized in Tables 11.7; 11.8.   No new information concerning the measured resources has been generated for the Nolan Creek project since the release of those estimates on July, 2011; which were filed on SEDAR (www.sedarplus.ca.com).   Graphic depictions of resource blocks and data tables that define the probable reserve are summarized in Figures 11.6-11.26 and Tables 11.9-to-11.28.

Table 11.7  Measured lode mineral resource, Workman’s Bench Nolan Creek area

Resource Category	Cut-off grade (% Sb)	Quantity (ton)	Grade (% Sb)	Metal (ton Sb)	Grade (oz/ton Au)	Metal (oz Au)
Measured	4.0	42,412	28.00	11,880	0.408	17,300

Notes:

The effective date of this measured resource is July, 2011; amended September 2026
Assumed processing recoveries for the base case are 90% gold recovery and 85% antimony recovery. The unit ton refers to short tons.
Rounding may result in some discrepancies.

'West' Zone
'A' Zone
'B' Zone
'C' Zone
Portal
2008 Underground Drift
(Flow Direction)
Smith Creek
North
618500 mE
7486300 mN
618600 mE
7486400 mN
618700 mE
7486500 mN
07SH17
252'
2007 & 2008 Drill Collars & Hole Numbers
End of Hole Footage
09SH08
302'
2009 Drill Collars & Hole Numbers
End of Hole Footage
09SH03 (Not Used By Silverado)
0'
125'
250'
375'

Figure 11.5  Surface view of Workman’s bench mineralized zones, showing locations of underground workings, 2007-2008 drill hole control (in black), 2009 drill hole control (in blue), and interpreted extensions and fault offsets of A, B, C and West Zones.

Ground Surface
Southwest
Northeast
1850'
1800'
1750'
1700'
1650'
1600'
1550'
1500'
1450'
1400'
Portal Level
Trench J 52
267396
WBUG8S3
203709
203409
WBUG3S1
203808
203795
203450
Trench W 399
08SH10
07SH14
08SH15
08SH14
08SH03
08SH16
08SH13
08SH02
08SH12
08SH23
08SH19
08SH11
08SH33
08SH01
08SH27
08SH31
08SH29
08SH20
08SH16
08SH22
08SH24
08SH07
08SH32
08SH26
08SH21
08SH18
08SH09
08SH25
08SH08
08SH17
0'
125'
250'
375'

08SH22	drill hole intercepting 'A' Zone
WBUG09S1 or 203808	location of underground or surface rock sample intercepting 'A' Zone
Trench J 52	location of surface channel sample intercepting 'A' Zone
(7)	polygon designation (see table)

Figure 11.6  Measured resource polygons for ‘A’ Zone, Workman’s bench, Nolan Creek Area

Table 11.8  Polygonal Measured Resource block summary for ‘A’ Zone, Workman’s Bench

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
1	365	4.70	17.2	0.056	20.4
2	337	4.20	14.1	0.120	40.4
3	445	22.80	101.5	1.090	485.1
4	484	22.85	110.5	1.070	517.8
5	602	29.60	178.2	1.120	674.2
6	508	23.09	116.8	0.056	28.4
7	390	50.89	198.4	1.109	432.2
8	379	31.40	119.0	1.115	422.6
9	305	28.03	85.4	0.987	301.0
10	195	13.47	26.2	0.146	28.5
11	950	22.36	212.4	0.193	183.4
12	175	27.94	48.9	1.097	191.9
13	125	10.66	13.3	0.970	121.3
14	105	16.17	33.9	0.102	10.7
15	535	19.73	105.5	0.300	160.6
16	335	31.68	106.1	0.307	102.8
17	452	34.24	154.7	0.334	150.9
18	152	24.68	37.5	0.486	73.8
19	109	21.43	23.3	0.240	26.1
20	485	24.40	118.3	0.323	156.6
21	855	24.73	211.4	0.196	167.5
22	245	19.90	48.7	0.256	62.7
23	140	17.48	24.4	0.250	35.0
24	65	16.50	10.7	0.160	10.4
25	85	18.86	16.0	0.166	14.1
26	101	18.19	18.4	0.150	15.1
27	100	15.77	15.8	0.143	14.3
28	146	14.18	20.7	0.170	24.8
29	389	36.55	141.9	0.322	125.2
30	716	35.86	256.7	0.340	243.4
31	384	23.49	90.2	0.141	54.1
32	345	23.10	79.7	0.181	62.4
33	107	24.18	25.8	0.217	23.2
34	330	32.04	106.0	0.267	88.0
35	780	39.10	304.9	0.681	531.2
36	840	36.57	307.1	0.492	413.2
37	2,050	48.74	999.0	0.416	853.0
38	2,490	48.68	1,212.0	0.453	1,128.0
39	2,300	54.59	1,255.0	0.725	1,667.0
40	459.0	21.00	96.3	0.459	210.6
41	1,180	39.43	465.0	0.201	237.0
42	550	30.66	165.0	0.130	72.0
43	185	20.50	37.9	0.106	19.6
44	820	28.02	229.6	0.114	93.4
45	353	18.14	64.0	0.107	37.8
46	697	7.93	55.2	0.123	85.7
47	998	17.53	174.9	0.101	100.7
48	157	20.93	32.8	0.106	16.6
49	140	14.49	20.3	0.056	7.8
50	450	10.80	48.6	0.098	44.1
51	135	28.76	38.8	0.140	18.9
52	100	29.58	29.6	0.130	13.0
53	85	29.60	25.1	0.120	10.2
54	454	23.74	107.8	0.171	77.6
55	423	24.02	101.6	0.516	218.2
56	228	23.02	52.5	0.463	105.6
57	235	20.02	47.0	0.413	33.6
58	338	26.46	89.4	0.463	156.4
59	564	21.44	120.9	0.526	296.6
TOTAL/AVERAGE	28,452	31.52	8,967.9	0.405	11,516.7

Figure 11.7  Measured Resource polygons for ‘B’ Zone, Workman’s bench, Nolan Creek Area

Table 11.9  Polygonal block summary for ‘B’ Zone, Workman’s Bench Table 2 Polygonal Measured Resource  calculations for ‘B’ Zone, Workman’s bench, Nolan Creek Area, Alaska

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
1	185	34.32	64.0	0.298	55.0
2	237	40.13	95.0	0.618	146.0
3	175	39.36	69.0	0.507	89.0
4	475	47.50	226.0	1.105	524.0
5	590	41.42	244.0	0.652	384.0
6	574	45.32	260.0	1.060	608.0
7	195	31.32	61.0	0.425	83.0
8	289	17.59	50.8	0.154	44.5
9	830	37.15	308.0	0.802	666.0
10	675	34.97	236.0	0.724	489.0
11	116	21.73	25.2	0.123	14.3
12	79	19.76	15.6	0.130	10.3
13	160	10.10	16.2	0.313	50.1
14	186	21.60	40.2	0.451	83.9
15	487	15.25	74.2	0.430	209.4
16	875	25.54	223.4	0.317	277.3
17	95	16.51	15.7	0.241	22.9
18	331	16.06	53.1	0.244	80.8
19	209	4.59	9.6	0.067	14.0
20	107	5.16	5.5	0.070	7.5
21	145	13.82	20.0	0.063	9.1
22	155	13.58	21.1	0.050	7.8
23	365	7.98	29.1	0.160	58.4
24	385	5.65	21.7	0.083	31.9
25	567	8.30	47.0	0.310	175.8
26	269	4.77	12.8	0.256	68.8
TOTAL/AVERAGE	8,756	25.63	2,244.2	0.480	4,210.8

Table 11.10  Polygonal Measured Resource Calculation for ‘West’ Zone, Workman’s Bench, Nolan Creek area, Alaska

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
1	565	2.86	16.1	0.908	513.0
2	446	2.39	10.6	0.108	48.2
3	450	3.12	14.0	0.921	414.5
4	359	2.64	9.5	0.121	43.4
5	131	3.36	4.4	0.140	18.3
6	73	9.30	6.8	0.143	10.2
7	210	9.81	20.6	0.124	26.0
8	297	18.09	53.7	0.105	31.2
9	110	19.06	20.9	0.261	28.7
10	95	12.10	11.5	0.225	21.3
11	109	14.53	15.8	0.215	23.4
12	166	13.13	21.8	0.229	38.0
13	286	18.35	52.4	0.293	83.8
14	397	11.75	46.6	0.098	38.9
15	175	21.56	37.7	0.146	25.6
16	537	19.82	106.4	0.140	75.2
17	160	23.59	37.7	0.143	22.8
18	192	35.32	67.8	0.230	44.2
19	75	31.78	23.8	0.196	14.7
20	115	21.74	25.0	0.113	13.0
21	256	25.28	64.7	0.147	37.6
TOTAL/AVERAGE	5,204	12.80	667.8	0.302	1,572

Figure 11.8 Measured resource polygons for ‘West’ Zone, Workman’s bench, Nolan Creek Area

Table 11.10  Summary data for Measured Resource in ‘A’, ‘B’ and ‘West’ Zones, Workman’s Bench, Nolan Creek area, Alaska

Physical Parameters For Resource Calculations	‘A’ Zone	‘B’ Zone	‘West’ Zone	Total or Average
Total Strike Length of Vein Used in Resource Calculation	980	525	900	980
Maximum Depth (Vertical) of Vein Used in Resource Calculation	355	355	225	355
Average Sample Interval Width	0.95	0.65	0.60	0.73
Number of Drill Hole Intercepts and Channel Sample Locations Used	48	22	19	89
Number of polygons Used in Indicated Resource Calculation	59	26	21	106
Calculated Tons of Mineralization	28,452	8,756	5,204	42,412
Calculated Average Grade Sb (%)	31.52	25.63	12.80	28.00
Total Tons, Contained Antimony	8,967.9	2,244.2	667.8	11,875
Calculated Average Grade Gold (oz/ton)	0.405	0.480	0.302	0.408
Contained Gold (oz)	11,516.7	4,210.8	1,572.0	17,300

11.5   Indicated Lode Antimony-Gold Resource Estimate at Nolan Creek

Indicated mineral resources are that part of a mineral resource for which quantity and grade can be estimated with a level of confidence sufficient to allow the application of technical and economic parameters to support mine planning and evaluation of the economic viability of the deposit.

During the 2009 Workman’s Bench evaluation, nine holes (9) totaling 2,663 feet in length were collared and oriented to test shallow extensions of:  1) A-zone, the largest of the several high-grade vein-fault structures; and 2) B-zone, a subsidiary parallel structure southeast of A-Zone. Sixteen

(16) polygons define the indicated resources in both ‘A Zone’ and ‘B Zone’ vein fault structures, which aggregate 11,204 tons grading 19.7 percent antimony and 0.238 ounces/ton gold (Figures 11.9 and 11.10).  The 2009 drill intercepts used to calculate the indicated resources are adjacent to the ‘A Zone’ and ‘B Zone’ vein-faults on Workman’s Bench. Tables 11.11 and 11.12 provide the numerical calculations for the Indicated Resource estimates within ‘A Zone’ and ‘B Zone’, Workman’s Bench, Nolan Creek area.

Table 11.11  Indicated resource block summary from 2009 Drill Program, A-zone, Workman’s Bench

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
A (1)	806	34.45	277.7	0.479	386.1
B (2)	198	18.47	36.6	0.192	38.0
C (3)	820	49.45	405.5	0.557	456.7
D (4)	215	35.80	76.9	0.349	75.0
E (5)	450	5.64	25.4	0.035	15.7
F (6)	915	20.71	189.5	0.294	269.0
G (7)	750	37.20	279.0	0.398	298.5
H (8)	614	30.96	190.1	0.285	174.9
I (9)	675	7.17	48.4	0.098	66.2
J (10)	850	19.21	163.3	0.177	150.5
K (11)	1,212	3.78	45.8	0.124	150.3
L (12)	1,225	12.00	147.0	0.150	183.8
M (13)	1,694	10.12	171.4	0.189	320.2
TOTAL	10,424	19.72	2056.6	0.248	2,584.9

Table 11.12  Indicated resource block summary from 2009 Drill Program, B-zone, Workman’s Bench

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
O (14)	430	24.28	104.4	0.093	40.0
P (15)	215	12.98	27.9	0.112	24.1
Q (16)	135	15.37	20.7	0.137	18.5
TOTAL/AVERAGE	780	19.61	153.0	0.105	82.6

Figure 11.9  Indicated Mineral  Resource polygons for ‘A’ Zone, Workman’s Bench, Nolan Creek Area, based on 2009 drilling.

Figure 11.10  Indicated mineral resource polygons for B Zone, Workman’s Bench, Nolan Creek area, based in 2009 drilling

The combined Measured and Indicated resource estimate for the Workman’s lode system is summarized in Table 11.13.

Table 11.13  Measured and Indicated lode antimony-gold resources, Workman’s Bench, Nolan Creek area

Resource Category	Cut-off grade (% Sb)	Quantity (ton)	Grade (% Sb)	Metal (ton Sb)	Grade (oz/ton Au)	Metal (oz Au)
Measured and Indicated	4.0	53,616	26.27	14,089	0.372	19,968

The effective date of these indicated resources is July 12th, 2011; amended on September 16th, 2026
Cut-off grade is 4.0% Sb ‘equivalent’, which refers to the combined values of gold plus antimony expressed in terms of antimony.

11.6   Inferred Lode Antimony-Gold Resource Estimate at Nolan Creek

According to the CIM, an “Inferred mineral resource” is that part of a mineral resource for which quantity and grade can be estimated on the basis of geological evidence and limited sampling and reasonably assumed but not verified by geological and grade continuity (Staff, 2004).

Inferred lode resource estimates for Workman’s Bench include zones on the A, B, C and West zones and Pringle Bench are summarized in Table 11.14.

Table 11.14  Total Inferred lode Mineral Resources, Workman’s Bench and Pringle Bench Nolan Creek

Resource Category	Deposit	Cut-off grade (% Sb)	Quantity (short tons)	Grade (% Sb)	Metal (ton Sb)	Grade (oz/ton Au)	Metal (oz Au)
Inferred	Pringle	4.0	12,817	19.61	2,513.8	0.499	6,390.4
Inferred	Workman’s Bench	4.0	19,642	10.83	2,127.0	0.273	5,362.1
Total Inferred	Workman’s Pringle Benches	4.0	32,459	14.29	4,640.8	0.362	11,752.5

The effective date of these resources is March 7th, 2011; amended September 18th, 2026 .

Mineral Resources which are not mineral reserves do not have demonstrated economic viability. The estimate of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

Figure 11.11  Inferred Resource polygons for ‘A’ Zone, Workman’s Bench, Nolan Creek Area

Figure 11.12  Inferred Resource polygons for ‘B’ Zone, Workman’s Bench, Nolan Creek Area

Figure 11.13  Inferred Resource polygons for ‘C’ Zone, Workman’s Bench, Nolan Creek Area

Table 11.15  Polygonal Block Inferred Resource estimate for ‘C Zone’, Workman’s Bench

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
1	98	0.05	0.5	0.055	5.4
2	84	2.96	2.5	0.103	8.7
3	234	3.83	9.0	0.054	12.6
4	325	6.74	21.9	0.103	33.4
5	201	6.72	13.5	0.080	16.1
6	98	6.50	6.4	0.085	8.3
7	314	3.26	10.2	0.049	15.4
8	216	3.49	7.5	0.079	17.1
9	351	0.03	1.0	0.160	56.2
10	538	3.79	20.4	0.157	84.5
11	146	0.29	0.5	0.070	10.2
12	85	6.22	5.3	0.123	10.5
13	173	5.98	10.3	0.210	36.3
14	74	0.05	0.5	0.157	11.6
15	140	6.54	9.2	0.213	29.8
16	313	0.59	1.8	0.183	52.3
17	787	3.79	29.8	0.184	144.8
18	55	6.77	3.7	0.127	7.0
Total/Average	4,232	3.64	154.0	0.132	560.2

Table 11.16  Polygonal Block Inferred Resource estimate for ‘A Zone’, Workman’s Bench

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
1	826	11.87	98.0	0.260	214.7
2	1,524	9.36	142.6	0.213	324.6
3	2,737	19.13	523.5	0.266	728.0
Total/Average	5,087	15.02	764.1	0.249	1,267.3

Table 11.17  Polygonal Block, Inferred Resource estimate for ‘West Zone’, Workman’s Bench

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
1	164	14.03	23.0	0.069	11.3
2	152	7.44	11.3	0.068	10.3
3	774	12.38	95.8	0.075	58.1
4	643	19.49	125.3	0.067	43.1
5	595	14.86	88.4	0.055	32.7
6	2,536	10.94	277.4	0.928	2,353.4
7	470	3.64	17.1	0.107	50.3
Total/Average	5,334	11.96	638.3	0.507	2,704.4

Table 11.18  Polygonal Block Inferred Resource estimate for ‘B-Zone’, Workman’s Bench

Polygon	Tons	Antimony (%)	Antimony(tons)	Gold (oz/ton)	Gold (ounces)
1	2,291	9.96	228.0	0.105	240.5
2	1,733	15.20	263.4	0.147	254.8
3	965	8.28	79.2	0.347	334.9
TOTAL/AVERAGE	4,989	11.44	570.6	0.166	830.2

Table 11.19  Summary of Inferred Antimony and Gold Resources From ‘A’, ‘B’, ‘C’, and West Zones, Workman’s Bench Lode, Nolan Creek Area.

Category	Cut-Off Grade (% Sb Equivalent)	Quantity of Mineralization (Short Tons)	Grade (% Sb)	Metal (ton Sb)	Grade (oz/ton Au)	Metal (oz gold)
‘A’ Vein Inferred	4.0	5,087	15.02	764.1	0.249	1,267.3
‘B’ Vein Inferred	4.0	4,989	11.44	570.7	0.166	830.2
‘C’ Vein Inferred	4.0	4,232	3.64	154.0	0.132	560.2
‘West Vein Inferred	4.0	5,334	11.96	637.9	0.507	2,704.4
Totals	4.0	19,642	10.83	2,127.0	0.273	5,362.1

During 2009, eleven (11) drill holes totaling 2,329 feet were collared and oriented to test the ‘A zone’ and ‘West zone’ structures on Pringle Bench, which are the same structures that have been drill-tested on Workman’s Bench.  Figure 11.14 illustrates the surface plan of the Pringle bench that the QP used in his resource calculations.  The primary objective of the 2009 exploration program was to test deeper portions of both ‘A’ and ‘West’ vein-faults, which previously had been drill-tested to depths of only about 150 feet below the surface.   Figures 11.15 and 11.16 illustrate the polygonal configuration of the ‘A Zone’ and the ‘West Zone’ mineralized structures respectively.  Upon the combination of the previous (2009) and current (2011) data, twenty-three (23) polygons define an inferred resource of 12,817 tons grading 19.61 percent antimony and 0.499 ounces/ton gold.  The 2009 exploration program on Pringle Bench: 1) confirmed gold and antimony mineralization to depths of up to 400 feet below the surface; and 2) yielded gold values that were higher than the average content observed in the shallower portions of the vein-fault system explored in 2007. Tables 11.20-to-11.24  summarize the polygonal block data for all inferred resource estimates on Pringle Bench.

Trench F
297'
284'
Trench I
Trench M
Trench H
09SH17
212'
Trench L
207'
09SH10
182'
139'
102'
'West' Zone
07SH05
09SH11
09SH12
'A' Zone
300'
92'
07SH04
07SH03
07SH06
07SH02
07SH07
09SH16
07SH08/09
09SH18
09SH19
09SH20
09SH14
09SH15
Trench D
North
06SH01
618800 mE
618900 mE
7486700 mN
619000 mE
7486800 mN
7486500 mN
0'
125'
250'
375'
07SH02
297'
Drill Collar & Drill Number
End of Hole Footage
Trench with zones of mineral veining
High angle fault showing offset

Figure 11.14 Surface view of Pringle Bench mineralized zones, showing drill locations; 2007 (black) and 2009 drill holes (blue).

Northeast
Southwest
1950'
1900'
1850'
1800'
1750'
1700'
1650'
1600'
1550'
1500'
07SH06
Trench H
Trench I
09SH11
07SH03
Trench D
09SH12
07SH07
07SH08 & 07SH09
07SH02
09SH14
09SH18
09SH15
09SH16
09SH19
09SH13
06SH01
09SH20
A
B
C
D
E
F
G
H
I
J
K
L
M
N
1
2
3
4
5
6
0'
125'
250'
375'
07SH07 location of 2007 drill hole
09SH19 location of 2009 drill hole
Trench H location of surface channel sample
6 polygon designation from 2009 NI 43-101 Technical Report for Nolan Creek
M polygon designation from 2009 drill program

Figure 11.15  Polygonal Block Inferred Mineral Resource polygons for ‘A’ Zone, Pringle Bench, Nolan Creek Area, based in 2009 drilling.

Northeast
Southwest
Ground Surface
Trench F
Trench D
Trench M
Trench I
07SH04
07SH02
07SH06
07SH07
07SH09
09SH14
09SH18
1
2
3
4
5
6
7
8
O
P
Q
1950
1900
1850'
1800'
1750'
1700'
1650'
1600'
0'
125'
250'
375'
07SH04 location of 2007 drill hole
09SH18 location of 2009 drill hole
Trench D location of surface channel sample
6 polygon designation from 2009 NI 43-101 Technical Report for Nolan Creek
P polygon designation from 2009 drill program

Figure 11.16  Polygonal Block Inferred Mineral Resource polygons for West Zone, Pringle Bench, Nolan Creek Area, based in 2009 drilling.

Table 11.20  Polygonal Inferred Mineral Resource calculation for ‘A’ Zone, Pringle Bench, from Bundtzen (2009b)

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
1	63	12.78	8.1	0.037	2.3
2	134	26.27	35.2	0.019	2.5
3	205	31.49	64.6	0.119	24.4
4	138	36.67	50.6	0.112	15.5
5	82	26.67	21.9	0.127	10.4
6	115	29.80	34.3	0.246	28.3
TOTAL/AVERAGE	737	29.13	214.7	0.113	83.4

Table 11.21  Polygonal Inferred Mineral Resource calculation for Pringle Bench from 2009 Drill Program, A-Zone, (This Technical Report)

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
A (1)	55	11.21	6.2	0.065	3.6
B (2)	311	22.51	70.0	1.953	607.4
C (3)	65	26.69	17.3	1.963	127.6
D (4)	254	28.46	72.3	0.126	32.0
E (5)	83	33.11	27.5	0.250	20.8
F (6)	1,218	30.81	375.3	0.150	182.7
G (7)	988	31.47	310.9	0.030	29.6
H (8)	314	35.32	110.9	0.023	7.2
I (9)	556	30.92	171.9	1.920	1,067.5
J (10)	1,404	27.37	384.3	1.930	2,709.7
K (11)	590	26.24	154.8	1.947	1,148.7
L (12)	886	18.56	164.4	0.076	12.5
M (13)	1,633	8.06	131.6	0.106	173.1
N (14)	664	5.93	39.4	0.110	73.0
TOTAL/AVERAGE	9,021	22.58	2,036.8	0.687	6,195.4

Table 11.22  Polygonal Inferred Mineral Resource calculation for ‘West’ Zone, Pringle Bench (Bundtzen, 2009b)

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
1	80	14.11	11.3	0.061	4.9
2	160	11.37	18.2	0.036	5.8
3	206	12.12	25.0	0.044	9.1
4	99	18.68	18.5	0.051	5.0
5	615	3.91	24.0	0.021	12.9
6	290	9.46	27.4	0.028	8.1
7	182	15.47	28.2	0.095	17.3
8	319	12.43	39.7	0.099	31.6
TOTAL/AVERAGE	1,951	9.86	192.3	0.049	94.7

Table 11.23  Polygonal Inferred Mineral Resource calculation from 2009 Drill Program, West-Zone, Pringle Bench

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
O (15)	297	3.97	11.8	0.010	3.0
P (16)	505	7.15	36.1	0.014	7.1
Q (17)	378	5.85	22.1	0.018	6.8
TOTAL/ AVERAGE	1,108	6.31	70.0	0.015	16.9

Table 11.24  Polygonal Total Inferred Lode Mineral Resource Antimony-Gold calculation, Pringle Bench, Nolan Creek

Resource Category	Cut-Off Grade (% Sb)	Vein-Fault Zone	Quantity (tons)	Grade (% Sb)	Metal (tons Sb)	Grade (oz/ton Au)	Metal (oz Au)
Inferred	4.0	A (2008)	737	29.13	214.7	0.113	83.4
Inferred	4.0	A (2009)	9,021	22.58	2,036.8	0.687	6,195.4
Inferred	4.0	West (2008)	1,951	9.86	192.3	0.049	94.7
Inferred	4.0	West (2009)	1,108	6.31	70.0	0.015	16.9
Inferred Total/Average	4.0	A and West Zones Combined	12,817	19.61	2513.8	0.499	6390.4

The 2009 Inferred Resource estimates for Silverado’s Nolan Creek properties; i.e., Workman’s Bench and Pringle Bench, did not change from what was reported by the QP in his previous Technical Report issued June 1, 2009; (amended July, 2011).  The inferred lode mineral total tonnage increased from 24,077 tons as inferred in the 2009 Technical Report to 32,459 tons in this Technical Report, or an increase of about 35 percent.  In terms of in-place metal content, antimony increased from 2,997.6 tons as indicated in the 2011 Technical Report to 4,640.8 tons in this Technical Report, an increase of 63 percent.  In-place gold increased from 5,894.7 ounces as Indicated Mineral Resources in the 2011 Technical Report to 11,752 ounces in this Technical Report.

11.7   Mineral Resource Uncertainty Discussion

Concerning placer resources, the QP constructed 39 polygons to determine an Indicated Resource estimate for placer gold deposits in Nolan Creek Valley; namely the 3B3 and D-Block #1 Below Discovery.  Both placers occur below overburden ranging from 70-to-100 feet of overburden.  Most of the unconsolidated ground is frozen and is capable of being mined using mechanized equipment successfully deployed by the previous owner.  However, in 2003, live water was encountered while attempting to mine buried placer gold deposits about 400 feet upstream from D-Block #1 Below Discovery on the right limit of Nolan Creek, causing mine operations to be curtailed.  Another uncertainty is that historic underground placer mining has occurred adjacent to 3B3 and D-Block

#1 Below Discovery resource blocks.  Although past drilling efforts carried out by the previous owner did not encounter mined ground, there is a possibility that some of the indicated resource area has been depleted by historic operations.

For lode mineral resources, the QP constructed 123 polygons to demonstrate Measured and Indicated Resources of gold and antimony at Nolan Creek; and 62 polygons to demonstrate Inferred Resources of antimony and gold at Nolan Creek.  The QP is confident with these resource estimates.  However, they occur in relatively thin fault-controlled structures and mining methodology is not discussed in this report.

The QP used traditional polygonal methods to determine resource potential for both placers and lodes.  The QP acknowledges that many mineral resource estimates are now determined using computer-based ‘kriging-based’ technologies.

To confirm the results of the polygonal methods used in determining the resource calculations at Nolan Creek, the QP contacted Will Robinson, E.I.T. Senior Geologist, who has experience with the VulcanTM  computer-based, block model method for estimating mineral resources.  Robinson agreed to examine selected portions of Silverado’s data base and calculate indicated resources using a Vulcan program.  The QP supervised Robinson during the Vulcan-Polygonal test comparison and formatted the design of the test.  But the latter ran the computer program independently of the QP.  Because of time considerations, the QP determined that the comparison would be confined to the ‘A’ Zone in Workman’s bench, which contains the largest single block of resources.  The QP told Robinson to: 1) set a cut-off at 4% Sb equivalent; and 2) cap gold grades at 1.5 oz/ton.  The following was given:

•

All drill, underground, and surface (trench) information that was used to calculate polygonal resources was forwarded to Robinson by the QP.  A table containing only ‘A’ zone data was prepared for the Vulcan estimate.  All of this data was derived from Appendix I.  This included drill hole depths, precise GPS collar coordinates, drill hole intercepts from Table 11.2 of this Technical Report; estimated true widths of mineralized vein-fault intercepts and weighted assay grades are from this Technical Report.  The data used to calculate resources within ‘A; Zone on Workman’s Bench consists of forty (40) diamond core holes totaling 10,079 feet as well as ten (10) surface trenches and underground channel sample data that test the ‘A’ Zone.  The maximum drill hole depth is 497 feet and the average depth is 352 feet.  Spacing between drill holes and sample points varies but is more-or less isometric, averaging about 75 feet.  Files created by Robinson for the Vulcan program include COLLAR.csv, ASSAY.csv, and SURVEY.csv.

•

To help facilitate the effort and reduce the time expended on the Vulcan program, the QP used the specific gravity and tonnage factors previously calculated for the polygonal estimates for the Vulcan resource estimates.

Past polygonal resource estimates were not given to Robinson.  After discussions, Robinson wanted to combine the 2007-2008 ‘A’ Zone data set with the 2009 ‘A’ Zone data set.  In that the 2007-2008 data from ‘A’ Zone on Workman’s bench calculated an indicated resource prior to conversion into a measured resource, the QP judged that it was reasonable to combine the 2007-2008 and 2009 data sets.  A three-dimensional geologic solid representing the A-zone vein was created using conventional methods in Vulcan. The solid conforms to the uppermost and lower most assay interval for drill holes and trenches contained within the A-zone vein. This solid was used to constrain the compositing, block model construction and resource estimation for this study.  The block model was constructed using the Vulcan 3D modeling software. The orientation of the A-zone block model was selected to be 45o in order to conform to the observed trend of mineralization. The parent block size was selected to be a uniform 10’ x 10’ x 10’.  The indicated resource estimation for the block model was conducted using the Inverse Distance Squared (ID2) method.  The search ellipse for the estimation was selected to be 23’ x 5’ x 23’ in order to conform to the planar, steeply dipping nature of the A-zone vein and reflect the average spacing between composites. The sample constraints put on this estimate were that a minimum of one sample was required for a given block to be estimated and no more than 4 samples could be used for estimating any given block. The results of the block model estimation can be seen in Figures 11.17  and 11.18.

Figure 11.17  Plan view image of Workman’s bench ‘A’ Zone vein-fault.  Estimated blocks are shown displaying antimony grade.  Scale (squares) are 100 feet across.

Figure 11.18  Side profile view of Workman’s Bench ‘A’ Zone looking northwest; displaying Sb grade.

The indicated resources contained within the A-zone vein were calculated using the above block estimations. Specific gravity and tonnage factor data was available for all assay intervals and was included in the resource estimate.   Although the QP mandated that a 4.0% antimony-equivalent cut-off grade be used, Robinson judged that it would be useful to the study to compare the indicated resources contained in the A-Zone vein using cutoff grades of 0.0% equivalent Sb and 4.0 % equivalent Sb (Table 11.25).  Nearly the same amount of antimony is realized for the zero percent versus 4.0 percent Sb cutoff (1.4 percent difference), but more gold is indicated (6.9 percent difference) in the zero percent cut-off.

Table 11.25  Measured and Indicated Resources calculated by VulcanTM that are contained in Workman’s Bench ‘A’ Zone only vein-fault from 2007-2009 exploration data

Material	Cutoff Grade (% eq Sb)	Sb (% eq)	Au (oz/ton)	Total Tons	Total cu ft	Tons ANTIMONY	Ounces GOLD
MINERALIZATION	0.0	23.15	0.275	51,713	454,833	11,972	14,221
MINERALIZATION	4.0	29.17	0.327	40,458	344,776	11,802	13,230
WASTE	4.0	1.50	0.088	11,254	110,057	169	990

Table 11.26 compares the indicated resource estimates using polygonal methods versus the indicated resource estimates produced by the Vulcan analysis.  Summary data for indicated resources of ‘A’ zone on Workman’s Bench determined from polygonal estimates are contained in At a 4.0 percent Sb cut-off, the Vulcan indicated resource volume (in tons) estimate is 4.0 percent larger; the antimony grade is also 2.9 percent larger, but the Vulcan gold grade is 9.9 percent lower than the polygonal indicated resource estimate.  In terms of in-place metal resource, the Vulcan antimony estimate is 6.9 percent higher than the polygonal estimate, but the Vulcan gold estimate is 6.20 percent lower than the polygonal estimate.  Stone and others (1998) have stated that resource estimates between two completely different estimation methods can vary by 10 percent or more.  The QP concludes that the polygonal resource estimate compares favorably to the Vulcan resource estimate and that the former estimate is an accurate indication of size and grade of mineralization in the Nolan lode system.

Table 11.26  Comparative Results of Polygonal Method for resources in A-Zone Workman’s Bench, used by writer, versus computer VulcanTM block model method

Mineralized Zone	Cut-Off	Sb (%)	Au (oz/ton)	Total short Tons ore	Total Cubic feet	Tons Antimony	Ounces Gold
Polygonal Method, 2007-2008 Data, Workman’s Bench ‘A’ Zone	4.0 % Sb equivalent	31.52	0.405	28,452	235,867	8,967.9	11,516.7
Polygonal method 2009 Data, Workman’s Bench ‘A’ Zone	4.0 % Sb equivalent	19.78	0.248	10,444	89,192	2,066.0	2,593.6
Total Polygonal Method, Workman’s Bench ‘A’ zone 2007-2009 data	4.0 % Sb equivalent	28.36	0.363	38,896	325,058	11,033.9	14,110.3
Vulcan Estimate 2007-2009 data	4.0 % Sb equivalent	29.17	0.327	40,458	344,776	11,802.0	13,230.0
Differences between Polygonal Method and Vulcan estimate (in %)	4.0 % Sb equivalent	2.86+	9.90-	4.02+	5.70+	6.90+	6.20-

11.8   Assumptions for Multiple Commodity Resource Estimate

In nearly all cases, the principal mineralized zones contain, stibnite, quartz, minor arsenopyrite.  Metallurgical work, assay information, and mineralogical content all suggest that the principal mineral products are free gold and stibnite.  Both are readily marketable in today’s economic environment.  Gold is at record high prices.  Antimony is currently a much sought after critical mineral/metal.  Testing shows that the gold reports to both arsenopyrite and stibnite on wiffley table tests.  However, the QP does not consider arsenic as a recoverable commodity.  Hence the principal resource estimates discussed in this Technical Report are focused on antimony and gold.

11.9   Qualified Person’s Opinion on Factors that are likely to influence the prospect of economic extraction.

The confirmation of drill-indicated resource, both surface and underground engineering studies quantifying wall-rock stability and selected mining methods, environmental mitigation where-ever needed, overall environmental assessment of the property, and market demand of a mineral product will all influence the economic viability of developing the lode deposits of antimony and gold and placer gold resources on GLM’s claims in Nolan valley.

Based on his experience reviewing antimony and gold deposits in Alaska, the Russian Far East, and elsewhere, it is the QP’s opinion that the grade and known size characteristics of lode antimony and gold and the relatively large nugget content of the placer deposits at the Nolan Creek property provide reasonable prospects for economic extraction of the mineral resources based on this Initial Assessment and Technical Report Summary.

12.0	MINERAL RESERVE ESTIMATES

Mineral reserve estimates are not presented in this Technical Report by the QP on the subject mineral properties.

13.0	MINING METHODS

No Mining Methods have been proposed for the mineral properties that are the subject of this Technical Report.

14.0	PROCESSING AND RECOVERY METHODS

The QP described the historic processing of placer gold by the previous owner (see Chapter 10.1; Placer Deposits).  Hower, the QP does not recommend a specific processing methodology for placer gold recovery in this Technical Report.

The QP has described results of a bulk sample metallurgical test on lode antimony-gold mineralization in Chapter 10.2 of the Technical Report.  However, the QP is not recommending any recovery method until more research has been completed by GLM.

15.0	INFRASTRUCTURE

15.1   Previous Production Infrastructure on property

The previous owner of the mineral property (Silverado) maintained a self-sufficient camp that included camp infrastructure capable of housing thirty (30) mine employees, machine shops, kitchen, individual ‘apartments’ for employees, a laundromat, recreational facilities, laboratories and a diesel power plant (see Figure 4.4 of this Technical Report). The power plant was capable of supplying up to 1.5 Mw of power for all needs within the camp and for maintenance of underground mining equipment.  The sewer system was specially designed by Life Water Engineering in Fairbanks due to the existence of permafrost.   A 2007 upgrade project included:

•	The purchase and installation of a ten-room housing unit;
•	The construction of an engineering office;
•	The upgrading of laboratory facilities;
•	The installation of a new sewage treatment facility;
•	The construction of a new kitchen and cafeteria; and
•	The installation of new communications equipment.
•	Installation of 2,500 gallon plastic holding tanks for water needs.

It was previously assumed by the QP that the camp facility was completely capable of supporting the proposed underground development on Workman’s Bench.

15.2   Present State of Infrastructure on Property

The QP inspected the camp facility in June, 2026.  Virtually all of the facilities listed above are in a state of disrepair and cannot be used.    The QP recommends that construction of new infrastructure should take place only after a complete review of what current camp infrastructure is salvageable and what must be removed from the site.

A	B

Figure 15.1  A—Fuel tank storage facility in 2009; B—Same Fuel tank storage facility in 2026; which features collapsed staircase to top of tanks a failed fire extinguisher and other repair issues   Both photos by the QP

16.0	MARKET STUDIES

Market studies have not been completed for this Technical Report.

17.0	GEOTECHNICAL-HYDROLOGICAL-ENVIRONMENTAL STUDIES, PERMITTING, AND PLANS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS

17.1   Geotechnical-Environmental Studies

The previous owner aggressively engaged in land reclamation efforts during their development of both surface and underground mining activities.  All of their work was completed under guidance of both the Alaska Department of Environmental Conservation and the U.S. Bureau of land Management (USBLM).

Figure 17.1 Example of land reclamation conducted on previously mined Odgen-Eureka Bench, left limit of Nolan Creek, circa 2006.  Photo from QP files

Geotechnical studies of the Workman’s and Pringle Bench have been mainly confined to core logging by the previous owner’s geological contractors completed during the definition of ore zones.  The QP has examined the underground workings on Workman’s bench during April 7-10, 2008, and measured joint sets, foliation and compositional banding, and inspected fault zones.   Foliation and compositional banding strikes northeast (025-045o) and generally dips shallow to the southeast ranging from 05-to-015o.  At some stations, compositional banding and foliation is horizontal.  Figure 17.2 illustrates the near-horizontal nature of compositional banding in phyllitc schist in the ‘A’ Crosscut.  Northwest striking high angle faults offset the northeast veins in small amounts.  The previous owner reclaimed placer mine tailings under the advice and direction of the Alaska Department of Natural Resources.

Because the claims are federal, reclamation activities follow guidelines administered by the USBLM. Overall water quality is administered by the State of Alaska Department of Environmental Conservation (ADEC). The QP conducted an audit of the ADEC and Alaska Department of Natural Resources (ADNR) websites for any environmental liabilities related to Silverado’s Nolan Creek properties and could not find any notice of water quality violations, public notice violations, non-point source water pollution control issues, or wastewater violations.

Nolan Creek is classified as an ‘industrial stream’, which recognizes placer mining as a determined use in the Koyukuk district. Under Alaska State law all disturbed lands must be reclaimed after mining activities have ceased, regardless of land ownership. For placer mining in Nolan Creek, Silverado participates in the statewide bond pool administered by the ADNR. Reclamation has occurred consistent with the operating plan and has been reduced from a bonded 60 acres to about 40 acres, per discussions with USBLM field personnel.

The Nolan Creek property is on federal lands that are adjacent to Gates of the Arctic National Park and Preserve, which is administered by the U.S. National Park Service (USNPS). According to records researched by the QP, neither the USBLM nor USNPS had lodged a complaint about exploration or mining activities that have occurred on Nolan Creek claims at least through 2011.

All mineralized zones at Workman’s Bench are near-vertical ‘vein-faults’ that strike in a northeasterly direction.  Most of the northeast-striking joint sets have some silica vein selvage infilling.  The northwest striking joints and fractures have both vein filling but are also frequently barren.  The main ‘A’ zone shows slickensides in a horizontal configuration, indicating mostly post mineralization, lateral low angle slip planes.  The ‘B’ and ‘West’ Zones also occur along fault planes, but do not show obvious evidence of lateral movement.  Past mine planning took into account the fault structure of ‘A’ zone and avoided driving along it’s projected surface to prevent wall rock instability.

Wall rocks enclosing the stibnite-quartz lodes contain significant pyrite and pyrrhotite, which could result in Acid Rock Drainage issues (ARD).  PRGCI geological contractor R.C. Swainbank estimated sulfide content in 18 core drill holes from Pringle and Workman’s bench that were completed in 2007 (Figure 17.3).  Phyllitic schist contains the highest sulfide content.  The QP recommends  that any plan of action for lode mineral development incorporates the characterization of the material, a definition of waste rock, geochemical testing, review of geochemical parameters present in drill core, and an implementation plan.

A	B

Figure 17.2  A—Underground drift looking E/SE in 2008.  Note near-horizontal, phyllitic schist bands in base and roof; B—portal on April 12th , 2008.  Photos from QP files.

17.2   Hydrological and Engineering Studies

The Workman’s Bench deposit occupies a near-horizontal terrace level at an elevation of 1,800 feet near the confluence of Smith Creek, a third order tributary, with Nolan Creek, a second order trunk stream.  The Workman’s Bench mineralized system trends in a northeast direction toward Smith Creek Valley.  The underground workings driven into the Workman’s Bench lode are dry.  One hole, 08BT17, which is part of the Workman’s bench evaluation, intersected “live water”.  The drill hole is situated at the northeastern edge of the drill pattern completed in Workman’s bench and does not affect the Mineral Resources described in this Technical Report.  The drill hole likely intersected water from Smith Creek—drilling did not advance further because it was assumed that Smith Creek constituted a northeasterly limit of Workman’s bench due to this condition

Figure 17.3  Core logging summary from 2007 core drilling, illustrating rock types and sulfide-bearing zone.

According to the previous owner’s operational mine manager, Ray Medina (written email communication), the hole was plugged off.  The QP assumed from inspection of data that no other holes on Workman’s Bench contained water and all drilled dry.   Mr. Medina did not believe the single wet drill hole on the northeastern margin of the defined resource is a problem and suggests that the drill hole 08SH17 could be grouted off if necessary.  Based on observations of the drill hole data and underground mine conditions, the QP agreed with this assessment.  The other hole that drilled wet was on Pringle Bench to the northeast (07SH04). There is other evidence to corroborate the general dry nature of the bedrock subsurface.  A number of large diameter well holes were drilled in the camp vicinity to find a good source of water.  Three drill holes explored the Workman’s Bench area to depths of up to 400 feet but failed to encounter water.   Left limit benches on Nolan Creek; i.e., Swede Channel and Mary’s Bench, were found to be dry during underground drift mining of frozen placer gold deposits (see Bundtzen, 2006 a-c).

17.3   Environmental Monitoring

The QP is not aware of any current environmental monitoring on the GLM properties in Nolan Creek valley.

17.4   Water Management Plan

The QP is not aware of the current water management plan being implemented on the GLM properties.

17.5   Mine Closure

Alaska Statute Title 27.19 (Reclamation) and Alaska Statute 38.05 require Reclamation and Mine Closure Plans as part of the APMA process for approval.

A potential issue for past mine closure by the previous owner deals with the maintenance shop facility at the Nolan Creek Mine. The shop has a dirt floor and has been in use since the early 1980s to repair heavy equipment such as various types of drills, low profile Dux mine-haul trucks, tractors and miscellaneous vehicles. The shop may contain contaminated soils that will need to be remediated. Other issues may involve fuel storage, and removal of other materials from contaminated sites at the original Nolan Camp.

A	B

Figure 17.4  —A--Inside machine shop as it appeared in 2006 with mechanic repairing low-profile mining equipment; note dirt floor in shop; B—inside machine shop as it appeared on June 13th,  2026—both photos from QP files.

17.6   Permitting

Presently a mixed property ownership for GLM claims exists between the State of Alaska and the U.S. Interior Department Bureau of Land Management.  This manifests itself in both state and federal mining claims. The state of Alaska has General Selection Lands (GS 5167) Ta’d surrounding the active USAC federal Mining claims and an ANILCA Top Filing covering the active federal mining claims owned by USAC.  GLM/USAC has also located State of Alaska mining claims over the active federal mining claims to protect its claim ownership position.  This process has been used numerous times to facilitate ownership transfer from BLM to the State of Alaska for high value mineral lands.  Currently, permit requirements include the following:

Alaska Department of Natural Resources

Alaska Placer Mining Application (APMA AAC Title 27, AS 38.05)

Approved Plan of Operations (AAC Title 27, AS 38.05)

Approved Reclamation Plan (AAC Title 27, 38.05)

Approved Mine Closure Plan (AAC Title 27, 38.05)

Temporary Water Use Permit (TWUP 11 AAC 93.035, 93.220)

Alaska Department of Environmental Conservation

APDES (Authorized under the federal Clean Water Act, 33 U.S.C. 1251-1387 and implemented in Alaska by 18 AAC Chapter 83)

Storm Water Plan, SWPPP; (AS 46.03.100; 18 AAC  83.615)

Industrial Waste Water Permit (APDES Program)

Solid Wate Permit (ACC Title 17, AS Title 16)

Air Quality Permit (AS 46.14, 18 AAC 50)

Alaska Department of Fish & Game

Title 16 Habitat Permit (AS Title 16)

U.S. Army Corps of Engineers

404 Wetlands Permit (Clean Water Act)

U.S. Bureau of Land Management

Plan of Operations Approval

Environmental Assessment (EA, National Environmental Policy Act of 1969, 43 CFR Part 46)

Reclamation Plan (30 U.S. Code 1258 Supplemented by 43CFR Part 3600, Subpart 3601 and related BLM manuals)

Importantly, an Alaska Placer Mining Application Permit (APMA Permit) will be required for GLM to operate on their claims at Nolan Creek. Two Nolan Creek claims were found to be listed on active State of Alaska APMA Permits during calendar year 2011, which reflects the recent underground placer mining activities that have taken place in Swede Channel and Mary’s East placer deposits. Other APMA Permits identified on other claims in Nolan Creek Valley have been closed due to inactivity.

The previous owner filed active Plan of Operations on Nolan Creek is filed with USBLM. Both surface and underground mining activities follow the rules administered by the U.S. Mine Safety and Health Administration (MSHA). The previous owner’s mining operations on Nolan Creek had been inspected by MSHA officials several times during 2002 to 2003.  The QP observed two field inspections concerning the previous owner’s activities by MSHA officers.  One citation was issued during the spring of 2006 that requested remedial action at their portal for the ‘Swede Channel Project’.  The portal for those underground workings  was shored up and subsequently approved by MSHA.

The previous owner acquired a permit from USBLM to collect a bulk mineralized sample. This permit would have allowed the previous owner to acquire up to 1,000 cu yd of mineralized materials for metallurgical testing and analysis from their Workman’s Bench stibnite-gold resource area.  The QP identified the need for former owner to produce a potential acid generation plan for the bulk sample collection effort.

In June, 2008, the previous owner engaged SRK Consulting, Inc. (SRK) to complete a Sampling and Analysis Plan (SAP) as part of a Metal Leaching/Acid Rock Drainage (ML/ARD) mitigation program for the Nolan Lode project.  Field work by SRK professionals took place in July, 2008 at Nolan Camp.  The purpose of the site visit was to evaluate:  1) existing weather conditions; 2) potential of future changes in oxidation conditions; 3) mobility of regulated contaminants; and 4) any differences between tock types.  SRK reviewed site geology and examined core from 2008 drill holes. This work confirmed that sulfides occur not only in mineralized vein-faults but also disseminated throughout the wall rock.  Table 17.1 summarizes the analytical results from the initial sampling collection program.  SRK examined gangue minerals and identified siderite and ankerite (iron-rich carbonates) but calcite was judged to be uncommon.  Seven samples collected by SRK from the existing adit waste rock, rock exposed in historic trenches, and from weathered pyritic bedrock for field rinse (contact) tests to evaluate the initial acid generating potential.  Three samples of relatively un-oxidized adit waste rock (Nolan 1-3) were not acidic (pH=6.97-7.44)

although the presence of soluble weathering products was shown by elevated conductivity.  Two older trench samples (Nolan 6-7) were also non-acidic (pH=7.07-7.33) but also showed the presence of soluble weathering.  One weathered phyllite sample was strongly acidic (pH=2.48).  A significant initial conclusion of these results is that because un-weathered materials are relatively neutral, the objective of an ARD mitigation plan is to minimize oxidation of waste rock and ore materials during disposal and in-capsulation.

Table 17.1  Results of Field Rinses of samples, Nolan Lode Project; from Day and Jeffress (2008)

Sample #	Sample Descriptions	pH	Conductivity (uS)	ORP
Distilled water		4.85	9	391
Nolan 1	Phyllite near portal opening waste materials	7.02	1031	188
Nolan 2	Phyllite near portal opening waste materials	6.97	701	204
Nolan 3	Phyllite near portal opening waste materials	7.44	489	189
Nolan 6	Phyllite fines from trench near Smith Creek	7.07	3,930	208
Nolan 7	Black phyllite from trench near Smith Creek	7.33	1,751	206
Nolan 8	Salts precipitated from black phyllite	7.71	3,360	186
Nolan 9	Weathered bedrock, orange	2.48	4,170	596

At the request of SRK, the previous owner’s contractors collected samples from the underground mine workings for further testing, which are summarized in Table 17.2.  The general approach of the underground sampling program as outlined by SRK was to target 13 feet (4 m) of true width in waste rock to evaluate variations along mineralization.  However, the QP has not verified the results of analytical testing of these samples.

Table 17.2  Underground sampling program for ML/ARD Program, Nolan Camp, 2008

Sample #	Site Description
DLRW7140811	Waste sample from vein rib, D crosscut
DLRW7140812	Waste sample from vein rib, D crosscut
DLRW714081	Waste rock samples from face, D crosscut
DLRW714082	Waste rock samples from face, D crosscut
DLRW7140821	Waste rock sample from rib near intersection of A and D crosscut
DLRW7140822	Waste rock sample from rib near intersection of A and D crosscut
DO714081	Stibnite ore samples from main vein
DO714082	Stibnite ore samples from main vein

A regulatory issue did affect the previous owner’s 2007-2008 core drilling program on Pringle Bench north of Smith Creek. Exploration must comply with Section 106 of the National Historic Preservation Act (NHPA) as codified in USBLM regulation 36CFR 800. Silverado hired Northern Land Use Research (NLUR) of Fairbanks, Alaska to complete a cultural review on a number of claims where historic mining activities had taken place.  NLUR produced a report for the previous owner detailing the extent of historical artifacts present on the mining claims.  That report was then forwarded to the USBLM (Neely, 2007).

17.7   Plans, Negotiations, or Agreements with Local Individuals or Groups

The QP is unaware of any negotiations or agreements with outside groups in the exploration and development of their mineral properties as described in this report.

17.8   Descriptions of any commitments to ensure local procurement and hiring

The QP is unaware of any commitments to ensure local procurement and hiring by USAC.

17.9   Qualified Person’s Opinion

The previous owner of the claims in the Nolan Creek area conducted geotechnical, hydrological, and environmental studies needed to acquire necessary permits to conduct their mining operations for placer gold and permits to conduct exploration of lodes.

The QP is unaware of any agreements reached with local individuals and groups.  However, the previous owner established economic relations for provisions of goods and services necessary to operate their mining ventures.  The previous owner was a regular customer for fuel, groceries, and needed equipment from Fairbanks and beyond as needed to operate their enterprise at Nolan Creek.

However, the Nolan camp closed nearly 15 years ago, and as a result, these relationships have ended.   The QP believes that, given all the circumstances discussed above, it would be reasonable for GLM to initiate an aggressive program to rehabilitate and develop the lode antimony-gold resources described in this Initial Assessment and Technical Summary Report.

18.0	CAPITAL AND OPERATING COSTS

No capital or operating costs were generated for this Technical Report.

19.0	ECONOMIC ANALYSIS

No economic analysis has been completed by the QP for this Technical Report.

20.0	ADJACENT PROPERTIES

The Slisco Bench placer gold deposit occurs in the Vermont Creek drainage about two miles northeast of the subject claim group.  The auriferous bench was explored extensively by RC drilling by the previous owner of the Nolan Creek claims during 2004-to-2005 (see Bundtzen (2008c).  The bench system is thought to be very similar to that Nolan Creek valley and may have formed due to the same geological processes as at the former site.

Antimony-gold lode deposits have been described in the Chandalar mining district about 40 miles east of the Nolan Creek area and at Sukakpak Mountain about 15 miles north of the Nolan Creek and east of the Dalton Highway (Kurtak et al (1992).  Both vein systems cut rocks of the Coldfoot terrane and may have a similar geological origin to those exposed on the subject claims in the Nolan Creek area.  No lode antimony-gold mineral resources have been identified at either locale.

21.0	OTHER RELEVANT DATA AND INFORMATION

There is no additional relevant data to be reported by the QP for this Technical Report.

22.0	INTERPRETATION AND CONCLUSIONS

22.1   Mineral Resources

High-grade lode antimony and gold resources occur on Workman’s Bench and Pringle Bench in the Nolan Creek area, Wiseman District, Alaska, which has been previously examined for previous owners by the QP.  There has been no additional environmental base line work, surface and underground engineering investigations, or metallurgical work at Nolan Creek since 2011. On Workman’s Bench, drill-tested, Measured and Indicated Mineral resources amount to 53,616 tons grading 26.27 percent antimony and 0.372 oz/ton gold.  Using both drill-indicated and surface trenching data, an Inferred Mineral Resource totals 32,459 tons grading 14.50 percent antimony and 0.362 oz/ton gold occurs at Workman’s Bench and Pringle Bench to the northeast.

Based on targeted RC drilling programs across Federal placer claims, the previous owner identified an indicated resource in D-Block #1 and 3B3 zones amounting to 66,800 cubic yards grading 0.095 oz/yd gold.

It is assumed by the QP that both resource types would be developed using underground extraction technologies.

22.2   Environmental Permitting and Social

Permit requirements include an Alaska Placer Mine Application (APMA) from both state and federal agencies, including the U.S. Bureau of Land Management; a national pollution discharge elimination system (NPDES) permit from the U.S. Environmental Protection Agency; a 404 Wetlands permit from the U.S. Army Corps of Engineers; approval from the Mine Safety and Health Administration (MSHA); APMA and Bonding negotiations from the Alaska Department of Natural Resources (ADNR);   a waste water treatment permit from the Alaska Department of Environmental Conservation (ADEC); and a Title 16 Permit from the Alaska Department of Fish and Game (ADF&G).

GLM will need to negotiate a maintenance plan for the Nolan Road with the Alaska Department of Transportation and Public Facilities, which conforms with guidelines set forth by the Alaska State Historical Preservation Office, if artifacts are encountered.

The QP is unaware of any social interactions or obligations with other groups active in the Nolan Creek area.

22.3   Mineral Processing

On behalf of the previous owner, the QP collected a 414 pound bulk sample of semi-massive to massive stibnite, vein quartz, and wall rock gangue all from the defined mineralized ‘A’ zone in the Workman’s Bench underground workings (see Bundtzen, 2008c).  The purpose was to determine the mineralogical nature of the antimony mineralization and the source of significant gold values. That bulk sample was collected underground from the main ‘A Zone’ on Workman’s Bench.

The bulk sample was sent to Hazen Research Labs Inc. (Hazen) in Golden, Colorado, USA in to determine the most optimal grind for potential marketing of a stibnite product and identify the mineralogical nature of gold and antimony values.  The bench test results were very successful in helping to identify a processing path to produce gold and antimony concentrates for the market.

There is variation in gold content of the stibnite-bearing zones, even within constrained sample collection areas.  The QP suggests that four (4) additional bulk samples of vein-fault mineralization be collected:  1) an additional sample of ‘A’ zone mineralization on Workman’s Bench ; 2) a bulk sample from ‘B’, West, and C zones on Workman’s Bench; 3) a bulk sample of the ‘A’ zone from Prongle Bench; and 4) a bulk sample from other mineralized zones on Pringle Bench.

22.4   Mineral Reserves

No Mineral Reserves have been identified in this Technical Report.

23.0	RECOMMENDATIONS

23.1   Mineral Resources

The QP does not make any specific recommendations to GLM/USAC for advancing their Indicated placer gold resources in Nolan Creek Valley.  If those resources become a priority for development, the company should attempt to determine whether the paystreaks occur in dry versus water environments.

Going forward, GLM should complete additional infill diamond core drilling on Workman’s Bench.  Workman’s Bench should be the top priority because it contains the best chance thus far known for documenting consistent widths and grades of stibnite-quartz-gold mineralization.  The exploration focus on ‘A’ zone previously described but also include subsidiary vein systems.  Drill-testing the zone of inferred mineralization should be given a high priority.  A drill priority should also be to drill-test Pringle Bench.  Figures 23.1 and 23.2 illustrate the proposed target areas.

Figure 23.1    Plan map of Priority 1 work program for Workman’s Bench, illustrating drill pattern to be used (in blue), and past drill collars and intercepts (in black and red).

618700mE
618800mE
618900mE
619000mE
The 2011 Nolan Gold and Antimony Project
PHASE 1 Drill Sites at the Pringle Bench Prospect
N
AREA OF INTEREST IS SHADED GRAY. THE AREA IS THE PRIMARY TARGET OF THE 2011 DRILL PROGRAM AT PRINGLE BENCH.
7486800mN
Access Roads
7486700mN
LEGEND for PHASE 1 Drill Sites
Primary drill site location
2ndary drill site location to check E-W trending structures .
UTM metric Grid (NAD 27 Zone 5 AK)
PRINGLE SOUTH (CIRCLED YELLOW) IS THE AREA NOT DRILLED PRIOR TO 2011
160 FT
320 FT
Smith Creek

Figure 23.2    Priority II program recommended for Pringle Bench, illustrating drill pattern to be used

The diamond drill core should be of a larger size than the modified NQ core previously used--not necessarily due to high recovery as the older NQ core was satisfactory in producing high recovery rates.  Instead, use of larger diameter ‘P’ core and a drill rig capable of drilling to 1,000 foot depths (or more) could greatly assist in determining the overall vertical extent of the mineralizing system.

In order to accomplish the drill-testing, Pringle Bench should be scrapped off much like it was prior to 2011.  The veins to be targeted for exploration were clearly visible (Figure 23.3, 23.4).

Figure 23.3  Ray Medina removes Pringle Bench overburden with hydraulic/air pressure technology, 2009.  Photo from QP files.

Figure 23.4  Pringle Bench mineralized surface revealed after removal of overburden.  The stibnite-quartz-gold veins and associated fault structures are marked in red.  Photo from QP files.

Review of previous drill programs should be a priority before new drilling takes place.  Most of the core has been stored on the property and appears to be in a useable condition (Figure 23.5)

Figure 23.5  USAC VP Rodney Blakestad inspects drill core storage facility on Nolan Creek.  Photo from QP files.

23.2   Environmental, Permitting and Social.

GLM/USAC should build on environmental baseline work initiated by the previous owner. On behalf of the previous owner, SRK Consulting initiated base line studies on the property in 2008, but none have been completed since.  GLM should advance baseline studies through investigations of geochemical characterization, meteorological precipitation, hydrological steam run-off (including storm water) prediction and mixing zone potential.     An early significant conclusion from past environmental work is that un-weathered materials have a neutral pH; hence an ARD mitigation plan should be aimed at minimizing oxidation of waste rock and ore materials during disposal and in-capsulation of material.  Large samples taken underground should be run using acid-base accounting procedures.  In similar fashion, selected core of both mineralized vein and wall rock material from representative drill holes along strike and at depth should be split for the expressed purpose of acid-base accounting analyses.

To the QP’s knowledge, the previous owner was not engaged in any partnerships or agreements with outside parties.  The leading landowner in the area is Doyon Limited (Doyon), a regional native corporation based in Fairbanks.  Doyon owns lands immediately west of the Nolan Creek area, which juxtaposes the Gates of the Arctic National Park and Preserve.  Doyon is currently in partnership with Wiseman Metals, a subsidiary of MDF-Global, on a district-scale evaluation of copper-precious metal ‘skarn’ and ‘porphyry style copper mineralization north northeast of Coldfoot; sometimes referred to as the ‘Chandalar Copper Belt’.

23.3   Geotechnical

Further work should expand the bedrock joint study with core-stress testing engineering studies initiated by the previous owner, which examined underground workings on Workman’s Bench.   In addition, ASTM tensile stress measurements could be completed at a facility at the University of Alaska-Fairbanks, which can be made available for contracted uses.  The QP has used this lab in past years during material site investigations for the Alaska Department of Transportation and Public Facilities.  Completion of this work will help confirm what is already known about rock behavior as well as add information about modifications needed for underground extraction techniques and waste disposal planning.

23.4   Mineral Processing

Additional processing studies will be required to address specific mineral recovery objectives for either future lode or placer mining objectives.  It is recommended to consult with University of Alaska geological engineering facilities as well as commercial facilities for additional mineral processing studies.

23.5   Tailings Storage

The QP does not recommend work on a tailings facility until information acquired from mineral processing, geotechnical, environmental or infill drilling programs are completed and when a proven reserve has been established During their initial planning for development of the lode antimony-gold assets at Workman’s Bench, the previous owner was considering use of the abandoned frozen drifts created by underground placer mine activities for the disposal of tailings.  The QP assumes this plan was canceled after 2011, when the property became dormant.

23.6   Mineral Reserves

Mineral reserves cannot be established until a fundamentally upgraded, technical economic analysis is completed, incorporating previous studies and future studies.  A Mineral Reserve analysis was provided in Chapter 18 of a previous Canadian National Instrument (NI) 43-101 Technical Report issued by the QP for the previous owner of subject claims (Bundtzen, 2011).

However, economic assumptions for the 2011 NI 43-101 Mineral Reserve study have significantly changed.  Commodity prices have increased, but inflationary costs for fuel, groceries, equipment, labor and many other factors have driven costs significantly upward for operating a mineral development in Nolan Creek valley.  Geopolitical issues have also become important considerations.  A new mineral reserve study is recommended to be conducted at the discretion of GLM/USAC.

24.0	REFERENCES

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Dillon, J.T., Lamal, K.K., and Huber, J.A., 1989, Gold deposits in the Upper Koyukuk and Chandalar mining districts, in, Mull, C.G., and Adams, K.E., eds., Dalton Highway, Yukon River to Prudhoe Bay: Alaska Division of Geological and Geophysical Surveys Guidebook #7, p. 195-201.

Dillon, J.T., and Reifenstuhl, R.R., 1990, Geologic map of the Wiseman B-1 quadrangle, south-central Brooks Range, Alaska: Alaska Division of Geological and Geophysical Surveys Professional Report 101, one sheet @ 1:63,360 scale plus text.

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Neely, Burr, 2007, Cultural Resource Survey of proposed Exploration Drilling and Mining Locations in the Vicinity of Nolan, Alaska: Unpublished report prepared for Silverado Gold Mines, Inc. by Northern Land Use Research, Inc., 22 pages.

Peters, W.C., 1978, Exploration and Mining Geology: John Wiley and Sons, New York, 695 pages.

Proffett, J.M., 1982, Preliminary report on the geology of the Hammond River-Vermont Creek gold placer area, Wiseman district, Alaska: Unpublished Confidential Report by J.M Proffett and Associates, Inc., Eagle River, Alaska, 15 pages.

Reed, Irving McKinney, 1938, Upper Koyukuk Region, Alaska:  Alaska Territorial Department of Mines Miscellaneous Report 194-7, 169 pages.

Reger, R.D., and Bundtzen, T.K., 1990, Multiple glaciation and gold placer formation, Valdez Creek valley, western Clearwater Mountains, Alaska: Alaska Division of Geological and Geophysical Surveys Professional Report 107, 29 pages.

Schultz, C.P., 2008a, Report #1:  Flotation and gravity results, Workman’s Bench Stibnite-Gold Bulk Sample, Wiseman District, Alaska:  Unpublished report by Hazen Research, Inc., for Pacific Rim Geological Consulting, Inc. 10 pages.

Schultz, C.P., 2008b, Report #2:  Mineralogical examination Workman’s Bench Stibnite-Gold Bulk Sample, Wiseman District, Alaska:  Unpublished report by Hazen Research, Inc., for Pacific Rim Geological Consulting, Inc. 18 pages.

Staff, 2003, Standards and Guidelines for Valuation of Mineral properties: Special Committee of the CIM Metallurgy and Petroleum Valuation of Mineral properties: 33 pages.

Staff, 2004, Estimation of Mineral Resources and Mineral Reserves Best Practice Guidelines: CIM Council, 35 pages.

Staff, 2005a, National Instrument 43-101 Standards of Disclosure for Mineral projects, Form 43-101 and Companion Policy 43-101 CP: 29 pages.

Staff, 2005b, Form 43-101F1-Contents of the Technical report: 9 pages.

Silverado Staff (Eden), 2008a, Workman’s bench Drilling and Underground Exploration Program 2007-2008, Horizontal Plan View Map, October 21, 2008; one sheet at scale 1:1,000

Silverado Staff (Eden), 2008b, Workman’s bench Drilling and Underground Exploration Program 2007-2008, Vertical Section 1, S1-S1’, October 21, 2008 scale:  one inch=50 feet

Silverado Staff (Eden), 2008c, Workman’s bench Drilling and Underground Exploration Program 2007-2008, Vertical Section 2, S2-S2’, scale:  October 21, 2008, scale one inch=50 feet

Silverado Staff (Eden), 2008d, Workman’s bench Drilling and Underground Exploration Program 2007-2008, Vertical section 3, S3-S3’, October 21, 2008, scale: one inch=50 feet

Silverado Staff (Eden), 2008e, Workman’s bench Drilling and Underground Exploration Program 2007-2008, Vertical section 4, S4-S4’, October 21, 2008, scale:  one inch=50 feet

Silverado Staff (Eden), 2008e, Workman’s bench Drilling and Underground Exploration Program 2007-2008, Vertical section 5, S5-S5’, scale:  one inch=50 feet

Silverado Staff (Eden), 2008f, Workman’s bench Drilling and Underground Exploration Program 2007-2008, Vertical section 1, A-A’, May 2, 2008 scale:  one inch=50 feet

Silverado Staff (Eden), 2008g, Workman’s bench Drilling and Underground Exploration Program 2007-2008, Vertical section 2, B-B’, June 6, 2008 scale:  one inch=50 feet

Silverado Staff (Eden), 2008h, Workman’s bench Drilling and Underground Exploration Program 2007-2008, Vertical section 3, C-C’, May 2, 2008, scale:  one inch=50 feet

Silverado Staff (Eden), 2008i, Workman’s bench Drilling and Underground Exploration Program 2007-2008, Vertical section 4, D-D’, May 2, 2008, scale:  one inch=50 feet

Silverado Staff (Eden), 2008j, Workman’s bench Drilling and Underground Exploration Program 2007-2008, Vertical section 5, E-E’, May 2, 2008, scale:  one inch=50 feet

Silverado Staff (Eden), 2008k, Workman’s bench Drilling and Underground Exploration Program 2007-2008, Vertical section 6, F-F’, May 2, 2008, scale:  one inch=50 feet

Silverado Staff (Eden), 2008l, Workman’s bench Drilling and Underground Exploration Program 2007-2008, Vertical section 7, H-H’, June 6, 2008, scale:  one inch=50 feet

Silverado Staff (Eden), 2008m, Pringle bench Drilling and Underground Exploration Program 2007, Vertical section 7, H-H’, February 8, 2008, scale:  one inch=100 feet

Stone, J.G., Dunn, P.G., and Sheahan, P., 1998, Ore Reserve Estimates in the Real World:  Society of Economic Geologists Special Publication Number 3, Second Edition, Citizens Printing Company, Littleton, Colorado, 160 pages

Swainbank, R.C., Bundtzen, T.K., Clough, A.H., Henning, M.W., and Hansen, E.W., 1995, Alaska’s Mineral Industry-1994, Alaska Division of Geological and Geophysical Surveys Special Report 49, 77 pages.

Tchapko, Vitali, 1995, Placer and hardrock gold deposits in the Central Kolyma area, Magadan region, Northeast Russia, in, Bundtzen, T.K., Fonseca, A.L., and Mann, Roberta, eds., Geology and Mineral Deposits of the Russian Far east: Alaska Miners Association Special Symposium Volume 1, p. 29-35.

Turner, D.L., Forbes, R.B., and Dillon, J.T., 1979, K-Ar geochronology of the southern Brooks Range, Alaska: Canadian Journal of Earth Sciences, vol. 16, no. 9, p. 1789-1804.

25.0  RELIANCE ON INFORMATION PROVIDED BY REGISTRANT

The Registrant (GLM/USAC) provided detailed information concerning their ownership of the thirty-six (36) federal lode and placer claims in the Nolan Creek Valley that were acquired through a Trustee’s public auction on January, 30, 2026. The Registrant also provided details of the forty-eight (48) Alaska State Mining Claims acquired during the fall of 2026.

In June, 2026, the QP accompanied USCA’s Vice President of the company’s Mining Division, Rodney Blakestad, on a two-day examination of the company’s properties in Nolan Creek valley.

Remaining information disclosed in this Technical Report is the responsibility of the QC.

APPENDIX I: Summary of Relevant Sample Data Used in Calculation of all Categories of Sb and Au Resources from Workman’s Bench That are Described in this Technical Report; Including Relevant Trace Element Data

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Estimated True Width	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
1	08SH02 (08SS47)		West of ‘A’ Zone	160.0	160.6	0.6	0.50	23.30	0.031	2520	0.30	24.0	Quartz-Stibnite vein about 2.0 inches wide (visual by QP)
2	08SH02 (08SS51)		‘A’ Zone	186.5	187.5	1.0	0.70	37.92	0.091	15.0	0.72	<0.2	5.5 inch (true thickness) quartz- stibnite vein with semi-massive stibnite also in remaining zone
3	08SH02 (08SS52)		‘B’ Zone	193.0	193.8	0.8	0.58	7.11	0.190	3260	0.59	10.3	2 parallel quartz stibnite veins about 4.5 inches true width with sch
4	08SH03 (08SS67-68)		West of ‘A’ Zone	41.4	42.5	1.1	1.00	37.91	0.301	0.8	0.45	1.4	Sheared stibnite- quartz zone; about 1.0 foot true thickness; textures
5	Including (08SS67)		West of ‘A’ Zone	41.4	42.0	0.6	0.45	42.05	0.420	<0.01	1.38	<0.2	Sheared nearly massive stibnite; about 0.45 foot true
6	08SH03 (08SS80)		‘A’ Zone	115.9	117.0	1.1	0.91	26.73	0.410	139	0.40	5.1	Several closely spaced, quartz- stibnite veins
7	08SH03 (08SS81)		Hanging wall ‘A’ zone	117.0	117.5	0.5	0.41	0.07	0.360	8560	1.26	20.6	Hanging wall trace stibnite in quartz
8	08SH03 (08SS82)		‘B’ Zone	130.3	130.9	0.6	0.49	13.65	0.130	188	0.41	17.6	Stibnite-quartz vein zone with siderite
9	08SH03 (08SS88)		Zone not designated	161.5	162.0	0.5	0.41	0.01	0.140	>10000	0.37	9.8	Arsenopyrite-rich quartz vein with trace of stibnite
10	08SH03 (08SS93)		‘C’ Zone	195.5	196.1	0.6	0.41	0.70	0.130	9930	0.15	56.1	Quartz-stibnite zone; 10 % Sb2S3 (QP inspection)
11	08SH01B (08SS13)		‘West’ Zone	33.8	35.2	1.4	0.92	53.44	0.280	<0.1	0.30	5.0	Massive stibnite with only minor quartz
12	08SH01B (08SS14)		‘A’ Zone’ Footwall	95.7	96.4	0.7	0.42	28.69	0.230	110	0.36	1.2	5 inch thick, vertical quartz-stibnite 3 inches of massive stibnite
13	08SH01B (08SS15)		Main ‘A’ Zone	98.2	101.3	3.0	2.49	18.43	0.130	248	0.28	1.3	quartz-stibnite veins; with locally massive stibnite over 3.0 feet

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Estimated True Width	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
14	08SH01B (08SS18)		Hanging Wall ‘A’ Zone	108.0	108.5	0.5	0.41	26.05	0.020	5.9	0.21	1.1	2.0 inch massive stibnite with quartz
15	08SH01B (08SS23, 08SR52, 08SS24)		‘B’ Zone	139.0	142.2	3.2	2.65	12.22	0.015	300 535 100	3.67 0.37 0.30	1.2 19.2 0.7	Massive stibnite veins with quartz; Sb grade over 3.2 feet
16	Including (08SS24)		‘B’ zone	141.6	142.2	0.6	0.49	19.87	0.010	100.5	0.3	0.7	Thickest stibnite- quartz vein (4 inches)
17	08SH01B (08SS33)		‘C’ Zone	198.7	199.2	0.5	0.41	17.86	0.210	610	0.16	0.9	2.0 inch semi-massive stibnite vein in quartz gangue.
18	08SH15 (08SS192)		‘West Zone	84.0	85.7	1.7	1.10	10.55	0.141	1,220	0.57	0.7	Stibnite-quartz zone with slickensides
19	08SH15 (08SS196-197)		‘A’ Zone	113.0	117.0	4.0	2.58	23.06	0.028	527	0.87	<0.02	Semi-massive stibnite over wide zone
20	08SH15 (08SS206-208		‘B’ Zone	182.5	190.7	8.2	4.80	6.25	0.092	2836	0.31	<0.02	Diffuse zone of stibnite-bearing stockwork
21	08SH15 (08SS209)		‘C’ Zone ?	194.6	196.2	1.6	0.94	0.89	0.050	7620	0.29	18.3	Weak zone with thin stibnite veins
22	08SH14 (08SS211)		‘West’ Zone	56.5	57.0	0.5	0.41	4.02	0.008	742	0.18	2.0	1.0 inch quartz- stibnite-carbonate vein
23	08SH14 (08SS212)		Zone not Designated	88.3	92.0	3.7	3.07	0.27	0.180	>10000	0.23	6.9	Arsenopyrite-rich quartz vein zone
24	08SH14 (08SS216)		‘A’ Zone	108.5	109.2	0.7	0.60	0.06	0.010	3000	0.31	9.0	Notes from 09/27/08 visual by QP indicate 40% stibnite in a zone 0.6 feet wide true thickness
25	08SH14 (08SS218)		‘B’ Zone	121.0	122.0	1.0	0.83	0.25	0.260	4270	0.27	24.6	Disseminated stibnite ion quartz vein vertical orientation (QP estimate)
26	08SH14 (08SS226)		‘C’ Zone	179.2	179.9	0.7	0.58	1.75	0.040	4320	0.44	81.2	Vuggy Quartz vein with stibnite (30%) of total.
27	08SH14 (08SS227)		Possible ‘C’ Zone Extension	183.8	184.3	0.6	0.50	0.02	0.190	>10000	0.29	41.5	Arsenopyrite-rich quartz vein about 3 inches thick
28	08SH17 (08SS240-241)		‘A’ Zone	285.0	288.3	3.3	1.91	0.00	0.160	8080	0.30	4.6	Wide zone of stibnite=bearing quartz veins (3); stockwork type zone

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Estimated True Width	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
29	Including (08SS241)		‘A’ Zone	287.6	288.3	0.9	0.52	4.63	0.230	>10000	0.24	5.6	4 inch zone of stibnite-quartz vein; 25 percent Sb2S3 (QP estimate)
30	08SH17 (08SS242)		‘B’ Zone	299.3	299.9	0.6	0.35	13.63	0.200	28.5	1.02	<0.2	0.75 inch of massive stibnite on quartz vein
31	08SH17 (08SS243)		‘C’ Zone	311.8	312.9	1.1	0.64	0.01	0.120	>10000	0.30	8.9	Visual by QP: contains 10% Sb2S3—not in assay results
32	08SH16 (08SS228)		West of ‘west’ Zone	156.0	157.0	1.0	0.83	0.93	0.092	9340	0.37	12.8	Quartz-stibnite vein about 4 inches thick
33	08SH16 (08SS229)		‘West’ Zone	197.0	198.0	1.0	0.83	1.11	0.020	2370	0.28	13.7	Quartz-stibnite vein 4 inches thick
34	08SH16 (08SS231)		‘A’ Zone	233.7	234.7	1.0	0.83	1.64	0.053	7910	0.17	21.2	Quartz vein with 5-8% stibnite as disseminations; vein is 6 inches thick
35	08SH16 (08SS235)		‘B’ Zone	309.5	310.5	1.0	0.83	0.00	0.390	1000	0.28	9.6	Quartz vein with abundant arsenopyrite in vein selvages
36	07SH01 07SS06)		‘A’ Zone Main Vein	201.00	202.00	1.0	0.83	9.37	0.211	2250	NA	NA	Semi-Massive stibnite with quartz stockwork
37	07SH01 (07SS08-12)		‘B’ Zone	223.50	242.50	19.00	15.77	3.24	0.091	3020	NA	NA	Quartz –stibnite vein stockwork zone in four distinct zones.
38	Including (07SS10)		‘B’ Zone	237.40	242.50	6.00	4.81	8.81	0.191	1250	NA	NA	Two main stibnite- quartz stockwork; each 18 inches thick
39	Including (267392)		‘B’ Zone	238.40	238.90	0.50	0.41	28.69	0.023	NA	NA	NA	Massive stibnite in core
40	Trench (W399)		‘A’ Zone Main Vein	NA	NA	1.20	1.20	50.63	0.240	NA	NA	NA	Furthest trench sample on surface
41	07SH18 (07SS194-97; SR378-79)		‘West’ Zone	46.5	53.5	7.0	3.26	1.24	0.029	325	NA	NA	Stibnite bearing stockwork zone; core contains stibnite lenses
42	Including (07SR379)		‘West’ Zone	52.7	53.5	0.8	0.67	7.94	0.058	160	NA	NA	Stibnite bearing stockwork zone; core
43	08SH16 (08SS228)		‘West’ Zone	156.0	157.0	1.0	0.83	0.93	0.090	9340	0.37	12.8	Quartz carbonate vein with stibnite grains and arsenopyrite
44	08SH16 (08SS229)		‘A’ Zone	197.0	198.0	1.0	0.83	1.11	0.020	2370	0.28	13.7	Disseminated stibnite in 6 inch quartz vein

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
45	08SH32 (08SS375-379)		‘West’ Zone	171.5	177.5	6.0	6.23	0.085	See below	See below	See below	Wide zone (true width=3.2 feet) of quartz-stibnite- carbonate veinlet zone.
46	Including (08SS375-376)		West Zone	171.5	172.8	1.6	14.63	0.110	See below	See below	See below	Wide zone of quartz- stibnite veins
47	Including (08SS375)		‘West Zone	172.8	173.3	0.5	21.24	0.180	578	1.57	5.1	Semi-massive stibnite vein zone
48	Including (08SS379)		West Zone	176.0	177.5	1.5	12.62	0.060	337	0.46	5.1	Three flecks of gold noted during logging not reflected in assays
49	08SH32 (08SS380)		‘A’ Zone hanging wall	177.5	179.5	2.0	0.04	0.010	320	0.26	46.7	Visual by QP: 20% stibnite and 80% quartz; Sb2S3 not reflected in assays
50	08SH32 (08SS385)		‘A’ Zone Hanging Wall	186.5	188.0	1.5	1.22	0.275	1490	0.21	10.3	Quartz carbonate vein with stibnite grains and trace arsenopyrite
51	08SH32 (08SS292-394		‘A’ Zone	203.7	209.5	5.8	8.20	0.180	>10000 18.2 7600	0.28 7.22 0.26	3.9 0.2 5.6	Wide zone (true thickness=2.9 feet) of stibnite-bearing quartz vein mineralization
52	Including (08SS393)		‘A’ Zone	205.7	206.6	0.9	38.74	1.130	18.2	7.22	0.2	Strong zone of stibnite-quartz mineralization
53	08SH32 (08SS396)		‘B’ Zone	212.0	213.5	1.5	0.09	0.030	5250	0.23	13.5	5% percent Sb2S3 in large quartz zone
54	08SH33 (08SS411)		‘West ’ Zone	162.0	167.0	5.0	2.70	0.040	2140	0.59	23.9	Wide stockwork vein zone contains disseminated Sb2S3
55	08SH33 (08SS426-427)		‘A’ Zone	242.0	243.2	1.2	14.74	0.030	68.5	0.29	1.2	Wide zone (true thickness=1.00 feet) of stibnite-quartz mineralization
56	Including (08SS426)		‘A’ Zone	242.0	242.6	0.6	19.68	0.040	68.5	0.29	1.2	Disseminated to locally massive stibnite in quartz vein
57		203797	‘A’ Zone	166.20	167.70	1.50	0.36	0.036	67	ND	275	NW fracture adjacent to ‘A’ Zone
58	08SH13 (08SS177)		Zone not designated	17.8	18.3	0.5	13.16	0.025	20.4	2.1	<0.2	Quartz-stibnite zone with locally 50% Sb2S3

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Estimated True Width	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
59	08SH13 (08SS179)		‘West’ Zone?	121.3	126.7	5.4	3.40	1.99	0.138	>10000	0.31	11.8	Significant wide zone (true thickness=3.4 feet) with Sb+Au
60	08SH13 (08SS182)		‘A’ Zone	187.5	188.8	1.3	1.00	22.15	0.061	308	0.17	1.3	Thick quartz-stibnite zone stibnite Lense
61	08SH13 (08SS184-85)		‘B’ Zone	208.4	212.2	3.8	2.43	6.21	0.061	2050 4410	0.53 0.19	14.0 18.4	Wide zone of stockwork stibnite- quartz vein
62	Including (08SS184)		‘B’ Zone	208.4	209.9	1.5	0.96	6.97	0.26	2050	0.53	14.0	Stibnite lobes in wide
63	08SH13 (08SS188)		‘C’ Zone	250.6	252.6	2.0	1.28	0.07	0.050	5760	0.12	24.5	Quartz carbonate veins (3) with isolated stibnite
64		203405	‘West’ Zone	138.0	139.5	1.5	1.50	41.20	0.110	NA	NA	NA	Semi-massive stibnite in quartz gangue
65		203789	‘West’ Zone	40.5	42.0	1.5	1.50	22.48	0.556	4152	NA	141	In wall of connecting drift; true thickness
66		203808	A Zone	172.0	173.50	1.50	1.50	43.64	1.19	52	NA	<0.2	Nearly massive stibnite with quartz
67		WBUG3 S1	‘A’ Zone	172.9	173.32	0.42	0.42	52.10	0.676	0.5	NA	1.1	Massive stibnite core
68		WBUG3 S2	‘A’ Zone	172.9	173.32	0.42	0.42	58.89	0.329	<0.1	NA	0.5	Massive stibnite core
69		WBUGG3 S3	‘A’ Zone	172.9	173.32	0.42	0.42	60.90	0.031	3010	NA	18.2	Massive stibnite core
70		WBUGG3 S4	‘A’ Zone	172.9	173.32	0.42	0.42	55.71	0.451	1.3	NA	0.4	Massive stibnite core
71		WBUGG3 S5	‘A’ Zone	172.9	173.32	0.42	0.42	11.10	0.444	2520	NA	4.5	Massive stibnite core
72		WBUG8- S2	‘A’ Zone	182.9	183.32	0.42	0.42	58.76	0.145	0.7	NA	0.2	Massive stibnite core
73		203802	‘A’ Zone	114.0	116.50	2.50	2.50	37.78	0.076	68	NA	<0.2	‘A’ Zone in south drift
74		203810	‘B’ Zone	183.0	183.5	0.5	0.50	41.00	0.696	66	NA	<0.2	Nearly massive stibnite with quartz gangue; south drift
75		203791	‘B’ Zone	199.1	200.35	0.50	0.50	39.73	0.362	1163	NA	<0.2	Nearly massive stibnite with hanging wall; north drift
76		WBUGG8 S1	‘A’ Zone	NA	NA	0.42	0.42	57.52	0.359	1	NA	<0.2	Massive stibnite
77		WBUG5 S2	‘B’ Zone	199.8	200.22	0.42	0.42	50.04	1.040	0.7	NA	<0.2	Massive stibnite in vein core
78		WBUG8 S3	‘B’ Zone	NA	NA	0.42	0.42	58.02	0.696	2.5	NA	<0.2	Massive stibnite core
79		203795	‘A’ Zone	40.00	41.50	1.50	1.50	40.35	0.357	52	NA	<0.2	Semi-Massive stibnite-quartz vein
80		203488	‘B’ Zone	122.00	123.2.0	0.65	0.65	18.05	0.039	NA	NA	NA	Semi-Massive stibnite-quartz vein
81		WBUG9 S1	‘B’ Zone	124.00	124.42	0.42	0.42	33.92	0.084	18.8	NA	<0.2	Semi-Massive stibnite-quartz vein

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Estimated True Width	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
82		WBUGG9 S2	‘B’ Zone	NA	NA	0.42	0.42	17.34	0.130	459	NA	0.4	Semi-Massive stibnite
83		WBUGG5 S3	‘C’ Zone	NA	NA	0.42	0.42	13.38	0.031	2530	NA	3.8	Semi-Massive stibnite
84		WBUGG9 S4	‘B’ Zone	NA	NA	0.50	0.50	7.34	0.513	5590	NA	2.3	Semi-massive stibnite
85		203804	B Zone Vein	218.0	218.45	0.45	0.45	56.88	0.033	NA	NA	NA	Massive stibnite vein
86		203450	A Zone	68.00	69.50	1.50	1.50	57.02	0.012	NA	NA	NA	Massive Stibnite vein
87		203409	B Zone Vein	172.00	172.45	0.45	0.40	51.41	0.372	NA	NA	NA	Massive Stibnite
88		Trench J (52)	A Zone Main Vein on Surface	151.0	159.2	8.2	8.20	30.30	0.140	NA	NA	NA	Semi-massive stibnite
89		Trench J	A Zone Main Vein on Surface	159.2	167.4	8.2	8.20	1.72	0.220	NA	NA	NA	Disseminated stibnite
90		Trench J	Surface B Zone	167.4	175.6	8.2	8.20	11.70	0.037	NA	NA	NA	Semi-massive stibnite
91		267397	Main ‘A’ Vein; surface	171.4	172.25	0.85	0.85	36.51	0.793	67	NA	275	Massive Stibnite
92		Trench J	Surface B Zone	175.6	183.8	8.2	8.20	29.30	0.120	NA	NA	NA	Semi-massive stibnite
93		Trench J	Zone between A and B Veins	183.80	192.00	8.2	8.20	2.56	0.016	NA	NA	NA	Disseminated stibnite
94		Trench J	‘B’ Zone	192.00	201.80	9.8	9.80	14.05	0.016	NA	NA	NA	Semi-massive stibnite
95		Trench J	West Vein on Surface	35.0	43.2	8.2	8.20	1.70	0.040	NA	NA	NA	West Vein as seen in 2008 drill hole
96	08SH18 (08SS250)		Interpreted ‘West’ Vein	276.0	277.0	1.0	0.64	0.01	0.037	NA	NA	NA	Arsenopyrite-rich quartz vein
97	08SH18 (08SS254)		‘A’ Zone	313.0	315.0	2.0	1.27	0.15	0.102	3,420	0.23	6.5	Footwall zone with arsenopyrite
98	08SH18 (08SS255		‘A’ Zone	315.0	316.8	1.8	1.15	27.65	2.88	27.1	3.21	0.5	High grade quartz-stibnite vein
99		WBUG1-S2	‘A’ Zone	138.80	139.22	0.42	0.42	64.34	0.030	NA	NA	NA	Massive stibnite near hanging wall South drift
100	07SH15 (07SR193		‘West’ Zone’	127.0	130.5	3.5	2.59	0.25	0.035	1,000	268	11.2	Disseminated stibnite in quartz
101	07SH15 (07SS173-175;		‘A’ Zone	192.0	197.8	5.80	4.29	4.07	0.104	912	NA	3.6	Disseminated stibnite
102	07SH15 (07SR217-220)		‘B’ Zone	242.00	247.80	5.80	3.95	3.45	0.060	982	NA	5.5	Quartz stibnite stockwork vein zone

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Estimated True Width	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
103	Including (07SS179)		‘B’ Zone	245.3	245.8	0.60	0.49	34.51	0.554	138	NA	3.1	Semi-Massive stibnite with quartz gangue
104	07SH15 (07SS180)		‘C’ Zone	253.3	253.8	0.5	0.41	9.69	0.056	922	NA	2.0	Disseminated stibnite in quartz
105	08SH12B (08SS166)		‘West’ Zone	180.4	180.9	0.5	0.41	6.94	0.050	1,060	0.36	0.3	Quartz vein 8 inches thick with stibnite
106	08SH12B (08SS168-170)		‘A’ Zone	204.1	209.0	4.9	3.62	6.99	0.107	1,936	0.36	1.0	Stibnite-bearing quartz vein and hanging wall
107	Including (08SS168)		‘A’ Zone	204.1	205.0	0.90	0.72	7.05	0.05	1,345	0.35	1.5	Base of hanging wall
108	Including (08SS170)		‘A’ Zone	208.1	209.0	0.9	0.72	20.97	0.220	10.8	0.47	<0.2	Semi-massive stibnite vein with euhedral quartz gangue
109	08SH12B (08SS173)		‘B’ Zone	236.3	236.8	0.5	0.40	0.40	0.030	2930	0.19	69.1	Thin, 3 inch thick quartz vein with stibnite grains
110	08SH12B (08SS175)		‘C’ Zone	250.0	251.7	1.7	1.36	0.01	0.040	2720	0.31	10.4	Quartz veon zone (true thickness=1.2 feet) trace stibnite.
111	08SH12B (08SS176)		‘West Zone’	179.8	180.4	0.6	0.41	0.01	0.029	4130	0.13	2.3	Veinlet zone in footwall of ‘West Zone’ contains arsenopyrite and trace stibnite
112	07SH14 (07SS157-159;SR117)		‘West’ Zone	161.6	172.0	10.4	7.80	4.99	0.056	2470	NA	NA	Stibnite stockwork vein zone
113	Including (07SS159)		‘West’ Zone	166.2	167.6	1.4	1.05	29.23	0.224	201	NA	NA	Semi-Massive stibnite lense
114	07SH14 (07SS166)		‘A’ Zone	208.6	209.6	1.0	0.80	6.42	0.242	7000	NA	NA	Stibnite stockwork vein zone
115	Including (267394)		‘A’ Zone	209.0	209.15	0.15	0.10	51.42	1.610	1100	NA	NA	Thin massive stibnite lense
116	07SH14 (07SS168)		‘B’ Zone	240.0	240.5	0.5	0.40	8.81	0.160	621	NA	NA	Thin stibnite stockwork vein zone
117	07SH14 (07SS169)		‘C’ Zone	257.7	258.7	1.0	0.8	0.152	0.071	5,580	NA	ND	Disseminated Sb and As
118	08SH11 (08SS155)		‘West’ Zone	184.7	185.4	0.9	0.58	3.55	0.073	2670	0.17	2.4	Stibnite bearing quartz vein about 5 inches
119	08SH11 (08SS156-158)		‘A’ Zone	193.0	197.0	4.0	2.56	8.12	0.184	6700 1710	0.22 0.21	7.5 3.7	Stibnite bearing quartz vein about 2.5 feet

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Estimated True Width	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
120	Including (08SS157)		Footwall of ‘A’ Zone	193.6	194.5	0.9	0.58	10.02	0.120	1710	0.21	3.7	Footwall zone of ‘A’ Vein is part of system below, separated by 1.0 feet of wall rock. Abundant AsPy
121	Including (08SS158)		‘A’ Zone	196.2	197.0	0.8	0.51	10.36	0.330	389	0.13	0.7	Main ‘A’ zone characterized by sheared fine-grained stibnite (QP)
122	08SH11 (08SS159)		‘B’ Zone	225.3	226.1	0.8	0.51	11.20	0.700	984	2.01	1.6	Quartz-stibnite zone with 2.0 inch massive stibnite vein; As sulfides abundant in margins
123	08SH11 (08SS160)		‘C’ Zone?	275.8	276.8	1.0	0.65	11.36	0.040	7790	0.11	6.5	Quartz-stibnite vein with 25% stibnite.
124	07SH13 (07SS140)		‘West’ Vein	38.5	39.3	0.8	0.66	2.34	0.074	>10000	NA	7.8	Thin quartz stibnite vein 3 inches thick
125	07SH13 (07SS144)		‘A’ Zone	133.0	134.5	1.5	1.24	0.05	0.230	3740	NA	4.2	True thickness of quartz vein is 1.2 feet stibnite vein (log notes)
126	07SH13 (07SS146-48)		‘B’ Zone	196.0	200.0	4.0	2.80	3.37	0.040	1315 7170 172	NA	5.0	Stibnite bearing stockwork zone; core contains stibnite
127	Including (07SS146)		‘B’ Zone	196.0	196.5	0.5	0.40	7.79	0.031	1315	NA	19.6	Stibnite bearing stockwork zone; core contains stibnite
128	Including (07SS148)		‘B’ Zone	199.5	200.0	0.5	0.40	19.09	0.100	172	NA	<0.2	Stibnite bearing stockwork
129	08SH22 (08SS308)		West of ‘West’ Zone	204.5	205.5	1.0	0.64	0.72	0.016	2100	0.07	14.6	Stockwork vein with stibnite xtals
130	08SH22 (08SS309)		‘West’ Zone	215.0	222.0	7.0	4.00	0.46	0.017	636	0.09	10.0	Thick zone of quartz vein stockwork with six vein zones
131	08SH22 (08SS312-313)		‘A’ Zone	226.0	227.5	1.5	1.20	13.10	0.080	1705	0.12	1.4	Quartz-stibnite mineralization true thickness=1.2 feet
132	Including (08SS313)		‘A’ Zone	227.5	228.0	0.5	0.35	18.97	0.120	1110	0.14	0.6	Semi-massive stibnite core of vein
133	08SH22 (08SS318)		‘B’ Zone	252.8	253.3	0.5	0.35	0.02	0.140	>10000	0.18	20.8	Quartz-carbonate vein zone with tr stibnite.

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Estimated True Width	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
134	08SH24 (08SS333)		‘West’ Zone	99.0	100.0	1.0	0.80	19.58	0.090	703	1.73	5.7	75 degrees steep SE
135	08SH24 (08SS335)		‘A’ Zone	118.7	119.4	0.7	0.56	11.05	0.060	1285	0.85	11.8	Quartz-stibnite zone with massive stibnite lenses 2.5 inches thick
136	08SH24 (08SS341-342)		‘B’ Zone	204.1	205.5	1.4	1.12	15.13	0.250	>10000	0.32	8.9	Thick zone of quartz- stibnite mineralization; vertical true thickness=1.1 feet
137	Including (08SS342)		‘B’ Zone	204.9	205.5	0.6	0.48	28.72	0.340	37.3	0.68	0.3	Semi-massive stibnite vein about 4 inches thick
138	08SH24 (08SS343)		‘C’ Zone	265.0	267.0	2.0	1.10	0.064	0.110	>10000	0.15	57.1	Thick quartz vein zone (true thickness=1.1 feet) with stibnite grains.
139	08SH07 (08SS100)		‘West’ Zone	171.5	172.0	0.5	0.40	3.95	0.060	4340	0.2	2.1	Quartz-stibnite mineralized vein (3 inches)
140	08SH07 (08SS101)		Zone not designated	175.0	175.5	0.5	0.40	3.43	0.011	773	0.2	2.1	Thin quartz vein with stibnite
141	08SH07 (08SS102)		Zone not designated	181.5	182.0	0.5	0.40	17.54	0.020	33.8	0.95	2.8	2.0 inch massive stibnite in two veins;
142	08SH07 (08SS104)		‘A’ Zone	185.2	185.7	0.5	0.40	11.28	0.020	102	0.9	3.1	2.0 inch massive stibnite in two veins;
143	08SH07 (08SS106)		‘A’ Zone Hanging Wall	201.0	202.0	1.0	0.80	0.03	0.300	>10000	0.29	9.9	Steep quartz- carbonate veins with minor stibnite and arsenopyrite
144	08SH07 (08SS111)		‘B’ Zone	221.0	222.0	0.8	0.64	21.10	0.149	378	1.14	0.9	Contains 4.0 inch thick massive stibnite in quartz-stibnite zone 1.0 feet thick (visual estimate by QP)
145	08SH07 (08SS115)		‘C’ Zone?	250.0	250.5	0.5	0.40	0.01	0.040	6090	0.2	5.5	Vug-rich quartz vein with AsPy in selvage zones
146	08SH10 (08SS147)		‘West’ Zone	90.2	91.6	1.4	1.16	4.39	0.280	5370	0.26	18.8	Thick gold-bearing vein with isolated lenses of stibnite
147	08SH10 (08SS148)		Footwall ‘A’ Zone	104.4	105.1	0.7	0.58	4.41	0.050	6200	0.23	21.2	Quartz-carbonate vein with minor stibnite \

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Estimated True Width	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
148	08SH10 (08SS149)		‘A’ Zone	106.3	107.0	0.7	0.58	20.36	0.100	512	1.48	4.0	8 inch thick stibnite quartz vein (visual estimate by QP)
149	08SH10 (08SS150)		‘B’ Zone	188.4	189.2	0.8	0.64	25.00	0.120	112.5	1.56	3.6	8 inch thick stibnite- quartz vein with 55% Sb2S3 (visual estimate by QP)
150	08SH10 (08SS151)		‘C’ Zone	290.8	291.5	0.7	0.58	0.08	0.014	1620	0.16	5.4	Quartz vein 3 inches thick with stibnite grains
151	08SH23 (08SS326)		‘A’ Zone	194.5	195.5	1.0	0.80	18.24	0.520	798	0.48	2.9	Quartz-stibnite vein with 8 inches of true vein thickness
152	07SH16 (07SS183-186)		‘A’ Zone	238.1	243.1	5.0	4.15	1.79	0.045	1090	NA	3.1	Stibnite bearing stockwork zone; core of massive stibnite zones
153	Including (267396)		A Zone Vein Wall	242.8	243.3	0.5	0.41	42.72	0.170	NA	NA	4.2	Massive stibnite in core
154	07SH16 (07SS186)		‘ B’ Zone	245.3	245.8	0.5	0.41	23.24	0.030	42.7	NA	19.9	Semi-massive stibnite zone in larger
155	07SH16 (07SS192)		‘C’ Zone?	366.0	366.5	0.5	0.41	0.12	0.035	1510	NA	2.1	Thin quartz vein with stibnite grains
156	08SH20 (08SS285		West of ‘A’ Vein	212.0	217.0	5.0	4.0	0.10	0.000	41.2	0.41	18.2	Zone of quartz veinlets with trace stibnite
157	08SH20 (08SS287)		‘A’ Vein	242.6	243.3	0.7	0.56	3.32	0.030	3250	0.11	1.0	Quartz=stibnite vein with 10% Sb2S3
158	08SH20 (08SS291)		‘B’ Vein?	278.8	279.8	1.0	0.80	0.01	0.044	4340	0.28	46.3	Quartz-aspy vein zone; no stibnite recognized
159	08SH20 (08SS294)		‘C’ Vein?	329.5	330.0	0.5	0.40	0.02	0.062	>10000	0.16	93.3	Quartz aspy vein zone; no stibnite recognized
160	08SH08 (08SS119)		‘West’ Zone	347.9	348.6	0.7	0.56	5.77	2.68	>10000	0.54	8.7	4.0 inch wide massive stibnite in phyllitic schist with only minor quartz gangue
161	08SH08 (08SS122)		Footwall of ‘A’ Zone	375.0	375.5	0.5	0.40	34.77	0.610	73.2	8.12	1.1	Massive stibnite lense 7 inches wide (true thickness=5 inches); with 50% quartz

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Estimated True Width	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
162	08SH08 (08SS123-124)		‘A’ Zone	378.4	381.2	2.8	2.25	18.29	0.183	2,919	0.41	1.1	Massive stibnite lense 6 inches thick with 50% quartz gangue (visual estimate by QP)
163	Including (08SS123)		Hanging Wall ‘A’ Zone	380.0	381.2	1.2	0.96	46.02	0.050	39.8	0.42	1.1	Hanging Wall of ‘A’ Zone contains quartz- stibnite stockwork
164	08SH08 (08SS126)		‘B’ Zone	405.2	405.7	0.5	0.40	0.03	0.014	3490	0.27	5.8	Weal quartz vein mineralization
165	08SH19 (08SS275)		‘West’ Zone?	148.5	149.0	0.5	0.40	1.76	0.005	84.9	0.48	4.3	Weak quartz stibnite vertical vein
166	08SH19 (08SS281-283)		‘A’ Zone	217.0	219.5	2.5	2.07	19.13	0.138	2750 13.1	0.28 4.28	2.3 0.3	Wide zone of stibnite- Quartz stockwork mineralization
167	Including (08SS281)		‘A’ Zone Footwall	217.0	217.5	0.5	0.41	22.75	0.030	26.7	0.92	0.3	Two 1.0 inch thick massive stibnite- quartz veins
168	Including (08SS283)		Main ‘A’ Zone	218.5	219.5	1.0	0.83	34.61	0.350	13.1	4.28	0.3	Two stibnite + quartz veins with 3 flecks of visible gold (visual estimate by QP)
169	08SH29 (08SS355)		‘A’ Zone	347.0	348.0	1.0	0.83	0.02	0.000	146	0.01	32	Quartz-carbonate vein with trace stibnite— Sb not reflected in assay results
170	08SH21 (08SS301)		Footwall to ‘A’ Zone	305.0	305.5	0.5	0.40	16.96	0.040	263	0.24	0.5	Stibnite plus quartz euhedral vein; cuts schist vertically
171	08SH21 (08SS302)		Main ’A’ Zone	305.5	307.0	1.5	1.20	63.47	0.080	3.1	3.65	<0.2	Massive stibnite 13 inches true thickness—no gangue; most impressive zone observed
172	08SH21 (08SS305)		Hanging Wall to ‘A’ Zone	312.7	313.5	0.7	0.56	30.20	0.410	101	8.46	0.2	Quartz-stibnite vein; same pattern as 08SH08
173	08SH21 (08SS306)		‘B’ Zone	317.0	317.7	0.7	0.56	27.10	0.190	72.7	0.54	0.4	Vertical quartz-stibnite vein
174	08SH21 (08SS307)		‘B’ Zone	317.7	318.7	1.0	0.80	4.85	0.020	2150	0.17	13.8	Disseminated zone in hanging wall.

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Estimated True Width	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
175	08SH25 (08SS346)		‘West’ Zone?	40.8	41.3	0.5	0.41	1.07	0.040	>10000	0.3	120	Quartz vein with disseminated stibnite and >3% arsenopyrite
176	08SH25 (08SS351)		‘A’ Zone	374.8	376.5	1.7	1.41	43.20	2.860	367	1.81	0.5	Massive stibnite with no gangue— additional quartz in selvages; 70 % Sb2S3 and the rest quartz (visual estimate by QP)
177	08SH25 (08SS352-353)		Hanging Wall of ‘A’ Zone	376.5	378.5	2.0	1.66	4.46	0.140	3080	0.41	7.4	A total of four (4) stibnite-quartz veins each about 1.5 inches thick; with arsenopyrite
178	Including 08SS352		Hanging Wall of ‘A’ Zone	376.5	377.0	0.5	0.41	4.45	0.214	5630	0.35	15.6	Gold enriched portion of wider intersection
179	08SH31 (08SS369)		‘West’ Zone	272.0	273.5	1.5	1.09	0.010	0.090	>10000	0.09	3.3	Weak quartz vein mineralization with trace stibnite.
180	08SH26 (08SS398)		Footwall of ‘A’ Zone	334.5	335.0	0.5	0.37	1.04	0.260	>10000	0.09	3.6	Several quartz-sulfide veins with stibnite veins
181	08SH26 (08SS399)		Interpreted ‘A’ Zone	337.0	337.5	0.5	0.37	3.59	0.070	6700	0.14	7.2	Quartz-stibnite vein with about 10% stibnite
182	08SH26 (08SS400)		Hanging Wall ‘A’ Zone	340.5	341.0	0.5	0.37	4.91	0.030	3250	0.13	52.7	Quartz-stibnite vein zone with 12-14% Sb2S3
183	08SH26 (08SS403)		‘B’ Zone?	352.0	359.0	7.0	5.11	0.01	Trace	82.4	0.04	5.6	Swarm of quartz veins with isolated grains of stibnite.
184	08SH09 (08SS138)		‘A’ Zone	346.4	347.4	1.0	0.80	5.85	0.090	3020	0.51	3.1	Quartz-stibnite vein with about 10% Sb2S3; (visual estimate by QP)
185	08SH09 (08SS139)		‘A’ Zone Hanging Wall	350.5	351.2	0.7	0.56	0.01	0.084	5890	0.33	2.4	Quartz vein with trace stibnite

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Estimated True Width	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
187	08SH27 (08SS407)		‘A’ Zone	346.0	347.0	1.0	0.80	0.01	0.010	3860	0.07	36.6	Quartz vein with isolated grains of stibnite and 0.35% arsenic
188	09SH01 (09SS01)		‘B’ Zone	114.2	114.8	0.6	0.50	13.90	0.071	475	0.79	0.50	One inch wide massive quartz- stibnite vein with 80% stibnite
189	09SH01 (09SS02)		‘A’ Zone Hanging Wall	178.2	181,1	2.9	2.40	0.03	0.058	6,310	0.22	4.1	Vuggy coarse quartz veins with trace disseminated sulfides
190	09SH01 (09SS03)		‘A’ Zone	181.1	182.0	0.9	0.75	<0.01	0.072	7,730	0.25	2.5	Dense quartz vein swarm with trace stibnite and arsenopyrite
191	09SH01 (09SS04)		West Zone	189.9	190.6	0.7	0.58	0.07	0.126	6,680	0.27	8.9	3.25 inch thick vuggy quartz-stibnite vein
192	09SH02 (09SS019)		‘A’ Zone	160.3	162.0	1.7	1.36	5.64	0.035	2,310	0.27	0.9	Quartz carbonate stibnite stockwork
193	09SH02 (09SS020)		‘A’ Zone Hanging Wall	162.0	162.9	0.9	0.72	0.18	0.035	4,560	0.37	15.6	Quartz-stibnite breccias vein; analytical Sb content lower than visual in core
194	09SH02 (09SS021)		‘A’ Zone Hanging Wall	162.9	164.6	1.7	1.36	3.05	0.042	3,790	0.40	29.1	Two vertical quartz- stibnite veins 0.75 inches thick; 0.30 foot carbonate vein
195	09SH03 (09SS035		‘A’ Zone hanging wall	164.1	164.6	0.5	0.40	0.35	0.012	NA	NA	NA	3/8 inch qtz +Sb; 30% stibnite—over-drilled
196	09SH03 (09SS036)		‘A’ Zone	168.0	168.6	0.6	0.40	0.80	0.019	NA	NA	NA	<1/2 inch qtz-Sb; 80% stibnite-over -drilled
197	09SH04 (09SS039-040)		‘B’ Zone	145.0	148.7	3.7	2.75	1.57	0.169	5,130	0.90	2.6	Quartz-carbonate veins and quartz- stibnite breccias— contamination from hanging wall
198	09SH04 (09SS047)		‘A’ Zone	193.6	195.8	2.2	1.62	3.71	0.002	415	0.24	3.4	Abundant quartz carbonate stibnite veins
199	09SH04 (09SS048)		‘A’ Zone	195.8	196.3	0.5	0.37	1.65	0.190	2,170	0.37	15.7	Similar to 09SS047 but more disseminated arsenopyrite

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Estimated True Width	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
200	09SH05 (09SH022)		‘A’ Zone	276.2	276.7	0.5	0.30	47.29	0.217	2.9	1.16	0.7	Hanging wall of massive stibnite vein; arsenopyrite in hanging wall (see cover photo)
201	09SH05 (09SS023)		‘A’ Zone	276.7	278.3	1.6	1.30	69.21	0.251	<0.1	1.63	0.2	Massive stibnite vein (see cover photo)
202	09SH05 (09SS024)		‘A’ Zone	278.3	278.8	0.5	0.30	39.53	0.389	17.9	0.79	1.3	Footwall contact zone containing massive stibnite arsenopyrite
203	09SH06 (09SS054)		‘A’ Zone	214.3	215.3	1.0	0.75	36.24	0.061	12.3	15.70	0.4	Massive stibnite up to 3 inches thick within sheared carbonate- stibnite vein swarms
204	09SH07 (09SS058)		‘A’ Zone Hanging wall	216.2	217.0	0.9	0.62	34.00	0.648	45.7	3.74	0.2	Quartz-stibnite veins, locally massive
205	09SH07 (09SS059)		‘A’ Zone	218.0	219.6	1.6	0.93	47.97	0.780	3.6	7.02	2.9	One foot wide massive stibnite- quartz vein with fine grained sheared stibnite
206	09SH08 (09SS060)		‘A’ Zone	278.6	279.7	1.1	0.64	55.38	0.566	<0.1	12.15	0.7	0.64 feet wide (true width) massive stibnite vein with 85% massive stibnite
207	09SH09 (09SS063)		Hanging wall of ‘A’ Zone	165.5	166.5	1.0	0.83	0.09	0.060	5,800	0.27	3.4	Quartz-stibnite stockwork veins; more visual stibnite than analytical Sb (discrepancy?)
208	09SH09 (09SS064-065)		‘A’ Zone	169.0	172.3	3.3	2.00	2.20	0.090	8,380	0.26	14.5	Broken, chaotic quartz-stibnite vein zone with Sb veins 0.5-1.5 inches. True width is 2.0 ft; part of larger chaotic zone 6.8 feet wide (from 165.5-172.3

APPENDIX IISummary of Relevant Sample Data Used in Calculation of Inferred Sb and Au Resources from Pringle Bench that are described in this Technical Report.

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Estimated True Width	Sb (%)	Au (oz/ton)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
1		Trench I (07112- 07113)	West of ‘West’ Zone	90.2	95.1	4.9	4.9	14.64	0.030	NA	NA	NA	Multiple thin stibnite quartz veins vertical
2		Trench I (0715)	‘West’ Zone	100.6	102.7	2.1	2.1	26.23	0.230	NA	NA	NA	Semi-massive stibnite- quartz vein; vertical
3		Trench I (07120)	‘A’ Zone	132.2	133.4	1.2	1.2	30.03	0.044	NA	NA	NA	Trench exposure shows vertical vein
4		Trench I (0714)	‘B’ Zone	157.4	163.3	5.9	5.9	30.35	0.035	NA	NA	NA	Semi-massive stibnite in quartz vein about 1.5 feet
5		Trench I (07129)	‘C’ Zone	189.6	190.2	0.6	0.6	22.92	0.040	NA	NA	NA	Thin, semi-massive stibnite quartz vein
6		Trench I (07159)	East of ‘C’ Zone	428.0	428.2	0.2	0.2	48.07	0.020	NA	NA	NA	Massive stibnite near vertical gash vein with <5.0% quartz
7		Trench I (07166)	East of ‘C’ Zone	472.3	472.6	0.3	0.3	59.52	0.010	NA	NA	NA	Massive stibnite near vertical gash vein with <5.0% quartz
8		Trench I (07176)	East of ‘C’ Zone	540.2	540.4	0.2	0.2	64.76	0.010	NA	NA	NA	Massive stibnite near vertical gash vein with <5.0% quartz
9	07SH08 (07SS71-73)		‘B’ Zone	45.0	46.5	1.5	1.25	5.62	0.069	NA	NA	NA	Vertical stibnite-quartz vein
10	Including (07SS71)		‘B’ Zone	45.0	45.5	0.5	0.42	12.60	0.140	NA	NA	NA	Vertical stibnite-quartz vein
11	07SH08		West Zone?	147.0	148.0	1.0	0.83	0.31	0.052	NA	NA	NA	Disseminated stibnite with arsenopyrite
12	07SH08 (07SS75)		‘A’ Zone	78.25	79.25	1.0	0.80	40.80	0.212	NA	NA	NA	Nearly massive stibnite in quartz gangue
13	07SH09 (07SS90)		‘B’ Zone	46.75	47.75	1.0	0.83	8.78	0.020	NA	NA	NA	Vertical stibnite-quartz vein; twinned from 07SH08
14	07SH09 (07SS93)		‘A’ Zone	80.0	80.5	0.5	0.42	33.51	0.391	NA	NA	NA	Nearly massive stibnite in quartz gangue twinned
15	07SH09		‘West’	86.0	86.5	0.5	0.42	10.78	0.044	NA	NA	NA	Disseminated stibnite

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Estimated True Width	Sb (%)	Au (oz/ton)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
16		Trench M (07M08- 07M10)	‘West’ Zone	114.8	116.9	2.1	2.10	19.90	0.035	NA	NA	NA	‘West’ Zone of semi- massive stibnite plus quartz; true thickness=0.7 feet
17		Trench M (07M13)	‘A’ Zone	121.4	127.9	6.5	6.50	35.11	0.000	NA	NA	NA	Semi-massive stibnite in phyllite gangue zone
18		Trench M (07M17)	‘B’ Zone	127.9	141.0	13.1	13.1	1.45	0.020	NA	NA	NA	Continuous chip through Sb-bearing veinlet zone.
19	07SH07 (07SS49)		‘B’ Zone	30.0	31.0	1.0	0.83	7.11	0.023	NA	NA	NA	About 12% stibnite in euhedral quartz gangue
20	07SH07 (07SS52)		‘A’ Zone	65.0	66.0	1.0	0.83	14.88	0.338	NA	NA	NA	Interpreted ‘A’ Zone of semi-massive stibnite plus quartz mineralization; true thickness=0.7 feet
21	07SH07 (07SS61)		‘West’ Zone	132.5	133.0	0.5	0.42	0.29	0.022	NA	NA	NA	Stibnite in quartz vein
22	07SH06		‘A’ Zone	18.3	19.3	1.0	0.83	60.03	<0.005	NA	NA	NA	Massive stibnite lense 6 inches thick
23	07SH06 (07SS44)		‘West Zone’	36.8	37.3	0.5	0.42	8.28	0.028	NA	NA	NA	Disseminated stibnite in quartz carbonate vein
24	07SH06 (07SS46)		‘West Zone”	42.0	42.5	0.5	0.42	6.88	<0.005	NA	NA	NA	Disseminated stibnite in quartz carbonate vein
25	07SH05 (07R548)		West Zone	112.0	115.0	3.0	2.22	2.97	<0.005	NA	NA	NA	Silicified zone with disseminated stibnite
26	07SH02 (07SS15)		‘A’ Zone	39.5	40.5	1.0	0.83	19.56	0.020	NA	NA	NA	Quartz-stibnite vein with thermal metamorphic textures (6 inches thick; QP examination)
27	07SH02 (07SS18)		‘West’ Zone	51.5	52.5	1.0	0.83	0.21	0.015	NA	NA	NA	Disseminated stibnite in quartz vein; with arsenopyrite
28		Trench ‘D’ (06ST001-002)	‘West’ Zone	67.0	67.5	0.5	0.50	27.86	0.090	NA	NA	NA	High angle, semi- massive stibnite veins (3) in schist

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Estimated True Width	Sb (%)	Au (oz/ton)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
29		Trench ‘D’ (06ST030-032)	‘A’ Zone	85.0	86.5	1.5	1.50	14.95	0.037	NA	NA	NA	Disseminated stibnite in quartz vein; with arsenopyrite
30	07SH02 (07SS24-25)		West Sb- Au vein	183.5	187.5	4.0	2.5	1.05	0.019	NA	NA	NA	Wide zone with vein zone about 2.5 feet in true thickness; stibnite disseminations in quartz
31	Including (07SS24)		West Sb- Au vein	183.5	186.5	3.0	2.0	1.70	0.017	NA	NA	NA	Vein zone about 2.0 feet in true thickness; stibnite disseminations in quartz
32	07SH04 (07SS30)		West Zone	108.5	109.0	0.5	0.42	6.05	0.004	NA	NA	NA	Disseminated stibnite in thin quartz zone quartz
33	07SH03 (07SS219)		‘A’ Zone	17.5	18.4	0.9	0.75	3.83	0.054	NA	NA	NA	Quartz-stibnite vein with thermal metamorphic textures (6 inches thick; QP examination)
34	07SH03 (07SS220)		West Zone	34.6	35.1	0.5	0.50	0.84	0.005	NA	NA	NA	Disseminated stibnite in thin quartz zone quartz
35		Trench F (06ST061)	West of ‘West’ Zone	200.0	200.3	0.3	0.30	20.18	0.748	NA	NA	NA	Steep, stibnite-quartz vein
36		Trench F (06ST063)	‘West’ Zone	315.0	315.3	0.3	0.30	8.43	0.090	NA	NA	NA	Steep, stibnite-quartz vein
37		Trench F (06ST066)	‘A’ Zone	350.0	350.3	0.3	0.30	17.42	0.120	NA	NA	NA	Quartz-stibnite vein with thermal metamorphic textures (6 inches thick; QP examination); Definitive observation for ‘A’ Zone
38		Trench F (06ST071)	‘C’ Zone	435.0	435.3	0.3	0.30	46.33	0.040	NA	NA	NA	Thin stibnite vein in schist
39	06SH01 (06SH153)		‘A’ Zone	275.0	280.0	5.0	4.15	2.50	0.050	NA	NA	NA	RC Program with stibnite-quartz zone identified.
40	06SH01 (06SH150)		‘B’ Zone	250.0	255.0	5.0	4.15	0.93	0.030	NA	NA	NA	Disseminated stibnite in thin quartz zone
41	09SH11 (09SS077)		West Zone	10.7	11.4	0.7	0.58	38.51	0.807	36.2	1.51	1.7	Massive stibnite 0.5 feet thick
42	06STO30-032)	Trench H	West Zone	85.0	86.5	1.50	1.50	14.90	0.050	NA	NA	NA	Continuous Chip

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Estimated True Width	Sb (%)	Au (oz/ton)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
43	09SH11 (09SS078)		‘A’ Zone	29.0	30.0	1.0	0.83	10.25	0.122	1,120	0.12	2.2	Quartz-stibnite vein 0.6 feet of a 1.5 foot vein of massive stibnite recovered
44	09SH12 (09SS080)		Footwall ‘A’ Zone	17.0	17.5	0.5	0.42	7.20	0.041	3,370	0.23	0.4	Broken quartz-stibnite vein
45	09SH12 (09SS081)		‘A’ Zone	20.0	21.5	1.5	1.25	32.10	0.052	39.9	0.34	0.2	One foot of massive stibnite and 0.5 feet of stibnite-quartz stockwork
46	09SH13 (09SS085)		‘A’ Zone	233.0	237.8	4.8	2.78	8.91	0.045	1,260	0.33	2.1	Two foot wide (true width) zone of braided quartz-stibnite veins
47	09SH14 (09SS086)		‘B’ Zone	43.2	44.7	1.5	1.25	36.60	0.008	0.7	0.18	4.3	0.3 foot wide quartz- stibnite vein with 50% fine grained sheared stibnite—like ‘A’ Zone
48	09SH14 (09SS088)		‘A’ Zone	112.5	113.5	1.0	0.83	50.94	0.019	1.2	2.44	1.2	Massive stibnite with oxidation--kermesite
49	09SH14 (09SS089)		West Zone	129.5	130.0	0.5	0.30	6.94	0.011	1,430	0.21	3.6	Braided quartz-stibnite vein swarm
50	09SH15 (09SS092)		‘B’ Zone	13.0	13.7	0.7	0.41	15.25	0.156	2,170	0.22	1.6	Sheared quartz-stibnite zone possible caught in fault zone
51	09SH15 (09SS095)		‘A’ Zone hanging wall	156.0	157.0	1.0	0.58	3.32	0.057	7,880	0.30	61.1	Two parallel quartz- stibnite veins with semi- massive stibnite
52	09SH15 (09SS096)		‘A’ Zone	162.5	163.5	1.0	0.58	35.48	0.030	75.3	0.46	1.3	One foot wide zone of quartz-stibnite mineralization; 4 inches massive stibnite-- sheared
53	09SH16 (09SS098)		‘A’ Zone branch	152.0	153.0	1.0	0.74	8.20	0.015	1,110	0.24	3.5	Over-drilled quartz- stibnite vein
54	09SH16 (09SS099)		‘A’ Zone	156.0	157.0	1.0	0.74	10.16	0.039	2,210	0.49	7.9	Broken quartz-stibnite vein
55	09SH16 (09SS100)		West Zone	160.5	161.5	1.0	0.74	5.77	0.071	8,290	1.04	18.2	0.3 feet quartz-stibnite vein
56	09SH18 (09SS116-117)		‘A’ Zone hanging wall	72.5	74.5	2.0	1.33	3.30	0.009	990	0.15	14.1	Quartz-carbonate stibnite veins in hanging wall of ‘A’ zone

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Estimated True Width	Sb (%)	Au (oz/ton)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
57	09SH18 (09SS109)		‘A’ Zone	74.5	75.5	1.0	0.66	37.73	5.72	6.9	0.32	<0.2	Quartz-stibnite vein with coarse visible gold, 0.8 feet true thickness
58	09SH18 (09SS122-123)		West Zone	109.5	111.5	2.0	1.33	4.11	0.016	NA	NA	NA	Braided quartz stibnite veinlets
59	09SH19 (09SS132)		‘A’ Zone	173.8	174.7	0.9	0.50	32.50	0.330	34.2	0.85	0.6	Semi-massive stibnite with granoblastic textures
60	09SH19 (09SS137)		West Zone	215.5	216.5	1.0	0.52	7.95	0.033	1,635	0.27	10.7	Braised quartz-antimony vein stockwork
61	09SH20 (09SS148)		‘A’ Zone	205.5	206.5	1.0	0.50	2.74	1.690	8.560	0.30	11.2	Quartz-carbonate- stibnite vein with visible gold
62	09SH20 (09SS150)		‘A’ Zone footwall	223.0	224.0	1.0	0.50	11.48	0.044	NA	NA	NA	Massive stibnite-quartz zones to 6 inches; with carbonate
63	09SH20 (09SS152)		Offset? ‘A’ Zone footwall	272.0	273.0	1.0	0.50	11.08	0.055	NA	NA	NA	Massive stibnite-quartz zones to 6 inches; with carbonate
64	09SH20 (09SS155)		West Zone	324.5	325.5	1.0	0.50	27.29	0.010	42	0.34	1.0	Massive stibnite-quartz zones to 6 inches; with carbonate
65	09SH20 (09SS156)		West Zone extension	335.0	338.0	3.0	1.74	9.75	0.135	1,675	039	8.1	Numerous braided quartz-stibnite veinlets within 2.5 foot true thickness zone; interpreted offset
66		Channel Sample in Trench H; (07H03)	‘A’ Zone	33.0	49.2	16.2	16.2	8.74	5.56	NA	NA	NA	Wide “A’ zone channel sampled—suspect analysis rejected